As filed with the Securities and Exchange Commission on February 27, 2015
File No. 811-22610

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 5	☒

THE HARTFORD ALTERNATIVE STRATEGIES FUND

(Exact Name of Registrant as Specified in Charter)

5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (610) 386-4068

Edward P. Macdonald, Esquire
Hartford Funds Management Company, LLC
5 Radnor Corporate Center, Suite 300
100 Matsonford Road
Radnor, Pennsylvania 19087
(Name and Address of Agent for Service)

Copy to:
John V. O’Hanlon, Esquire
Dechert LLP
One International Place, 40th Floor
100 Oliver Street
Boston, Massachusetts 02110-2605

The Hartford Alternative Strategies Fund

Registration Statement

February 27, 2015

This Registration Statement on Form N-1A has been filed by The Hartford Alternative Strategies Fund, a Delaware statutory trust (the “Fund”), pursuant to Section 8(b) of the Investment Company Act of 1940 (the “1940 Act”). However, beneficial interests in the Fund are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Fund may only be made by “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Fund.

HARTFORD FUNDS
P.O. BOX 55022
BOSTON, MA 02205-5022

[This Page Is Intentionally Left Blank]

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THE HARTFORD ALTERNATIVE STRATEGIES FUND

The responses to Items 1, 2, 3, 4, and 13 of Form N-1A have been omitted pursuant to section 2(b) of Instruction B of the General Instructions for Form N-1A.

MANAGEMENT.

The Fund’s investment manager is Hartford Funds Management Company, LLC (the “Investment Manager”).  The Fund’s sub-adviser is Wellington Management Company LLP (“Wellington Management”).

Portfolio Manager	Title	Involved with Fund Since

Rick A. Wurster, CFA	Managing Director and Asset Allocation Portfolio Manager	2012

Stephen A. Gorman, CFA	Senior Managing Director, Tactical Asset Allocation, Asset Allocation Strategies Group, and Portfolio Manager	2012

PURCHASE AND SALE OF FUND SHARES.

Shares of the Fund are offered only for investment by other Hartford Funds and/or by 529 Plan investment funds.  Shares of the Fund are not registered under the 1933 Act and will be offered solely to accredited investors in private placement transactions that do not involve any public offering.  There is no minimum initial or subsequent investment for shares of the Fund.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Shares of the Fund may be sold on those days when the New York Stock Exchange (the “Exchange”) is open, typically Monday through Friday, although the Fund may sell shares on days when the Exchange is closed under certain circumstances.

TAX INFORMATION.

Unless the shares are held in a tax-advantaged account, dividends and distributions paid by the Fund, whether reinvested or taken as cash, are generally considered taxable.

INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

Investment Objective. The Fund seeks to outperform the Consumer Price Index (CPI) over a full market cycle while maintaining a low correlation to the broad equity markets.

Principal Investment Strategy.  The Fund seeks to achieve its investment objective by allocating its assets across one or more asset classes, which may include but are not limited to fixed income, commodities, equities, or currencies. The Fund will have no geographic restrictions, and so may invest in securities and other instruments of both US and non-US issuers.  In addition, Wellington Management retains the ability to expand or reduce the number of asset classes in the future as appropriate based on market conditions and the current investment requirements of investors in the Fund.

The Fund may invest in fixed income securities and cash and cash equivalents, including but not limited to, sovereign debt, agency securities, supranational investments, mortgage-backed securities, “to-be-announced” securities, corporate debt, asset-backed securities, bank loans, convertible bonds, cash equivalents, and other fixed-income instruments, as well as derivatives related to interest rates and fixed-income securities. These fixed-income instruments may include non-investment grade and emerging market debt obligations. The Fund may also invest directly in listed and unlisted equity and equity related securities, including, but not limited to, common stock,

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preferred stock, depositary receipts (including American Depositary Receipts (ADRs) and Global Depositary Receipts (GDRs), index-related securities (including exchange traded funds (ETFs)), real estate investment structures (including REITs), convertible bonds, convertible preferred stock, rights, warrants, and similar liquid equity equivalents.  The Fund will use derivatives in pursuit of its investment objective, to manage portfolio risk and/or to replicate securities the Fund could buy directly. The Fund may actively manage market exposure through the use of derivatives, which may include futures, forwards, options, swaps, structured notes and spot transactions. Derivatives will be used to obtain long or short exposure to a particular security, asset class, region, industry, currency, commodity, or index, or to other securities, groups of securities, or events.

Main Risks.  The primary risks of investing in the Fund are described below.  When shares are sold they may be worth more or less than the purchase price, which means that an investor could lose money as a result of an investment.  An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  As with any fund, there is no guarantee that the Fund will achieve its objective.

Market Risk — Market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably.  Securities may decline in value due to the activities and financial prospects of individual companies or to general market and economic movements and trends, including adverse changes to credit markets.

Asset Allocation Risk — The risk that if the Fund’s strategy for allocating assets among different asset classes does not work as intended, the Fund may not achieve its objective or may underperform other funds with similar investment strategies.

Investment Strategy Risk - The risk that, if the sub-adviser’s investment strategy does not perform as expected, the Fund could underperform its peers or lose money.  There is no guarantee that the Fund’s investment objective will be achieved.

Foreign Investments Risk - Investments in foreign securities may be riskier than investments in U.S. securities and may also be less liquid and more difficult to value than securities of U.S. issuers.  Foreign investments may be affected by the following:

•                  Currency Risk — Securities and other instruments in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Fund’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars.

•                  changes in foreign or U.S. law or restrictions applicable to such investments and in exchange control regulations

•                  increased volatility

•                  substantially less volume on foreign stock markets and other securities markets

•                  higher commissions and dealer mark-ups

•                  inefficiencies in certain foreign clearance and settlement procedures that could result in an inability to execute transactions or delays in settlement

•                  less uniform accounting, auditing and financial reporting standards

•                  less publicly available information about a foreign issuer or borrower

•                  less government regulation

•                  unfavorable foreign tax laws

•                  political, social, economic or diplomatic developments in a foreign country or region

•                  differences in individual foreign economies.

•                  Governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.  In addition, global economies and financial markets are becoming increasingly interconnected, which increases the possibility that conditions in one country or region might adversely impact issuers in a different country or region.

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Emerging Markets Risk - The risks of foreign investments are usually greater for emerging markets.  Investments in emerging markets may be considered speculative.  Emerging markets are those markets included in emerging market or equivalent classifications by the World Bank, the International Finance Corporation, the United Nations (and its agencies) or markets the Fund’s benchmark index provider designates as emerging. Emerging countries are generally located in Africa, Asia, the Middle East, Eastern and Central Europe and Central and South America.  Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop.  They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors.  In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets.  Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors.  In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets.  Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject.  Many emerging markets have histories of political instability and abrupt changes in policies.  As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments.  In such an event, it is possible that the Fund could lose the entire value of its investments in the affected market.  Some countries have pervasive corruption and crime that may hinder investments.  Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts.  In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.  Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments.  Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property.  In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

In addition, the Fund may invest in securities of issuers that conduct their principal business activities in, or whose securities are traded principally on exchanges located in, “frontier markets.”  Frontier markets are those emerging markets that are considered to be among the smallest, least mature and least liquid, and as a result, the risks of investing in emerging markets are magnified in frontier markets.  This magnification of risks is the result of a number of factors, including: the potential for extreme price volatility and illiquidity in frontier markets; government ownership or control of parts of the private sector and of certain companies; trade barriers; exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which frontier market countries trade; less uniformity in accounting and reporting requirements; unreliable securities valuation; greater risk associated with custody of securities; and the relatively new and unsettled securities laws in many frontier market countries.  All of these factors make investing in frontier market countries significantly riskier than investing in other countries.

Interest Rate Risk - The risk that your investment may go down in value when interest rates rise, because when interest rates rise, the prices of bonds and fixed rate loans fall.  A wide variety of factors can cause interest rates to rise, including central bank monetary policies and inflation rates.  Generally, the longer the maturity of a bond or fixed rate loan, the more sensitive it is to this risk.  Falling interest rates also create the potential for a decline in the Fund’s income.  These risks are greater during periods of rising inflation.  Volatility in interest rates and in fixed income markets may increase the risk that the Fund’s investment in fixed income securities will go down in value.

Credit Risk - Credit risk is the risk that the issuer of a security or other instrument will not be able to make principal and interest payments when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Fund’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Call Risk - Call risk is the risk that an issuer, especially during a period of falling interest rates, may redeem a security by repaying it early, which may reduce the Fund’s income if the proceeds are reinvested at lower interest rates.

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Derivatives Risk — The Fund may use derivatives for investment purposes and/or for hedging purposes, including anticipatory hedges.  Derivatives are instruments whose value depends on, or is derived from, the value of an underlying asset, reference rate or index.  Successful use of derivative instruments by the Fund depends on the sub-adviser’s judgment with respect to a number of factors and the Fund’s performance could be worse and/or more volatile than if it had not used these instruments.  Derivatives may involve significant risks, including:

•                  Counterparty/Credit Risk - the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

•                  Currency Risk - the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

•                  Leverage Risk - the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment.  Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

•                  Liquidity Risk - the risk that certain investments may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth, which could expose the Fund to losses and could make derivatives more difficult for the Fund to value accurately.

•                  Index Risk - if the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index.  If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid.  Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index. For this reason, the Fund’s investment in these instruments may decline significantly in value if index levels move in a way that is not anticipated.

•                  Regulatory Risk - Government legislation or regulation may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the use, value or performance of derivatives.

The Fund may invest a significant portion of its assets in derivative instruments.  If it does, the Fund’s exposure could far exceed the value of its portfolio securities and its investment performance could be primarily dependent upon securities it does not own.

Hedging.  Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings.  While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge.  Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced and may be increased.  There can be no assurance that the Fund’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective.  The Fund is not required to use hedging and may choose not to do so.

Swaps Risk - The use of swaps is a highly specialized activity that involves investment techniques, risk analyses and tax planning different from those associated with ordinary portfolio securities transactions. The Fund’s transactions in swaps — which may involve a variety of reference assets — may be significant. These transactions can result in sizeable realized and unrealized capital gains and losses relative to the gains and losses from the Fund’s direct investments in the reference assets.

Transactions in swaps can involve greater risks than if the Fund had invested directly in the reference asset since, in addition to general market risks, swaps may be leveraged and are also subject to illiquidity risk, counterparty risk, credit risk and valuation risk. Because they are two-party contracts and because they may have terms of greater than seven days, swap transactions may be considered to be illiquid. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap in the event of the default or bankruptcy of a swap counterparty. Some swaps may be complex and valued subjectively. Swaps may also be subject to pricing or “basis” risk, which exists when a particular swap becomes extraordinarily expensive relative to historical prices or the price of corresponding cash market instruments. Under certain market conditions it may not be economically feasible to initiate a transaction or liquidate a position in time to avoid a loss or take advantage of an opportunity. If a swap transaction is

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particularly large or if the relevant market is illiquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

Certain swaps are centrally-cleared and will eventually be exchange-traded. Central clearing is expected to decrease credit risk and exchange-trading is expected to improve liquidity. However, central clearing does not make the contracts risk-free and there is no guarantee that the Fund would consider exchange-traded swaps to be liquid.  The prices of swaps can be very volatile, and a variance in the degree of volatility or in the direction of the price of the reference asset from the sub-adviser’s expectations may produce significant losses in the Fund’s investments in swaps. In addition, a perfect correlation between a swap and an investment position may be impossible to achieve. As a result, the Fund’s use of swaps may not be effective in fulfilling the Fund’s investment strategies and may contribute to losses that would not have been incurred otherwise.

In order to reduce the risk associated with leveraging, the Fund may “set aside” liquid assets (often referred to as “asset segregation”), or otherwise “cover” its position in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder.  The Fund reserves the right to modify its asset segregation policies in the future to comply with any changes in the SEC’s positions regarding asset segregation.

Futures and Options Risks -  Futures and options may be more volatile than direct investments in the securities underlying the futures and options and may not correlate perfectly to the underlying securities.  Futures and options also involve additional expenses as compared to investing directly in the underlying securities, which could reduce any benefit or increase any loss to the Fund from using the strategy.  Futures and options also may involve a small initial investment relative to the risk assumed, which could result in losses greater than if they had not been used.  Options transactions may be effected on securities exchanges or in the over-the-counter market.  When futures or options are purchased over-the-counter, the Fund bears the risk that the counter-party that wrote the future or option will be unable or unwilling to perform its obligations under the contract.  Such futures and options may also be illiquid, and in such cases, the Fund may have difficulty closing out its position or valuing the contract.

Structured Securities Risk — Because structured securities of the type in which the Fund may invest typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments.  The Fund may invest in a class of structured securities that is either subordinated or unsubordinated to the right of payment of another class.  Subordinated structured securities typically have higher yields and present greater risks than unsubordinated structured securities.  Structured securities are typically sold in private placement transactions, and there currently is no active trading market for structured securities, which may make them difficult to value and sell.  Certain issuers of such structured securities may be deemed to be “investment companies” as defined in the 1940 Act.  As a result, the Fund’s investment in such securities may be limited by certain investment restrictions contained in the 1940 Act.

Real Estate Related Securities Risk - The main risk of real estate related securities is that the value of the underlying real estate may go down.  Many factors may affect real estate values.  These factors include both the general and local economies, the amount of new construction in a particular area, the laws and regulations (including zoning and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate.  The availability of mortgages and changes in interest rates may also affect real estate values.  The real estate industry is particularly sensitive to economic downturns.  If the Fund’s real estate related investments are concentrated in one geographic area or in one property type, the Fund will be particularly subject to the risks associated with that area or property type.

In addition to the risks facing real estate related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in real estate investment trusts (“REITs”) involve unique risks.  REITs may have limited financial resources, may trade less frequently and in limited volume and may be more volatile than other securities.  REITs are also subject to additional risks, such as poor performance by the manager of the REIT, adverse changes to the tax laws or failure by the REIT to qualify for tax-free pass-through of income under the Internal Revenue Code.  In addition, some REITs have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property.  Also, the organizational documents of a REIT may contain provisions

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that make changes in control of the REIT difficult and time-consuming.  Because REITs are pooled investment vehicles that have expenses of their own, the Fund will indirectly bear its proportionate share of those expenses.

Commodities Sector Risk - Exposure to the commodities markets may subject the Fund to greater volatility than investments in traditional securities.  The commodities markets have experienced periods of extreme volatility. Volatility in the commodities markets may result in rapid and substantial changes (positive or negative) in the value of the Fund’s holdings. The value of commodity-linked derivative instruments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political, regulatory and market developments.  The frequency and magnitude of such changes cannot be predicted.  The prices of commodities may fluctuate widely due to factors such as changes in value, supply and demand and governmental regulatory policies and are subject to temporary distortions and other disruptions due to, among other factors, the participation of speculators.  Certain commodity-linked securities in which the Fund may invest may be issued by companies in the financial services sector, and events affecting the financial services sector may also cause the Fund’s share value to fluctuate.

Event Risk - Event risk is the risk that corporate issuers may undergo restructurings, such as mergers, leveraged buyouts, takeovers, or similar events financed by increased debt.  As a result of the added debt, the credit quality and market value of a company’s bonds and/or other debt securities may decline significantly.

Active Trading Risk - Active trading could increase the Fund’s transaction costs and may increase your taxable distributions.  These effects may also adversely affect Fund performance.

The Fund is subject to certain additional risks, which are discussed below.

Additional Risks and Investment Information.

Many factors affect the Fund’s performance.  There is no assurance that the Fund will achieve its investment objective, and you should not consider any one fund alone to be a complete investment program.  The different types of securities, investments, and investment techniques used by the Fund have attendant risks of varying degrees.  The Statement of Additional Information contains more detailed information about the Fund’s investment policies and risks.

Loans and Loan Participations Risk -   Loans and loan participations, including floating rate loans, are subject to credit risk, including the risk of nonpayment of principal or interest. Also, substantial increases in interest rates may cause an increase in loan defaults. Although the loans the Fund holds may be fully collateralized at the time of acquisition, the collateral may decline in value, be relatively illiquid, or lose all or substantially all of its value subsequent to investment. In addition, in the event an issuer becomes insolvent, a loan could be subject to settlement risks or administrative disruptions that could adversely affect the Fund’s investment. It may also be difficult to obtain reliable information about a loan or loan participation.

Many loans are relatively illiquid or are subject to restrictions on resale and may be difficult to value, which will have an adverse impact on the Fund’s ability to dispose of particular loans or loan participations when necessary to meet redemption requests or liquidity needs, or to respond to a specific economic event, such as deterioration in the creditworthiness of the borrower. Loans may also be subject to extension risk (the risk that borrowers will repay a loan more slowly in periods of rising interest rates) and prepayment risk (the risk that borrowers will repay a loan more quickly in periods of falling interest rates).

Commercial banks and other financial institutions or institutional investors make floating rate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on these loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate (“LIBOR”) or the prime rates of U.S. banks. As a result, the value of loan investments is generally less exposed to the adverse effects of shifts in market interest rates than investments that pay a fixed rate of interest. However, because the trading market for certain loans may be less developed than the secondary market for bonds and notes, the Fund may experience difficulties in selling its loans. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a syndicate. The syndicate’s agent arranges the loans, holds collateral and accepts payments

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of principal and interest. If the agent develops financial problems, the Fund may not recover its investment or recovery may be delayed. By investing in such a loan, the Fund may become a member of the syndicate.

The loans in which the Fund invests are subject to the risk of loss of principal and income. Although borrowers frequently provide collateral to secure repayment of these obligations, they do not always do so. If they do provide collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Fund’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay. Additionally, with respect to loan participations, the Fund, as a participant in a loan, will not have any direct claim on the loan or against the borrower, and the Fund may be subject to greater delays, expenses and risks than would have been involved if the Fund had purchased a direct obligation of the borrower.

Convertible Securities Risk - The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls.  In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness.  Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk that apply to the underlying common stock.

The Fund may invest in contingent convertible securities (“CoCos”).  CoCos are a form of hybrid debt security that are intended to either convert into equity or have their principal written down upon the occurrence of certain “triggers.”  The value of CoCos is unpredictable and will be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.

Depositary Receipts Risk — The Fund may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers.  American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation.  European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement.  The Fund may invest in unsponsored Depositary Receipts.  The issuers of unsponsored Depositary Receipts are not obligated to disclose information that is, in the United States, considered material.  Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the Depositary Receipts.  Global Depositary Notes (“GDNs”), a form of depositary receipt, emulate the terms (interest rate, maturity date, credit quality, etc.) of particular local bonds; however, they trade, settle, and pay interest and principal in U.S. Dollars. Any distributions paid to the holders of GDNs are usually subject to a fee charged by the depositary and holders of GDNs may have limited rights. Certain investment restrictions in certain countries may adversely impact the value of GDNs because such restrictions may limit the ability to convert bonds into GDNs and vice versa. Depositary Receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

Junk Bonds Risk - Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high risk, speculative investments that may cause income and principal losses for the Fund.  The major risks of junk bond investments include:

•                  Junk bonds may be issued by less creditworthy issuers. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds.  In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders.

•                  Prices of junk bonds are subject to extreme price fluctuations.  Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed-income securities.

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•                  Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

•                  Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Fund before it matures.  If the issuer redeems junk bonds, the Fund may have to invest the proceeds in bonds with lower yields and may lose income.

•                  Junk bonds may be less liquid than higher rated fixed-income securities, even under normal economic conditions.  There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers.  Because they are less liquid, judgment may play a greater role in valuing certain of the Fund’s securities than is the case with securities trading in a more liquid market.

•                  The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.  The credit rating of a high yield security does not necessarily address its market value risk.  Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

Mortgage-Backed and Other Asset-Backed Securities Risk - Mortgage-related and other asset-backed securities are subject to certain risks, including credit risk and interest rate risk.  The Fund is also subject to “extension risk,” which is the risk that borrowers will repay a loan more slowly in periods of rising interest rates which could increase the interest rate sensitivity of certain investments — such as mortgage- and asset-backed securities — and cause the value of these investments to fall.  As a result, in a period of rising interest rates, if the Fund holds mortgage-backed securities and other asset-backed securities, it may exhibit additional volatility. This is known as “extension risk.” In addition, adjustable and fixed rate mortgage-backed securities are subject to “prepayment risk.” When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the Fund may have to reinvest that money at lower prevailing interest rates. The Fund’s investments in other asset-backed securities are subject to risks similar to those associated with mortgage-backed securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. Collateralized loan obligations, a type of asset-backed security, are subject to heightened risks, including the possibility that distributions from collateral securities will not be adequate to make interest or other payments, the quality of the collateral may decline in value or default, the Fund may invest in collateralized loan obligations that are subordinate to other classes, values may be volatile, and disputes with the issuer may produce unexpected investment results.

The Fund may invest in mortgage-backed securities issued by the U.S. Government or by non-governmental issuers. To the extent that the Fund invests in mortgage-backed securities offered by non-governmental issuers, such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, the Fund may be subject to additional risks. Timely payment of interest and principal of non-governmental issuers is supported by various forms of private insurance or guarantees, including individual loan, title, pool and hazard insurance purchased by the issuer. There can be no assurance that the private insurers can meet their obligations under the policies. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of a mortgage-backed security and could result in losses to the Fund. The risk of such defaults is generally higher in the case of mortgage pools that include subprime mortgages. Subprime mortgages refer to loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their mortgages.

Sovereign Debt Risk - Sovereign debt instruments are subject to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies.  If a governmental entity defaults, it may ask for more time in which to pay or for further loans.  There is no legal process for collecting sovereign debt that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.

Preferred Stock Risk — The prices and yields of nonconvertible preferred stocks generally move with the changes in interest rates and the issuer’s credit quality, similar to debt securities.  The value of convertible preferred stocks varies in response to many factors, including, for example, the value of the underlying equity securities, general

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market and economic conditions, and convertible market valuations, as well as changes in interest rates, credit spreads and the credit quality of the issuer.

Use as Underlying Fund Risk

The Fund may be an investment (an “Underlying Fund”) of one or more of the Hartford’s funds of funds. The term “fund of funds” refers to a mutual fund that pursues its investment objective by investing primarily in other mutual funds.

Risks Related to the Fund of Funds Structure for Underlying Funds:

•                  A fund-of-funds structure could increase or decrease gains and could affect the timing, amount and character of distributions to you from the fund for investments you make directly in the fund.

•                  The Fund, as an Underlying Fund, may experience relatively large redemptions or investments as the fund of funds periodically reallocates or rebalances its assets. These transactions may cause the Fund to sell securities to meet such redemptions, or to invest in cash, at times it would not otherwise do so, and may as a result increase transaction costs and adversely affect Fund performance.

Private Offering Structure Risk. Although the Fund is available for purchase by both the Hartford funds of funds and 529 Plan investment funds, the funds of funds are expected to be the primary investors in shares of the Fund and will likely own a substantial portion of such shares. As a result, funds of funds with a greater pro rata ownership in the Fund could have effective voting control of the operations of the Fund. Also, a large-scale redemption by one fund of funds may increase the Fund’s expenses and the proportionate share of the costs of the Fund borne by the remaining fund of funds and 529 Plan investment fund shareholders. In addition, as a result of a large-scale redemption, the Fund may be forced to sell portfolio securities at a time that is detrimental for the Fund.

Illiquid Investments Risk — Illiquid investments are investments that the Fund cannot sell within seven days at approximately current value. The Fund may invest up to 15% of its net assets in such investments.  In addition, securities and other investments purchased by the Fund that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer of the securities, market events, rising interest rates, economic conditions or investor perceptions.  If the Fund holds illiquid investments it may be unable to quickly sell them or may be able to sell them only at a price below current value.  If one or more of the Fund’s investments becomes illiquid, the Fund may exceed its limit on such investments. In this case, the Fund will consider appropriate steps to bring the Fund’s holdings back under the limit.

Restricted Securities Risk — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Fund may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the Fund may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Fund management receives material nonpublic information about the issuer, the Fund may as a result be unable to sell the securities.

Bond Forwards Risk — A bond forward is a contractual agreement between the Fund and another party to buy or sell an underlying asset at an agreed-upon future price and date.  In a bond forward transaction, no cash premium is paid when the parties enter into the bond forward.  If the transaction is collateralized, an exchange of margin collateral will take place according to an agreed-upon schedule. Otherwise, no asset of any kind changes hands until the bond forward matures (typically in 30 days) or is rolled over for another agreed-upon period.  Generally, the value of the bond forward will change based on changes in the value of the underlying asset.  Bond forwards are subject to market risk (the risk that the market value of the underlying bond may change), non-correlation risk (the risk that the market value of the bond forward might move independently of the market value of the underlying bond) and counterparty credit risk (the risk that a counterparty will be unable to meet its obligation under the contract).  If there is no cash exchanged at the time the Fund enters into the bond forward, counterparty risk may be

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limited to the loss of any marked-to-market profit on the contract and any delays or limitations on the Fund’s ability to sell or otherwise use the investments used as collateral for the bond forward.

Other Investment Companies - Restrictions on Investments.  Investments in securities of other investment companies, including ETFs, are generally subject to limitations prescribed by the 1940 Act and its rules, and applicable SEC staff interpretations or applicable exemptive relief granted by the SEC.  Such investments subject the Fund to the risks that apply to the other investment company and may increase the Fund’s expenses to the extent it pays fees charged by the other investment company.

ETF Risk and ETN Risk -  An investment in an ETF generally presents the same primary risks as an investment in a fund that is not exchange-traded that has the same investment objectives, strategies and policies as the ETF.  ETF investments are also subject to the risk that the ETF may fail to accurately track the market segment or index that underlies its investment objective; more frequent price fluctuations, resulting in a loss to the Fund; the risk that the ETF may trade at a price that is lower than its NAV; and the risk that an active market for the ETF’s shares may not develop or be maintained.  ETFs are also subject to specific risks depending on the nature of the ETF, such as liquidity risk, sector risk, and foreign and emerging market risk, as well as risks associated with fixed income securities, real estate investments and commodities.  An investment in an ETF presents the risk that the ETF may no longer meet the listing requirements of any applicable exchanges on which the ETF is listed. The Fund will indirectly pay a proportional share of the asset-based fees of the ETFs in which the Fund invests.

Exchange traded notes (“ETNs”) are a type of unsecured, unsubordinated debt security that have characteristics and risks similar to those of fixed-income securities and trade on a major exchange similar to shares of ETFs. Unlike other types of fixed income securities, however, the performance of ETNs is based upon that of a market index or other reference asset minus fees and expenses, no coupon payments are made and no principal protection exists.  The value of an ETN may be affected by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying commodities or securities markets, changes in the applicable interest rates, changes in the issuer’s credit rating and economic, legal, political or geographic events that affect the referenced commodity or security. The Fund’s ability to sell its ETN holdings also may be limited by the availability of a secondary market and the Fund may have to sell such holdings at a discount. ETNs also are subject to counterparty credit risk, fixed-income risk and tracking error risk (where the ETN’s performance may not match or correlate to that of its market index). ETNs also incur certain expenses not incurred by their applicable index.

Repurchase Agreement Risk — A repurchase agreement is an agreement under which the Fund buys a security from another party at a specified price with a commitment to repurchase the security later at an agreed-upon price, date and interest payment. If the other party to a repurchase agreement defaults on its obligation under the agreement, a Fund may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value of the security declines, the Fund may lose money.

Use of Cash or Money Market Investments

The Fund may invest some or all of its assets in cash, high quality money market instruments (including, but not limited to, U.S. government securities, bank obligations, commercial paper and repurchase agreements involving the foregoing securities) and shares of money market investment companies for temporary defensive purposes in response to adverse market, economic or political conditions.  In addition, the Fund may invest some of its assets in these instruments to maintain liquidity or in response to atypical circumstances such as unusually large cash inflows or redemptions.  Under such conditions, the Fund may not invest in accordance with its investment objective or principal investment strategy and, as a result, there is no assurance that the Fund will achieve its investment objective, and may lose the benefit of market upswings.

About The Fund’s Investment Objective

The Fund’s investment objective may be changed by the Fund’s Board without approval of the shareholders of the Fund.  The Fund’s Registration Statement will be updated in connection with any change in the Fund’s investment objective.

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Consequences of Portfolio Trading Practices

The Fund may have a relatively high portfolio turnover and may, at times, engage in short-term trading.  Such activity could produce higher brokerage expenses for the Fund and higher taxable distributions to the Fund’s shareholders and therefore could adversely affect the Fund’s performance.  The Fund is not managed to achieve a particular tax result for shareholders.  Shareholders should consult their own tax advisor for individual tax advice.

Additional Investment Strategies and Risks

The Fund may invest in various securities and engage in various investment techniques that are not the principal focus of the Fund and, therefore, are not described in this Registration Statement.  These securities and techniques, together with their risks, are discussed in the Fund’s Statement of Additional Information (“SAI”), which may be obtained free of charge by contacting the Fund.

Disclosure of Portfolio Holdings

A description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s SAI.

MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.

The Investment Manager

The Fund’s Investment Manager is the investment manager to other Hartford Funds.  The Investment Manager is an indirect subsidiary of The Hartford Financial Services Group, Inc. (“The Hartford”), a Connecticut-based financial services company.  Excluding affiliated fund of funds, as of December 31, 2014, the Investment Manager had approximately $93.9 billion (or $73.3 billion additionally excluding certain annuity products) in discretionary and non-discretionary assets under management. The Investment Manager is responsible for the management of the Fund and supervises the activities of the investment sub-adviser described below.  The Investment Manager is principally located at 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087.

The Investment Manager relies on an exemptive order from the Securities and Exchange Commission (“SEC”) under which it uses a “Manager of Managers” structure.  The Investment Manager has responsibility, subject to oversight by the Board of Trustees, to oversee the sub-adviser and recommend its hiring, termination and replacement. The exemptive order permits the Investment Manager to appoint a sub-adviser not affiliated with the Investment Manager, with the approval of the Board of Trustees and without obtaining approval from the Fund’s shareholders. Within 90 days after hiring any new sub-adviser, the Fund’s shareholders will receive information about the new sub-advisory relationship.

The Investment Sub-Adviser

Wellington Management serves as the Fund’s sub-adviser and provides day-to-day management for the Fund’s portfolio.  Wellington Management is a Delaware limited liability partnership with principal offices at 280 Congress Street, Boston, Massachusetts 02210.  Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 80 years.  Wellington Management is owned by the partners of Wellington Management Group LLP, a Massachusetts limited liability company. As of December 31, 2014, Wellington Management had investment management authority with respect to approximately $914 billion in assets.

Portfolio Managers.  The Fund’s SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Fund.

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Rick A. Wurster, CFA, Managing Director and Asset Allocation Portfolio Manager of Wellington Management, has served as portfolio manager of the Fund since 2012. Mr. Wurster joined Wellington Management as an investment professional in 2006.

Stephen A. Gorman, CFA, Senior Managing Director, Director, Tactical Asset Allocation, Asset Allocation Strategies Group, and Portfolio Manager of Wellington Management, has been involved in portfolio management and securities analysis for the Fund since 2012. Mr. Gorman joined Wellington Management as an investment professional in 2008.

Soft Dollar Practices

The sub-adviser is responsible for the day-to-day portfolio management activities of the Fund, including effecting securities transactions. To the extent consistent with Section 28(e) of the Securities Exchange Act of 1934 (the “1934 Act”), the sub-adviser may obtain “soft dollar” benefits in connection with the execution of transactions for the Fund. The sub-adviser may cause the Fund to pay a broker-dealer an amount in excess of the amount that another broker-dealer would have charged for the same transaction, in exchange for “brokerage and research services” (as defined in the 1934 Act). Neither the management fees nor the sub-advisory fees are reduced because the sub-adviser receives these products and services. These products and services may be of value to the sub-adviser in advising its clients (including the Fund), although not all of these products and services are necessarily useful and of value in managing the Fund. These products and services may include research reports, access to management personnel, financial newsletters and trade journals, seminar and conference fees, quantitative analytical software, data services, communication services relating to (or incidental to) the execution, clearing and settlement of securities transactions, post-trade services relating to functions incidental to trade execution, and other products and services that are permitted under Section 28(e), as interpreted by the SEC from time to time. In certain instances, these products and services may have additional uses that are not related to brokerage or research. For such “mixed use” items, in accordance with SEC guidance, the sub-adviser will make a reasonable allocation of the cost of the item according to its expected use, and will pay for that portion of the item that does not have a brokerage or research-related component out of its own pocket.

Management Fee.  The Fund pays a monthly management fee to the Investment Manager at the annual rate, based on the Fund’s average daily net asset value, shown below.

The management fee set forth in the Fund’s investment advisory agreement is 0.600% of the first $500 million, 0.550% of the next $500 million, 0.500% of the next $2 billion, 0.490% of the next $2 billion, 0.480% of the next $5 billion and 0.470% in excess of $10 billion annually of the Fund’s average daily net assets. The Investment Manager pays a sub-advisory fee to Wellington Management out of its advisory fee.

For the fiscal year ended October 31, 2014, the Fund paid the Investment Manager an effective management fee equal to 0.60% of the Fund’s average daily net assets.  A discussion regarding the basis for the Board of Trustees’ approval of the investment management agreement for the Fund with the Investment Manager, as well as the investment sub-advisory agreement between the Investment Manager and the Fund’s sub-adviser, is available in the Fund’s annual report to shareholders for the fiscal year ended October 31, 2014.

Expense Caps and Waivers.  The Investment Manager has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses at 0.65%. In addition, Hartford Administrative Services Company (“HASCO”), the Fund’s transfer agent, has contractually agreed to reimburse any portion of the transfer agency fees over 0.30% of the average daily net assets per fiscal year for all classes.  Each contractual arrangement will remain in effect until February 29, 2016, and shall renew automatically for one-year terms unless the Investment Manager or HASCO, respectively, provides written notice of termination prior to the start of the next term or upon approval of the Board of Trustees of the Fund.

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Legal Proceedings

On February 25, 2011, Jennifer L. Kasilag, Louis Mellinger, Judith M. Menendez, Jacqueline M. Robinson, and Linda A. Russell filed a derivative lawsuit against Hartford Investment Financial Services, LLC (“HIFSCO”) (now known as Hartford Funds Distributors, LLC) on behalf of six Hartford retail mutual funds in the United States District Court for the District of New Jersey, alleging that HIFSCO received excessive advisory and distribution fees in violation of its statutory fiduciary duty under Section 36(b) of the 1940 Act when serving as investment manager and principal underwriter, respectively, to the Hartford retail mutual funds. Although this action was purportedly filed on behalf of certain of the Hartford Funds, none of the Hartford Funds is itself a defendant to the suit.  HIFSCO moved to dismiss and, in September 2011, the motion was granted in part and denied in part, with leave to amend the complaint. In November 2011, plaintiffs filed an amended complaint on behalf of certain Hartford retail mutual funds, The Hartford Global Health Fund (now known as The Hartford Healthcare Fund), The Hartford Conservative Allocation Fund, The Hartford Growth Opportunities Fund, The Hartford Inflation Plus Fund, The Hartford Advisers Fund (now known as The Hartford Balanced Fund), and The Hartford Capital Appreciation Fund. Plaintiffs seek to rescind the investment management agreements and distribution plans between HIFSCO and these funds and to recover the total fees charged thereunder or, in the alternative, to recover any improper compensation HIFSCO received, in addition to lost earnings. HIFSCO filed a partial motion to dismiss the amended complaint and, in December 2012, the court dismissed without prejudice the claims regarding distribution fees and denied the motion with respect to the advisory fees claims. In March 2014, the plaintiffs filed a new complaint that added as new plaintiffs The Hartford Floating Rate Fund and The Hartford Small Company Fund and named as a defendant Hartford Funds Management Company, LLC (the “Investment Manager”), which assumed the role as investment manager to the funds as of January 2013.  The Investment Manager and HIFSCO dispute the allegations and intend to defend vigorously.

Capital Structure

The Fund is organized as a Delaware statutory trust.  The Fund does not hold annual shareholder meetings but may hold special meetings for matters that require shareholder approval.  Shares of the Fund are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration.  Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration.

SHAREHOLDER INFORMATION

Pricing of Fund Shares

The net asset value per share (NAV) is determined for the Fund as of the close of regular trading on the New York Stock Exchange (the “Exchange”) (normally 4:00 p.m. Eastern Time) (the “NYSE Close”) on each day that the Exchange is open (“Valuation Date”).  If the Exchange is closed due to weather or other extraordinary circumstances on a day it would typically be open for business, the Fund may treat such day as a typical business day and accept purchase and redemption orders and calculate the Fund’s NAV in accordance with applicable law.  The net asset value is determined by dividing the value of the Fund’s net assets by the number of shares outstanding for the Fund.  Information that becomes known to the Fund after the NAV has been calculated on a particular day will not generally be used to retroactively adjust the NAV determined earlier that day.

For purposes of calculating the NAV, portfolio securities and other assets held in the Fund’s portfolio for which market prices are readily available are valued at market value.  Market value is generally determined on the basis of last reported trade prices or official close price.  If no trades were reported, market value is based on prices obtained from a quotation reporting system, established market makers, or independent pricing services.  If market prices are not readily available or are deemed unreliable, the Fund will use the fair value of the security or other instrument as determined in good faith under policies and procedures established by and under the supervision of the Fund’s Board of Trustees.  Market prices are considered not readily available where there is an absence of current or reliable market-based data (e.g., trade information or broker quotes), including where events occur after the close of the relevant market, but prior to the NYSE Close that materially affect the values of the Fund’s portfolio holdings or assets.  In addition, market prices are considered not readily available when, due to extraordinary circumstances, the exchanges or markets on which the securities or other instruments trade, do not open for trading for the entire day and no other market prices are available.  In addition, prices of foreign equities that are principally traded on certain

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foreign markets are adjusted daily pursuant to a fair value pricing service approved by the Board of Trustees in order to reflect an adjustment for the factors occurring after the close of certain foreign markets but before the NYSE Close.  Securities or other instruments that are primarily traded on foreign markets may trade on days that are not business days of the Fund. The value of the foreign securities or other instruments in which the Fund invests may change on days when a shareholder will not be able to purchase or redeem shares of the Fund. Fair value pricing is subjective in nature and the use of fair value pricing by the Fund may cause the NAV of its shares to differ significantly from the NAV that would have been calculated using market prices at the close of the exchange on which a portfolio holding is primarily traded. There can be no assurance that the Fund could obtain the fair value assigned to an investment if the Fund were to sell the investment at approximately the time at which the Fund determines its NAV.

Fixed income investments (other than short-term obligations and senior floating rate interests) and non-exchange traded derivatives held by the Fund are normally valued on the basis of quotes obtained from brokers and dealers or independent pricing services in accordance with procedures established by the Fund’s Board of Trustees.  Prices obtained from independent pricing services use information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics.  Senior floating rate interests generally trade in over-the-counter (“OTC”) markets and are priced through an independent pricing service utilizing independent market quotations from loan dealers or financial institutions. Generally, the Fund may use fair valuation in regard to fixed income positions when the Fund holds defaulted or distressed investments or investments in a company in which a reorganization is pending. Short term investments maturing in 60 days or less are generally valued at amortized cost if their original term to maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if the original term exceeded 60 days.

Exchange traded futures are valued at the settlement price determined by the relevant exchange as of the NYSE Close.  Exchange traded options and options on futures are valued at the last trade price or mean of the bid and ask prices as of the NYSE Close.  If such instruments do not trade on an exchange, values may be supplied by an independent pricing service using a formula or other objective method that may take into consideration the style, direction, expiration, strike price, notional value and volatility or other adjustments.

Investments valued in currencies other than U.S. dollars are converted to U.S. dollars using exchange rates obtained from independent pricing services for calculation of the NAV.  As a result, the NAV of the Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar.  The value of securities or other instruments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed and the market value may change on days when an investor is not able to purchase, redeem or exchange shares of the Fund.

Foreign currency contracts represent agreements to exchange currencies on specific future dates at predetermined rates.  Foreign currency contracts are valued using foreign currency exchange rates and forward rates as provided by an independent pricing service on the Valuation Date.

Investments in open-end mutual funds are valued at the respective NAV of each open-end mutual fund on the Valuation Date.  Such open-end mutual funds may use fair value pricing as disclosed in their prospectuses.

Financial instruments for which prices are not available from an independent pricing service may be valued using market quotations obtained from one or more dealers that make markets in the respective financial instrument in accordance with procedures established by the Fund’s Board of Trustees.

For additional information regarding particular types of investments, please see the “Determination of Net Asset Value” section of the SAI.  The Fund’s net asset value is available by contacting Shareholder Services at 1-888-843-7824.

Purchase of Fund Shares

The Fund offers Class Y shares for sale.  The Fund engages in a continuous offering of its shares at a price equal to the NAV next determined after a purchase order is received in proper form. No sales charge is imposed on shares of

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the Fund. Consequently, sales commissions do not reduce the proceeds of the offering available to the Fund for investment. The Fund may suspend the continuous offering of its shares at any time without prior notice. Similarly, the Fund may resume the offering at any time. If there is a suspension of the offering of shares of the Fund, shareholders that reinvest their distributions in additional shares will be permitted to continue to make those reinvestments.

Shares of the Fund have not been registered under the 1933 Act, which means they may not be sold publicly. However, shares of the Fund may be sold through private placements pursuant to available exemptions from the 1933 Act.

The Fund issues shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act. This Registration Statement is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act. Investments in the Fund may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but investors may withdraw all or any portion of their investment at any time at NAV. Shares are electronically recorded and, therefore, share certificates are not issued. Shares of the Fund are sold only to accredited investors, as defined in Regulation D under the 1933 Act. Accredited investors include common or commingled trust funds, investment companies and other institutional investors.  The Fund is intended only for purchase by other Hartford Funds or by 529 Plan investment funds.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens a new account. For non-persons wishing to open an account or establish a relationship, Federal law requires Hartford Funds Distributors, LLC (the “Distributor”), to obtain, verify and record information that identifies each business, entity or individual holding 25% or more ownership with that entity.  Therefore, when an investor opens an account or establishes a relationship, the Distributor will ask for a business name, a street address, a tax identification number and may request additional information pertaining to the entity.

The Distributor is also required to obtain information that identifies each authorized signer by requesting name, residential address, date of birth, and social security number that identifies an investor’s authorized signers.

If the Fund is not able to adequately identify an investor within the time frames set forth in the law, purchased shares may be automatically redeemed.  If the net asset value per share has decreased since a purchase, an investor will lose money as a result of this redemption.

Redemption of Fund Shares

As stated above, the Fund’s shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act. Redemptions are processed on any day the Fund is open for business and are effected at the NAV next calculated after the Fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed.

In unusual circumstances, the Fund may temporarily suspend the processing of sell requests, or may postpone payment of redemption proceeds for up to seven days.  The Fund may suspend the right of redemption for longer than seven days only as allowed by federal securities laws.

Although it would not normally do so, the Fund has the right to pay the redemption price of shares of the Fund in whole or in part in portfolio securities constituting the shareholder’s proportionate share of the current assets of the Fund rather than cash.  When the shareholder sells portfolio securities received in this fashion, a brokerage charge would be incurred.  Any such securities would be valued for the purposes of making such payment at the same value as used in determining the Fund’s net asset value. The Fund, however, always redeems shares solely in cash up to the lesser of $250,000 or 1.00% of the net asset value of the Fund during any 90 day period for any one account.

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Execution Of Purchase and Redemption Requests

The Fund is open on those days when the Exchange is open, typically Monday through Friday, although the Fund may sell shares on days when the Exchange is closed under certain circumstances.  Buy and sell requests are executed at the next NAV calculated after a request is received, if an order has all required information discussed above, by the transfer agent.

In unusual circumstances, the Fund may temporarily suspend the processing of sell requests, or may postpone payment of redemption proceeds for up to seven days.  The Fund may suspend the right of redemption for longer than seven days only as allowed by federal securities laws.

Dividends and Distributions

The Fund intends to distribute substantially all of its net investment income and capital gains to shareholders at least once a year.  Dividends from net investment income and capital gains of the Fund are normally declared and paid annually.

Notwithstanding the foregoing, the Fund’s Board of Trustees has delegated authority to the Fund’s Treasurer to reduce the frequency with which dividends are declared and paid and to declare and make payments of long-term capital gains as permitted or required by law or in order to avoid tax penalties.  Further, the Fund reserves the right to change its dividend distribution policy at the discretion of the Board of Trustees. All dividends and distributions received from the Fund are automatically reinvested in additional full or fractional shares of the Fund.

Unless your investment is in a tax-deferred account, you may want to avoid buying shares shortly before the Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed taxable income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax advisor.

If you elect to receive dividends in cash, you will only receive a check if the dividend amount exceeds $10.  If the dividend is $10 or less, the amount will automatically be reinvested in the Fund.  If you would like to receive cash dividends, regardless of the amount, you can establish an electronic funds transfer to your bank.  For assistance in establishing electronic funds transfer transactions, please call 1-888-843-7824.

Taxability Of Dividends

Unless your shares are held in a tax-advantaged account, dividends and distributions paid by the Fund, whether reinvested or taken as cash, are generally considered taxable.  Distributions from the Fund’s long-term capital gains are taxable as long-term capital gains, regardless of how long shares were held.  Distributions from short-term capital gains and from ordinary income (other than certain qualified dividend income) are generally taxable as ordinary income.  A portion of dividends from ordinary income may qualify for the dividends-received deduction for corporations.  Distributions from certain qualified dividend income generally are taxable to individuals at the same rates that apply to long-term capital gains, if certain holding period and other requirements are met.  The Fund does not expect to generate significant amounts of income that qualifies for the dividends-received deduction or as qualified dividend income.  The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts.

An additional 3.8% Medicare tax is imposed on certain net investment income (including taxable distributions received from the Fund and net gains from redemptions of Fund shares) of individuals, estates and trusts to the extent that such person’s gross income, with certain adjustments, exceeds certain threshold amounts.

Some dividends paid in January may be taxable as if they had been paid the previous December.

Dividends and capital gains distributed by the Fund to tax-deferred retirement plan accounts are not taxable currently.

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Taxability Of Transactions

Unless your shares are held in a tax-advantaged account, any time you sell or exchange shares, it is considered a taxable event.  A capital gain or loss on the transaction may be long-term or short-term, depending upon how long the applicable shares were held.  Investors are responsible for any tax liabilities generated by their transactions. Consult your tax advisor if you sell shares held for less than six months at a loss after receiving a long-term capital gain distribution from the Fund.

Exchanges within a tax-deferred retirement plan account will not result in a capital gain or loss for federal or state income tax purposes.  With limited exceptions, distributions from a retirement plan account are taxable as ordinary income.

Additional Information

It is expected that the Fund will be a “nonpublicly offered regulated investment company.” Very generally, pursuant to IRS Regulations, expenses of nonpublicly offered regulated investment companies, except those specific to their status as a regulated investment compan or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules. These affected expenses (which include direct and certain indirect advisory fees) are treated as additional dividends to certain Fund shareholders (generally including individuals and entities that compute their taxable income in the same manner as an individual), and are deductible by those shareholders, subject to the 2% “floor” on miscellaneous itemized deductions and other significant limitations on itemized deductions set forth in the Internal Revenue Code.

The Fund may be required to withhold U.S. federal income tax currently at the rate of 28% of all taxable distributions payable if an investor fails to provide the Fund with the correct taxpayer identification number or to make required certifications, or if an investor has been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding.  Backup withholding is not an additional tax.  Any amounts withheld may be credited against U.S. federal income tax liability.

IRS Regulations require the Fund to report to the IRS and furnish to shareholders the cost basis information and holding period for Fund shares purchased on or after January 1, 2012, and sold on or after that date.  The Fund will permit shareholders to elect from among several cost basis methods accepted by the IRS, including average cost.  In the absence of an election by a shareholder, the Fund will use the average cost method with respect to that shareholder.  To elect a cost basis method other than the default method average cost, your request must be received in writing by completing the appropriate part of your account application, by completing “Cost Basis Method Election for Non-Qualified Mutual Fund Accounts” or submitted through our website at www.hartfordfunds.com.  Fund shareholders should consult with their tax advisors to determine the best cost basis method for their tax situation and to obtain more information about how the new cost basis reporting rules apply to them.

The Fund will generally be required to withhold U.S. federal income tax at the rate of 30% of all taxable distributions for an investor that is a non-resident alien or foreign entity and for which there is no applicable tax treaty or if an investor is claiming reduced withholding under a tax treaty and has not properly completed and signed the appropriate IRS Form W-8.  An investor also must complete and send to the Fund the appropriate IRS Form W-8 to certify foreign status.  Provided that the appropriate IRS Form W-8 is properly completed, long-term capital gains distributions and proceeds of sales are not subject to withholding for foreign shareholders.

Effective July 1, 2014, the Fund is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends and (effective January 1, 2017) redemption proceeds and certain capital gain dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts.  Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.

Distributions from the Fund may also be subject to state, local and foreign taxes.  Investors should consult your own tax advisor regarding the particular tax consequences of an investment in the Fund.

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This section summarizes some of the consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice.  Consult a personal tax advisor about the potential tax consequences of an investment in the Fund under all applicable tax laws.

Frequent Purchases and Redemptions of Fund Shares

The Fund is intended to be a long-term investment vehicle and is not designed to provide investors with a means of speculating on short-term market movements (market timing).  Frequent purchases and redemptions of Fund shares by the Fund’s shareholders can disrupt the management of the Fund, negatively affect the Fund’s performance, and increase expenses for all Fund shareholders.  In particular, frequent trading (i) can force the Fund’s portfolio manager to hold larger cash positions than desired instead of fully investing all the Fund’s assets, which can result in lost investment opportunities; (ii) can cause unplanned and inopportune portfolio turnover in order to meet redemption requests; (iii) can increase broker-dealer commissions and other transaction costs as well as administrative costs for the Fund; and (iv) can trigger taxable gains for other shareholders.  Also, some frequent traders engage in arbitrage strategies, by which these traders seek to exploit pricing anomalies that can occur when the Fund invests in securities that are thinly traded (for example, some high yield bonds and small capitalization stocks) or are traded primarily in markets outside of the United States.  Frequent traders, and in particular those using arbitrage strategies, can dilute the Fund’s NAV for long-term shareholders.

The Board of Trustees of the Fund has adopted policies and procedures with respect to frequent purchases and redemptions of Fund shares by Fund shareholders.  The policy is to discourage investors from trading in the Fund’s shares in an excessive manner that would be harmful to long-term investors and to make reasonable efforts to detect and deter excessive trading.  The Fund reserves the right to reject any purchase order at any time and for any reason, without prior written notice.  In making such determinations, the Fund may consider an investor’s trading history in any of the Hartford Funds, including the investor’s trading history in any accounts under an entity’s common ownership or control. No system for the prevention and detection of market timing and other abusive trading activities can be expected to identify, address or eliminate all such activities in Fund shares.

It is the policy of the Fund to permit only two “substantive round trips” by an investor within the Fund within a 90-day period.

A substantive round trip is a purchase of the Fund and a redemption of the Fund in a dollar amount that the Fund’s transfer agent determines, in the reasonable exercise of its discretion, could adversely affect the management of the Fund.  When an additional purchase order request for the Fund is received within the 90-day period, the requested transaction shall be rejected.  In addition, the investor requesting such transaction shall be deemed an “Excessive Trader.”  All purchase privileges of an Excessive Trader shall be suspended within the Fund for the first violation of the policy for a period of 90 days.  For a second violation of the policy, the purchase privilege of the Excessive Trader shall be suspended indefinitely.  The frequent trading limitations do not apply to the following: (1) any transaction not initiated by a shareholder or their registered representative; (2) transactions that are part of a systematic program; (3) automatic programs offered by the Funds, such as dollar cost averaging, dividend diversification and systematic withdrawals; (4) transactions of $1,000 or less; and (5) transactions that the Fund, in its discretion, determines are not abusive or harmful.

The Fund’s policies for deterring frequent purchases and redemptions of Fund shares by a Fund shareholder are intended to be applied uniformly to all Fund shareholders to the extent practicable.  In addition, HASCO also employs a process for reviewing certain large transactions in the Fund and may restrict trading as a result of its review.

The use of fair value pricing can serve both to make the Fund less attractive to market timers and to reduce the potential adverse consequences to other investors of market timing or abusive trading.  Certain market timers may seek to take advantage of pricing anomalies that can occur in Fund shares resulting from the manner in which the NAV of the Fund’s shares is determined each day.  Frequent trading in Fund shares can dilute the value of long-term shareholders’ interests in the Fund if the Fund calculates its NAV using closing prices that are no longer accurate.  Funds that invest in overseas markets or invests in securities of smaller issuers or thinly traded securities are more susceptible to this activity.  The Fund’s pricing procedures, particularly those procedures governing the determination of the “fair value” of securities for which market prices are not readily available (or are unreliable) for

20

foreign securities, may serve as a deterrent against harmful excessive trading in fund shares.  For additional information concerning the Fund’s fair value procedures, please refer to “Valuation of Shares.”

Because the shares of the Fund are offered only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act and shareholders may redeem their shares but not exchange them for shares of other Hartford Funds, Hartford Funds believes the Fund is not susceptible to market timing or excessive trading. However, the Fund may be adversely affected by short-term trading in shares of a Hartford Fund that is invested in the Fund.

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STATEMENT OF ADDITIONAL INFORMATION

The Hartford Alternative Strategies Fund

This Statement of Additional Information (“SAI”) is not a prospectus, and it should be read in conjunction with the prospectus for The Hartford Alternative Strategies Fund (the “Fund”), as supplemented from time to time.  The Fund’s prospectus is incorporated by reference into this SAI, and this SAI has been incorporated by reference into the Fund’s prospectus.

The Fund’s audited financial statements as of October 31, 2014 are incorporated into this SAI by reference to the Fund’s Annual Report to Shareholders.  A free copy of the Annual/Semi-Annual Report and the Fund’s prospectus is available upon request by writing to: Hartford Funds, P.O. Box 55022, Boston, MA 02205-5022 or by calling 1-888-843-7824.

Date of Prospectus: February 27, 2015

Date of Statement of Additional Information: February 27, 2015

Fund History

The Fund was organized as a Delaware statutory trust on June 8, 2011 and commenced operations on September 30, 2011.

Description of the Fund and Its Investments and Risks

The Fund is an open-end, diversified management investment company.

Hartford Funds Management Company, LLC (“Investment Manager”) is the investment manager to the Fund.  Hartford Funds Distributors, LLC (“HFD”) is the principal underwriter to the Fund.  The Investment Manager and HFD are indirect subsidiaries of The Hartford Financial Services Group, Inc. (“The Hartford”), a Connecticut-based financial services company. The Hartford may be deemed to control each of HFMC and HFD through the indirect ownership of such entities. Wellington Management Company LLP (“Wellington Management”) is the sub-adviser to the Fund and provides the day-to-day management of the Fund’s portfolio.

The Hartford also sponsors a family of mutual funds that is offered directly to the public.  The Investment Manager is the investment manager and HFD is the principal underwriter to that fund family. The Hartford also sponsors a family of mutual funds that are primarily used as investment options for variable annuity contracts and variable life insurance contracts issued by Hartford Life Insurance Company (“Hartford Life”) and its affiliates, for other insurance companies, and for certain retirement plans. The Investment Manager is the investment adviser to that family of funds.

Investments in the Fund are not:

•                  Deposits or obligations of any bank;

•                  Guaranteed or endorsed by any bank; or

•                  Federally insured or guaranteed by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other federal agency.

INVESTMENT OBJECTIVES AND POLICIES

The investment objectives and principal investment strategies of the Fund are described in the Fund’s prospectus.  Additional information concerning certain of the Fund’s investments, strategies and risks is set forth below.  With respect to percentage restrictions on investments described in this SAI or in the prospectus, except with respect to the limitations on borrowing from banks set forth below under “Fundamental Investment Restrictions of the Fund,” if such percentage restrictions are adhered to at the time of investment, a later increase or decrease in such percentage resulting from a change in the values of securities or loans or amount of net assets or security characteristics is not a violation of any of such restrictions.

A.                            FUNDAMENTAL INVESTMENT RESTRICTIONS OF THE FUND

The Fund has adopted the following fundamental investment restrictions, which may not be changed without approval of a majority of the Fund’s outstanding voting securities as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  Under the 1940 Act and as used in the prospectus and this SAI, a “majority of the outstanding voting securities” means the approval of the lesser of (1) the holders of 67% or more of the outstanding shares of the Fund (or a class of the outstanding shares of the Fund) represented at a meeting if the holders of more than 50% of the outstanding shares of the Fund (or class) are present in person or by proxy or (2) the holders of more than 50% of the outstanding shares of the Fund (or of the class).

Unless otherwise provided below, all references below to the assets of the Fund are in terms of current market value.

The Fund:

1.             will not borrow money or issue any class of senior securities, except to the extent consistent with the 1940 Act, and the rules and regulations thereunder, or as may otherwise be permitted from time to time by regulatory authority;

2.             will not purchase the securities or loans of any issuer or borrower (other than securities or loans issued or guaranteed by the U.S. government or any of its agencies or instrumentalities) if, as a result, more than 25% of the Fund’s total assets would be invested in the securities or loans of companies whose principal business activities are in the same industry;

3.             will not make loans, except to the extent consistent with the 1940 Act, and the rules and regulations thereunder, or as may otherwise be permitted from time to time by regulatory authority;

4.               will not act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Fund may be deemed an underwriter under applicable laws;

5.             will not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments, although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate or interests therein; and

6.             will not purchase or sell commodities or commodities contracts, financial futures contracts, options on financial futures contracts and futures contracts, forward contracts, and options with respect to foreign currencies, and/or enter into swap transactions or other financial transactions of any kind except to the extent permitted by applicable law and as set forth in the Fund’s prospectus and SAI.

B                               NON-FUNDAMENTAL INVESTMENT RESTRICTIONS OF THE FUND

The following restrictions are non-fundamental restrictions and may be changed by the Board of Trustees of the Fund (the “Board” or “Trustees”) without shareholder approval.

The Fund may not:

1.             Pledge its assets other than to secure permitted borrowings or to secure investments permitted by the Fund’s investment policies as set forth in its prospectus and this SAI, as they may be amended from time to time, and applicable law.

2.             Purchase securities on margin except to the extent permitted by applicable law.

3.             Purchase securities while outstanding borrowings exceed 5% of the Fund’s total assets, except where the borrowing is for temporary or emergency purposes.  Reverse repurchase agreements, dollar rolls, securities lending and other investments or transactions described in the Fund’s prospectus and this SAI, as they may be amended from time to time, are not deemed to be borrowings for purposes of this restriction.

4.             Make short sales of securities or maintain a short position, except to the extent permitted by the Fund’s prospectus and SAI, as amended from time to time, and applicable law.

5.             Invest more than 15% of the Fund’s net assets in illiquid securities.

C.                            NON-FUNDAMENTAL TAX RESTRICTIONS OF THE FUND

The Fund must:

1.             Maintain its assets so that, at the close of each quarter of its taxable year,

(a)           at least 50 percent of the fair market value of its total assets is comprised of cash, cash items, U.S. Government securities, securities of other regulated investment companies and other securities (including bank loans), limited in respect of any one issuer to no more than 5 percent of the fair market value of the Fund’s total assets and 10 percent of the outstanding voting securities of such issuer, and

(b)           no more than 25 percent of the fair market value of its total assets is invested in the securities (including bank loans) of any one issuer (other than U.S. Government securities and securities of other regulated investment companies), or of two or more issuers controlled by the Fund and engaged in the same, similar, or related trades or businesses, or of one or more qualified publicly traded partnerships.

These tax-related limitations are subject to cure provisions under applicable tax laws and may be changed by the Board to the extent appropriate in light of changes to applicable tax law requirements.

D.                            CLASSIFICATION

The Fund has elected to be classified as a diversified, open-end management investment company.  As a diversified fund, at least 75% of the value of the Fund’s total assets must be represented by cash and cash items (including receivables), U.S. Government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer (i) to an amount not greater in value than 5% of the value of the total assets of the Fund and (ii) to not more than 10% of the outstanding voting securities of such issuer.

The Fund may not change its classification status from diversified to non-diversified without the prior approval of shareholders but may change its classification status from non-diversified to diversified without such approval.

E.                             CERTAIN INVESTMENT STRATEGIES, RISKS AND CONSIDERATIONS

The investment objective and principal investment strategies for the Fund are discussed in the Fund’s prospectus. Set forth below are further descriptions of certain types of investments and investment strategies used by the Fund.  Please see the Fund’s prospectus and the “Investment Objectives and Policies” section of this SAI for further information on the Fund’s investment policies and risks.

Certain descriptions in the Fund’s prospectus and this SAI of a particular investment practice or technique in which the Fund may engage or a financial instrument that the Fund may purchase are meant to describe the spectrum of investments that the Fund’s sub-adviser, in its discretion, might, but is not required to, use in managing the Fund’s portfolio assets in accordance with the Fund’s investment objective, policies and restrictions.  The sub-adviser, in its discretion, may employ any such practice, technique or instrument for the Fund.  It is possible that certain types of financial instruments or techniques may not be available, permissible or effective for their intended purposes in all markets.

To the extent the Fund fails to grow to and maintain an economically viable size, the Board may decide to liquidate the Fund.  While shareholder interests will be the paramount consideration, the timing of any liquidation may not be favorable to certain individual shareholders.

INVESTMENT RISKS

The discussion set forth below provides descriptions of some of the types of investments and investment strategies that the Fund may use, and the risks and considerations associated with those investments and investment strategies. Please see the Fund’s Prospectus and the “Investment Objectives and Policies” section of this SAI for further information on the Fund’s investment policies and risks.

ACTIVE TRADING RISK.  Active or frequent trading of the Fund’s portfolio securities could increase the Fund’s transaction costs (thus negatively affecting performance) and may increase your taxable distributions.  These effects may also adversely affect Fund performance.

ASSET ALLOCATION RISK.  Asset allocation risk is the risk that the Fund may not achieve its objective or may underperform other funds with similar investment strategies because the Fund’s strategy for allocating assets among different asset classes does not work as intended.

ASSET COVERAGE.  To the extent required by Securities and Exchange Commission (“SEC”) guidelines, the Fund will only engage in transactions that expose it to an obligation to another party if it owns either (i) an offsetting position for the same type of financial asset or (ii) cash or liquid securities, designated on the Fund’s books or held in a segregated account, with a value sufficient at all times to cover its potential obligations not covered in clause (i).  Assets used as offsetting positions, designated on the Fund’s books or held in a segregated account cannot be sold while the position(s) requiring cover is/are open unless replaced with other appropriate assets.  As a result, the commitment of a large portion of assets to be used as offsetting positions or to be designated or segregated in such a manner could impede portfolio management or the ability to meet redemption requests or other current obligations.

ASSET-BACKED SECURITIES.  Asset-backed securities are securities backed by home equity loans, installment sale contracts, credit card receivables or other assets. Asset-backed securities are “pass-through” securities, meaning that principal and interest payments — net of expenses — made by the borrower on the underlying assets (such as credit card receivables) are passed through to the Fund. The value of asset-backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, asset-backed securities differ from traditional fixed income securities because of their potential for prepayment. The price paid by the Fund for its asset-backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. In a period of declining interest rates, borrowers may prepay the underlying assets more quickly than anticipated, thereby reducing the yield to maturity and the average life of the asset-backed securities. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases asset-backed securities at a premium, prepayments may result in a loss to the extent of the premium paid. If the Fund buys such securities at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and unscheduled prepayments will also accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a longer term security. Since the value of longer-term securities generally fluctuates more widely in response to changes in interest rates than does the value of shorter term securities, maturity extension risk could increase the volatility of the Fund. When interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed-income securities, and, as noted above, changes in market rates of interest may accelerate or retard prepayments and thus affect maturities.

Asset-backed securities do not always have the benefit of a security interest in the underlying asset.  For example, credit card receivables are generally unsecured, and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off amounts owed.  The ability of an issuer of asset-backed securities to enforce its security interest in the underlying securities may be limited, and recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.  If the Fund purchases asset-backed securities that are “subordinated” to other interests in the same asset-backed pool, the Fund as a holder of those securities may only receive payments after the pool’s obligations to other investors have been satisfied.

The Fund may invest in collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities.  CBOs and CLOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities.  The collateral can be from many different types of fixed income securities such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans.  CDOs may charge management fees and administrative expenses.

For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances.  Since they are partially protected from defaults, senior tranches from a CBO trust or CLO trust typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade.  Despite the protection from the equity tranche, CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO or CLO securities as a class.

The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which the Fund invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Fund as illiquid securities.  However, an active dealer market may exist for CDOs allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed income securities, CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the Fund may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

BORROWING.  The Fund may borrow money to the extent set forth under “Investment Objectives and Policies.”  The Fund does not intend to borrow for leverage purposes, except as may be set forth under “Investment Objectives and Policies.” Interest paid on borrowings will decrease the net earnings of the Fund and will not be available for investment.

BANK LOANS AND LOAN PARTICIPATIONS.  Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure.  Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate (“LIBOR”) or the prime rates of U.S. banks.  As a result, the value of corporate loan investments is generally less exposed to the adverse effects of shifts in market interest rates than investments that pay a fixed rate of interest.  However, because the trading market for certain corporate loans may be less developed than the secondary market for bonds and notes, the Fund may experience difficulties in selling its corporate loans.  The Fund may make certain corporate loan investments as part of a broader group of lenders (together often referred to as a “syndicate”) that is represented by a leading financial institution (or agent bank).  The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest.  If the agent develops financial problems or is terminated, the Fund may not recover its investment or recovery may be delayed.  Corporate loans may be denominated in currencies other than U.S. dollars and are subject to the credit risk of nonpayment of principal or interest.  Further, substantial increases in interest rates may cause an increase in loan defaults.  Although the loans will generally be fully collateralized at the time of acquisition, the collateral may decline in value, be relatively illiquid or lose all or substantially all of its value subsequent to investment.  If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Fund’s rights to the collateral.  In addition, the value of collateral may erode during a bankruptcy case.  In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.

The Fund may also invest in second lien loans (secured loans with a claim on collateral subordinate to a senior lender’s claim on such collateral) and unsecured loans.  Holders’ claims under unsecured loans are subordinated to claims of creditors holding secured indebtedness and possibly other classes of creditors holding unsecured debt.  Unsecured loans have a greater risk of default than secured loans, particularly during periods of deteriorating economic conditions.  Also, since they do not afford the lender recourse to collateral, unsecured loans are subject to greater risk of nonpayment in the event of default than secured loans.  Many such loans are relatively illiquid and may be difficult to value.

Some bank loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the bank loans to presently existing or future indebtedness of the borrower or take other action detrimental to the holders of the bank loans, including, in certain circumstances, invalidating such bank loans or causing interest previously paid to be refunded to the borrower.  If interest were required to be refunded, it could negatively affect Fund performance.

Indebtedness of companies whose creditworthiness is poor involves substantially greater risks and may be highly speculative.  Some companies may never pay off their indebtedness or pay only a small fraction of the amount owed.  Consequently, when investing in indebtedness of companies with poor credit, the Fund bears a substantial risk of losing the entire amount invested.

Investments in bank loans through a direct assignment of the financial institution’s interest with respect to the bank loan may involve additional risks.  For example, if a secured bank loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral.  In addition, it is conceivable that under emerging legal theories of lender liability, the Fund could be held liable as a co-lender.

Bank loans may be structured to include both term loans, which are generally fully funded at the time of investment, and revolving credit facilities, which would require the Fund to make additional investments in the bank loans as required under the terms of the credit facility at the borrower’s demand.

A financial institution’s employment as agent bank may be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent.  A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement would remain available to the holders of such indebtedness.  However, if assets held by the agent bank for the benefit of the Fund were determined to be subject to the claims of the agent bank’s general creditors, the Fund may incur certain costs and delays in realizing payments on a bank loan or loan participation and could suffer a loss of principal and/or interest.

LIBOR Risk.  According to various reports, certain financial institutions, commencing as early as 2005 and throughout the global financial crisis, routinely made artificially low submissions in the LIBOR rate setting process. Since the LIBOR scandal came to light, several financial institutions have been fined significant amounts by various financial regulators in connection with allegations of manipulation of LIBOR rates. Other financial institutions in various countries are being investigated for similar actions. These developments may have adversely affected the interest rates on securities whose interest payments were determined by reference to LIBOR. Any future similar developments could, in turn, reduce the value of such securities owned by the Fund.

Floating Rate Loans.  The Fund may invest in interests in floating rate loans (often referred to as “floaters”).  Senior floating rate loans hold the most senior position in the capital structure of a business entity (the “Borrower”), are typically secured by specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by subordinated debtholders and stockholders of the Borrower.  The Fund may also invest in second lien loans (secured loans with a claim on collateral subordinate to a senior lender’s claim on such collateral) and unsecured loans.  The Fund may also invest in companies whose financial condition is uncertain and that may be involved in bankruptcy proceedings, reorganizations or financial restructurings.  Floating rate loans typically have rates of interest that are reset or redetermined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a spread.  The base lending rates are primarily the LIBOR, and secondarily the prime rate offered by one or more major United States banks (the “Prime Rate”) and the certificate of deposit (“CD”) rate or other base lending rates used by commercial lenders.  Floating rate loans are typically structured and administered by a financial institution that acts as the agent of the lenders participating in the floating rate loan.  Floating rate loans may be acquired directly through the agent, as an assignment from another lender who holds a direct interest in the floating rate loan or as a participation interest in another lender’s portion of the floating rate loan.

The value of the collateral securing a floating rate loan can decline, be insufficient to meet the obligations of the borrower or be difficult to liquidate.  As a result, a floating rate loan may not be fully collateralized and can decline significantly in value.  Floating rate loans generally are subject to legal or contractual restrictions on resale.  The liquidity of floating rate loans, including the volume and frequency of secondary market trading in such loans, varies significantly over time and among individual floating rate loans.  For example, if the credit quality of a floating rate loan unexpectedly declines significantly, secondary market trading in that floating rate loan can also decline for a period of time.  During periods of infrequent trading, valuing a floating rate loan can be more difficult, and buying and selling a floating rate loan at an acceptable price can be more difficult and delayed.  Difficulty in selling a floating rate loan can result in a loss.

Many loans in which the Fund may invest may not be rated by a rating agency, and many, if not all, loans will not be registered with the SEC or any state securities commission and will not be listed on any national securities exchange.  The amount of public information available with respect to loans will generally be less extensive than that available for registered or exchange-listed securities.  In evaluating the creditworthiness of Borrowers, the investment manager and/or sub-adviser considers, and may rely in part, on analyses performed by others.  In the event that loans are not rated, they are likely to be the equivalent of below investment grade quality.  Debt securities that are rated below-investment-grade and comparable unrated bonds are viewed by the rating agencies as having speculative characteristics and are commonly known as “junk bonds”.  Historically, senior-secured floating rate loans tend to have more favorable loss recovery rates than more junior types of below-investment-grade debt obligations.  The sub-adviser does not view ratings as the primary factor in its investment decisions and relies more upon its credit analysis abilities than upon ratings.

Loans and other corporate debt obligations are subject to the risk of non-payment of scheduled interest or principal.  Floating rate loans are rated below-investment-grade, which means that rating agencies view them as more likely to default in payment than investment-grade loans.  Such non-payment would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the net asset value of the Fund.  Some floating rate loans are also subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate such floating rate loans to presently existing or future indebtedness of the Borrower or take other action detrimental to the holders of floating rate loans including, in certain circumstances, invalidating such floating rate loans or causing interest previously paid to be refunded to the Borrower.  If interest were required to be refunded, it could negatively affect the Fund’s performance.

Prepayment Risks.  Most floating rate loans and certain debt securities allow for prepayment of principal without penalty.  Loans and securities subject to prepayment risk generally offer less potential for gains when interest rates decline, and may offer a greater potential for loss when interest rates rise.  In addition, with respect to fixed-rate investments, rising interest rates may cause prepayments to occur at a slower than expected rate, thereby effectively lengthening the maturity of the investment and making the investment more sensitive to interest rate changes.  Accordingly, the potential for the value of a floating rate loan or security to increase in response to interest rate declines is limited.  Further, loans or debt securities purchased to replace a prepaid loan or debt security may have lower yields than the yield on the prepaid loan or debt security.

Market Risks.  Significant events, such as turmoil in the financial and credit markets, terrorist events, and other market disruption events, such as weather or infrastructure disruptions that affect the markets generally, can affect the liquidity of the markets and cause spreads to widen or interest rates to rise, resulting in a reduction in value of the Fund’s assets.  Other economic factors (such as a large downward movement in stock prices, a disparity in supply of and demand for certain loans and securities or market conditions that reduce liquidity) can also adversely affect the markets for debt obligations.  Rating downgrades of holdings or their issuers will generally reduce the value of such holdings.  The Fund is also subject to income risk, which is the potential for a decline in the Fund’s income due to falling interest rates or market reductions in spread.

Terrorist attacks and related events, including wars in Iraq and Afghanistan and their aftermath, and the recent rise of the militant group named the Islamic State of Iraq and Syria, have led to increased short-term market volatility and may have long-term effects on U.S. and world economies and markets.  A similar disruption of the financial markets, such as the problems in the subprime market, could affect interest rates, auctions, secondary trading, ratings, credit risk, inflation and other factors relating to investments in floating rate loans.  In particular, junk bonds and floating rate loans tend to be more volatile than higher-rated fixed income securities; as such, these circumstances and any actions resulting from them may have a greater effect on the prices and volatility of junk bonds and floating rate loans than on higher-rated fixed income securities.  The Fund cannot predict the effects of similar events in the future on the U.S. economy.

Material Non-Public Information.  The Fund may be in possession of material non-public information about a Borrower or issuer as a result of its ownership of a loan or security of such Borrower or issuer.  Because of prohibitions on trading in securities of issuers while in possession of such information, the Fund may be unable to enter into a transaction in a loan or security of such a Borrower or issuer when it would otherwise be advantageous to do so.

Regulatory Risk.  To the extent that legislation or federal regulators impose additional requirements or restrictions on the ability of financial institutions to make loans, particularly in connection with highly leveraged transactions, floating rate loans for investment may become less available.  Any such legislation or regulation could also depress the market values of floating rate loans.

Loan Participations.  A participation interest is a fractional interest in a loan, issued by a lender or other financial institution.  The lender selling the participation interest remains the legal owner of the loan.  Where the Fund is a participant in a loan, it does not have any direct claim on the loan or any rights of set-off against the borrower and may not benefit directly from any collateral supporting the loan.    As a result, the Fund is subject to the credit risk of both the borrower and the lender that is selling the participation.  In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower.

The lack of a highly liquid secondary market may have an adverse impact on the ability to dispose of particular loan participations when necessary to meet redemption of the Fund’s shares, to meet the Fund’s liquidity needs or when necessary in response to a specific economic event, such as deterioration in the creditworthiness of the borrower.  The lack of a highly liquid secondary market for loan participations also may make it more difficult for the Fund to value these investments for purposes of calculating its net asset value.

Senior Loans.  Senior debt (frequently issued in the form of senior notes or referred to as senior loans) is debt that takes priority over other unsecured or otherwise more “junior” debt owed by the issuer.  Senior debt has greater seniority in the issuer’s capital structure than subordinated debt.  In the event the issuer goes bankrupt, senior debt theoretically must be repaid before other creditors receive any payment.  There is less readily available, reliable information about most senior loans than is the case for many other types of securities.  In addition, there is no minimum rating or other independent evaluation of a borrower or its securities limiting the Fund’s investments in senior loans, and thus the sub-adviser relies primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources.  As a result, the Fund that invests in senior loans is particularly dependent on the analytical abilities of its sub-adviser.

An economic downturn generally leads to a higher non-payment rate, and a senior loan may lose significant value even before a default occurs.  Further, any specific collateral used to secure a senior loan may decline in value or become illiquid, which would adversely affect a senior loan’s value.

No active trading market may exist for certain senior loans, which may impair the Fund’s ability to realize full value in the event that it needs to sell a senior loan and may make it difficult to value senior loans.  Adverse market conditions may impair the liquidity of some actively traded senior loans.  To the extent that a secondary market does exist for certain senior loans, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Although senior loans in which the Fund invests generally will be secured by specific collateral, there can be no assurance that liquidation of such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal or that such collateral could be readily liquidated.  In the event of the bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a senior loan.  If the terms of a senior loan do not require the borrower to pledge additional collateral in the event of a decline in the value of the already pledged collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the borrowers’ obligations under the senior loans.  To the extent that a senior loan is collateralized by stock in the borrower or its subsidiaries, such stock may lose all of its value in the event of the bankruptcy of the borrower.  Uncollateralized senior loans involve a greater risk of loss.  Some senior loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the senior loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Fund.  Such court action could under certain circumstances include the invalidation of senior loans.

If a senior loan is acquired through an assignment, the Fund may not be able unilaterally to enforce all rights and remedies under the loan and with regard to any associated collateral.  If a senior loan is acquired through a participation, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation.  As a result, the Fund will be exposed to the credit risk of both the borrower and the entity selling the participation.

Senior loans in which the Fund may invest may be rated below investment grade.  The risks associated with these senior loans are similar to the risks of below investment grade securities, although senior loans are typically senior and secured in contrast to other below investment grade securities, which are often subordinated and unsecured.  This higher standing of senior loans has historically resulted in generally higher recoveries in the event of a corporate reorganization.  In addition, because their interest rates are typically adjusted for changes in short-term interest rates, senior loans generally are subject to less interest rate risk than other below investment grade securities (which are typically fixed rate).

Unsecured Loans.  The claims of holders of unsecured loans are subordinated to, and thus lower in priority of payment to, claims of creditors holding secured indebtedness and possibly other classes of creditors holding unsecured debt.  Unsecured loans have a greater risk of default than secured loans, particularly during periods of deteriorating economic conditions.  In addition, since they do not afford the lender recourse to collateral, unsecured loans are subject to greater risk of nonpayment in the event of default than secured loans.

BOND FORWARDS RISK.  A bond forward is a contractual agreement between the Fund and another party to buy or sell an underlying asset at an agreed-upon future price and date.  In a bond forward transaction, no cash premium is paid when the parties enter into the bond forward.  If the transaction is collateralized, an exchange of margin collateral will take place according to an agreed-upon schedule. Otherwise, no asset of any kind changes hands until the bond forward matures (typically in 30 days) or is rolled over for another agreed-upon period.  Generally, the value of the bond forward will change based on changes in the value of the underlying asset.  Bond forwards are subject to market risk (the risk that the market value of the underlying bond may change), non-correlation risk (the risk that the market value of the bond forward might move independently of the market value of the underlying bond) and counterparty credit risk (the risk that a counterparty will be unable to meet its obligation under the contract).  If there is no cash exchanged at the time the Fund enters into the bond forward, counterparty risk may be limited to the loss of any marked-to-market profit on the contract and any delays or limitations on the Fund’s ability to sell or otherwise use the investments used as collateral for the bond forward).

In order to reduce the risk associated with leveraging, the Fund may “set aside” liquid assets (often referred to as “asset segregation”), or otherwise “cover” its position in bond forwards in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder.  The Funds reserve the right to modify its asset segregation policies in the future to comply with any changes in the SEC’s positions regarding asset segregation.

CALL RISK.  Call risk is the risk that an issuer, especially during a period of falling interest rates, may redeem a security by repaying it early, which may reduce the Fund’s income if the proceeds are then reinvested at lower interest rates or in securities with greater credit risks.  Issuers may call outstanding securities prior to their maturity due to a decline in interest rates, change in credit spreads change or improvements in the issuer’s credit quality.

COMMODITY SECTOR RISK.  Exposure to the commodities markets may subject the Fund to greater volatility than investments in traditional securities.  The commodities markets have experienced periods of extreme volatility.  Volatility in the commodities markets may result in rapid and substantial changes (positive or negative) in the value of the Fund’s holdings.  The prices of commodity-linked derivative securities may be affected by changes in overall market movements, changes in interest rates and events or circumstances that affect a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments, as well as commodity index volatility generally.  The prices of energy, industrial metals, precious metals, agriculture and livestock sector commodities may fluctuate widely due to factors such as changes in value, supply and demand and governmental regulatory policies and are subject to temporary distortions and other disruptions due to, among other factors, the participation of speculators.  The commodity-linked securities in which the Fund invests may be issued by companies in the financial services sector, and thus events affecting the financial services sector may also cause the Fund’s share value to fluctuate. The frequency and magnitude of changes in the commodities markets cannot be predicted.

The prices of commodity-linked derivative instruments may move in different directions than investments in traditional equity and debt securities when the value of those traditional securities is declining due to adverse economic conditions. As an example, during periods of rising inflation, debt securities have historically tended to decline in value due to the general increase in prevailing interest rates. Conversely, during those same periods of rising inflation, the prices of certain commodities, such as oil and metals, have historically tended to increase. Of course, there cannot be any guarantee that these investments will perform in that manner in the future, and at certain times the price movements of commodity-linked instruments have been parallel to those of debt and equity securities. Commodities have historically tended to increase and decrease in value during different parts of the business cycle than financial assets. Nevertheless, at various times, commodities prices may move in tandem with the prices of financial assets and thus may not provide overall portfolio diversification benefits.

CONVERTIBLE SECURITIES.  The market value of a convertible security performs like that of a regular debt security; this means that if market interest rates rise, the value of a convertible security usually falls.  Convertible securities are also subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness.  Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as its underlying common stock.

Contingent Convertibles.  Contingent convertible securities (“CoCos”) are a form of hybrid debt security that are intended to either convert into equity or have their principal written down upon the occurrence of certain “triggers.” The triggers are generally linked to regulatory capital thresholds or regulatory actions calling into question the issuing banking institution’s continued viability as a going-concern. CoCos’ unique equity conversion or principal write-down features are tailored to the issuing banking institution and its regulatory requirements. Some additional risks associated with CoCos include, but are not limited to:

•                  Loss absorption risk. CoCos have no stated maturity and have fully discretionary coupons. This means coupons can potentially be cancelled at the banking institution’s discretion or at the request of the relevant regulatory authority in order to help the bank absorb losses.

•                  Subordinated instruments. CoCos will, in the majority of circumstances, be issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the CoCos, such as the Fund, against the issuer in respect of or arising under the terms of the CoCos shall generally rank junior to the claims of all holders of unsubordinated obligations of the issuer. In addition, if the CoCos are converted into the issuer’s underlying equity securities following a conversion event (i.e., a “trigger”), each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument.

•                  Market value will fluctuate based on unpredictable factors. The value of CoCos is unpredictable and will be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.

COUNTERPARTY RISK.  With respect to certain transactions, such as over-the-counter derivatives contracts or repurchase agreements, the Fund will be exposed to the risk that the counterparty to the transaction may be unable or unwilling to make timely principal, interest or settlement payments, or otherwise to honor its obligations.  In the event of a bankruptcy or insolvency of a counterparty, the Fund could experience delays in liquidating its positions and significant losses, including declines in the value of its investment during the period in which the Fund seeks to enforce its rights, the inability to realize any gains on its investment during such period and any fees and expenses incurred in enforcing its rights.  The Fund also bears the risk of loss of the amount expected to be received under a derivative transaction in the event of the default or bankruptcy of a counterparty.

CREDIT RISK.  Credit risk refers to the possibility that the issuer of a security will not be able to make timely principal and interest payments.  Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Fund’s investment in that issuer.  The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.  Securities issued by the U.S. Treasury historically have presented minimal credit risk.  However, recent events have led to a downgrade in the long-term U.S. credit rating by at least one major rating agency and have introduced greater uncertainty about the ability of the U.S. to repay its obligations.  A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of the Fund’s investments.

DEPOSITARY RECEIPTS (ADRs, EDRs and GDRs).  The Fund may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers, including American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”).  ADRs are receipts typically issued by a U.S. bank or trust company that evidence underlying securities issued by a foreign corporation.  ADRs are traded on U.S. securities exchanges, or in over-the-counter markets, and are denominated in U.S. dollars.  EDRs and GDRs are similar instruments that are issued in Europe (EDRs) or globally (GDRs), traded on foreign securities exchanges and denominated in foreign currencies.  The value of a depositary receipt will fluctuate with the value of the underlying security, reflect changes in exchange rates and otherwise involve the same risks associated with the foreign securities that they evidence or into which they may be converted.  The Fund may also invest in unsponsored depositary receipts.  The issuers of unsponsored depositary receipts are not obligated to disclose information that would be considered material in the United States.  Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts.  The Fund may also invest in Global Depositary Notes (“GDN”), a form of depositary receipt. A GDN is a debt instrument created by a bank that evidences ownership of a local currency-denominated debt security. An investment in GDNs, a form of depositary receipt, involves further risks due to certain features of GDNs.  GDNs emulate the terms (interest rate, maturity date, credit quality, etc.) of particular local currency-denominated bonds; however, they trade, settle, and pay interest and principal in U.S. dollars, and are Depository Trust Company/Euroclear/Clearstream eligible. Any distributions paid to the holders of GDNs are usually subject to a fee charged by the depositary. Certain investment restrictions in certain countries may adversely impact the value of GDNs because such restrictions may limit the ability to convert bonds into GDNs and vice versa. Such restrictions may cause bonds of the underlying issuer to trade at a discount or premium to the market price of the GDN. See also “Foreign Investments” below.

DERIVATIVE INSTRUMENTS

The Fund may use instruments called derivatives or derivative securities.  A derivative is a financial instrument the value of which is derived from the value of one or more underlying securities, commodities, currencies, indices, debt instruments, other derivatives or any other agreed upon pricing index or arrangement (e.g., the movement over time of the Consumer Price Index or freight rates) (each an “Underlying Instrument”).  Derivatives contracts are either physically settled, which means the parties trade the Underlying Instrument itself, or cash settled, which means the parties simply make cash payments based on the value of the Underlying Instrument (and do not actually deliver or receive the Underlying Instrument).  Derivatives may allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

Many derivative contracts are traded on securities or commodities exchanges, the contract terms are generally standard, and the parties make payments due under the contracts through the exchange.  Most exchanges require the parties to post margin against their obligations under the contracts, and the performance of the parties’ obligations under such contracts is usually guaranteed by the exchange or a related clearing corporation.  Other derivative contracts are traded over-the-counter (“OTC”) in transactions negotiated directly between the counterparties.  OTC derivative contracts do not have standard terms, so they are generally less liquid and more difficult to value than exchange-traded contracts.  OTC derivatives also expose the Fund to additional credit risks to the extent a counterparty defaults on a contract.  See “Additional Risk Factors and Considerations of OTC Transactions” below.

Depending on how the Fund uses derivatives and the relationships between the market values of the derivative and the Underlying Instrument, derivatives could increase or decrease the Fund’s exposure to the risks of the Underlying Instrument.  Derivative contracts may also expose the Fund to additional liquidity and leverage risks.  See “Risk Factors in Derivative Instruments” below.

The Fund may use derivatives for hedging purposes.  The Fund may also use derivatives for cash flow management or, as part of its overall investment strategies, to seek to replicate the performance of a particular index or to enhance returns.  The use of derivatives to enhance returns is considered speculative because the Fund is primarily seeking to achieve gains rather than to offset, or hedge, the risks of other positions.  When the Fund invests in a derivative for speculative purposes, the Fund is fully exposed to the risks of loss of that derivative, which may sometimes be greater than the cost of the derivative itself.  The Fund may not use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

Hedging.  The Fund may use derivative instruments to offset the risks, or to “hedge” the risks, associated with other Fund holdings.  For example, derivatives may be used to hedge against movements in interest rates, currency exchange rates and the equity markets through the use of options, futures transactions and options on futures.  Derivatives may also be used to hedge against duration risk in fixed-income investments.  Losses on one Fund investment may be substantially reduced by gains on a derivative that reacts to the same market movements in an opposite manner.  However, while hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Fund or if the cost of the derivative offsets the advantage of the hedge.

Among other risks, hedging involves correlation risk, which is the risk that changes in the value of the derivative will not match (i.e., will not offset) changes in the value of the holdings being hedged as expected by the Fund.  In such a case, any losses on the Fund holdings being hedged may not be reduced or may even be increased as a result of the use of the derivative.  The inability to close options and futures positions also could have an adverse impact on the Fund’s ability effectively to hedge its portfolio.

There can be no assurance that the use of hedging transactions will be effective.  The Fund is not required to engage in hedging transactions, and the Fund may choose not to do so.  A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

The Fund might not employ any of the derivatives strategies described below, and there can be no assurance that any strategy used will succeed.  The Fund’s success in employing derivatives strategies may depend on the sub-adviser’s correctly forecasting interest rates, market values or other economic factors, and there can be no assurance that the sub-adviser’s forecasts will be accurate.  If the sub-adviser’s forecasts are not accurate, the Fund may end up in a worse position than if derivatives strategies had not been employed at all.  The Fund’s ability to use certain derivative transactions may be limited by tax considerations and certain other legal considerations.  Further, suitable derivative transactions might not be available at all times or in all circumstances.  Described below are certain derivative instruments and trading strategies the Fund may use (either separately or in combination) in seeking to achieve their overall investment objectives.

Options Contracts

An options contract, or an “option,” is a type of derivative.  An option is an agreement between two parties in which one gives the other the right, but not the obligation, to buy or sell an Underlying Instrument at a set price (the “exercise price” or “strike price”) for a specified period of time.  The buyer of an option pays a premium for the opportunity to decide whether to carry out the transaction (exercise the option) when it is beneficial.  The option seller (writer) receives the initial premium and is obligated to carry out the transaction if and when the buyer exercises the option.  Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of Underlying Instruments.  Options that are written on futures contracts, or futures options (discussed below), are subject to margin requirements similar to those applied to futures contracts.  The Fund may engage in options transactions on any security or instrument in which it may invest, on any securities index based on securities in which it may invest or on any aggregates of equity and debt securities consisting of securities in which it may invest (aggregates are composites of equity or debt securities that are not tied to a commonly known index).  The Fund may also enter into options on foreign currencies.  As with futures and swaps (discussed below), the success of any strategy involving options depends on the sub-adviser’s analysis of many economic and mathematical factors, and the Fund’s return may be higher if it does not invest in such instruments at all.  The Fund may only write “covered” options.  The sections below describe certain types of options and related techniques that the Fund may use.

Call Options.  A call option gives the holder the right to purchase the Underlying Instrument at the exercise price for a fixed period of time.  The Fund would typically purchase a call option in anticipation of an increase in value of the Underlying Instrument because owning the option allows the Fund to participate in price increases on a more limited risk basis than if the Fund had initially directly purchased the Underlying Instrument.  If, during the option period, the market value of the Underlying Instrument exceeds the exercise price, plus the option premium paid by the Fund and any transaction costs the Fund incurs in purchasing the option, the Fund realizes a gain upon exercise of the option.  Otherwise, the Fund realizes either no gain or a loss on its purchase of the option.

The Fund is also permitted to write (i.e., sell) “covered” call options, which obligate the Fund, in return for the option premium, to sell the Underlying Instrument to the option holder for the exercise price if the option is exercised at any time before or on its expiration date.  In order for a call option to be covered, the Fund must have at least one of the following in place with respect to the option and for so long as the option is outstanding:  (i)  the Fund owns the Underlying Instrument subject to the option (or, in the case of an option on an index, owns securities whose price changes are expected to be similar to those of the underlying index), (ii) the Fund has an absolute and immediate right to acquire the Underlying Instrument without additional cash consideration (or for additional cash consideration so long as the Fund segregates such additional cash amount) upon conversion or exchange of other securities in its portfolio, (iii) the Fund enters into an offsetting forward contract and/or purchases an offsetting option or any other option that, by virtue of its exercise price or otherwise, reduces the Fund’s net exposure on its written option position, or (iv) the Fund segregates assets with an aggregate value equal to the exercise price of the option.

The Fund would typically write a call option to generate income from the option premium and/or in anticipation of a decrease, or only a limited increase (i.e., an increase that is less than the option premium received by the Fund in writing the option), in the market value of the Underlying Instrument.  In writing a call option, however, the Fund would not profit if the market value of the Underlying Instrument increases to an amount that exceeds the sum of the exercise price plus the premium received by the Fund.  Also, the Fund cannot sell the Underlying Instrument while the option is in effect unless the Fund enters into a closing purchase transaction.  A closing purchase transaction cancels out the Fund’s position as option writer by means of an offsetting purchase of an identical option prior to the expiration or exercise of the option it has written.

Put Options.  A put option gives the holder the right to sell the Underlying Instrument at the exercise price for a fixed period of time.  The Fund would typically purchase a put option in anticipation of a decline in market values of securities.  This limits the Fund’s potential for loss in the event that the market value of the Underlying Instrument falls below the exercise price.

The Fund is also permitted to write covered put options on the securities or instruments in which it may invest.  In order for a put option to be covered, the Fund must have at least one of the following in place with respect to the option and for so long as the option is outstanding:  (i) the Fund enters into an offsetting forward contract and/or purchases an offsetting option or any other option that, by virtue of its exercise price or otherwise, reduces the Fund’s net exposure on its written option position or (ii) the Fund segregates assets or cash with an aggregate value equal to the exercise price of the option.

The Fund would typically write a put option on an Underlying Instrument to generate income from premiums and in anticipation of an increase or only a limited decrease in the value of the Underlying Instrument.  However, as writer of the put and in return for the option premium, the Fund takes the risk that it may be required to purchase the Underlying Instrument at a price in excess of its market value at the time of purchase.  Because the purchaser may exercise its right under the option contract at any time during the option period, the Fund has no control over when it may be required to purchase the Underlying Instrument unless it enters into a closing purchase transaction.

Collars and Straddles.  The Fund may employ collars, which are options strategies in which a call with an exercise price greater than the price of the Underlying Instrument (an “out-of-the-money call”) is sold and an in-the-money put (where the exercise price is again above the price of the Underlying Instrument) is purchased, to preserve a certain return within a predetermined range of values.  The Fund is also permitted to write covered straddles consisting of a combination of a call and a put written on the same Underlying Instrument.  A straddle is covered when sufficient assets are deposited to meet the Fund’s immediate obligations.  The Fund may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put.  In such cases, the Fund will also segregate or designate on their books liquid assets equivalent to the amount, if any, by which the put is “in the money.”

Options on Indices.  The Fund is permitted to invest in options on any index made up of securities or other instruments in which the Fund itself may invest.  Options on indices are similar to options on securities except that index options are always cash settled, which means that upon exercise of the option the holder receives cash equal to the difference between the closing price of the index and the exercise price of the option times a specified multiple that determines the total monetary value for each point of such difference.  As with other written options, all index options written by the Fund must be covered.

Risks Associated with Options.  There are several risks associated with options transactions.  For example, there are significant differences between the options market and the securities markets that could result in imperfect correlation between the two markets.  Such imperfect correlation could then cause a given transaction to fail to achieve its objectives.  Options are also subject to the risks of an illiquid secondary market, whether those options are traded over-the-counter or on a national securities exchange.  There can be no assurance that a liquid secondary market on an options exchange will exist for any particular exchange-traded option at any particular time.  If the Fund is unable to effect a closing purchase transaction with respect to options it has written, the Fund will not be able to sell the Underlying Instruments or dispose of the segregated assets used to cover the options until the options expire or are exercised.  Similarly, if the Fund is unable to effect a closing sale transaction with respect to options it has purchased, it would have to exercise the options in order to realize any profit and would incur transaction costs upon the purchase or sale of the Underlying Instruments.  Moreover, the Fund’s ability to engage in options transactions may be limited by tax considerations and other legal considerations.

The presence of a liquid secondary market on an options exchange may dry up for any or all of the following reasons:  (i) there may be insufficient trading interest in certain options; (ii) the exchange may impose restrictions on opening or closing transactions or both; (iii) the exchange may halt or suspend trading, or impose other restrictions, on particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal exchange operations; (v) the facilities of the exchange or its related clearing corporation may at times be inadequate to handle trading volume; and/or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or particular classes or series of options), in which event the secondary market on that exchange (or in such classes or series of options) would cease to exist.  However, if the secondary market on an exchange ceases to exist, it would be expected (though it cannot be guaranteed) that outstanding options on that exchange, if any, that had been issued as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

The Fund’s options transactions will also be subject to limitations, established by exchanges, boards of trade or other trading facilities, governing the maximum number of options in each class that may be written or purchased by any single investor or a group in investors acting in concert.  As such, the number of options the Fund can write or purchase may be affected by options already written or purchased by other Hartford Funds.  An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits and/or impose sanctions.  Also, the hours of trading for options may not conform to the hours during which the Underlying Instruments are traded.  To the extent that the options markets close before the markets for the Underlying Instruments, significant price movements can take place in the underlying markets that would not be reflected in the options markets.

OTC options implicate additional liquidity and credit risks.  Unlike exchange-listed options, where an intermediary or clearing corporation assures that the options transactions are properly executed, the responsibility for performing OTC options transactions rests solely on the writer and holder of those options.  See “Additional Risk Factors and Considerations of OTC Transactions” below.

The writing and purchase of options is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions.  The successful use of options depends on the sub-adviser’s ability to predict correctly future price fluctuations and the degree of correlation between the options and securities markets.  See “Risk Factors in Derivative Instruments” below.

Additional Risk Associated with Options on Indices.  The writer’s payment obligation under an index option (which is a cash-settled option) usually equals a multiple of the difference between the exercise price, which was set at initiation of the option, and the closing index level on the date the option is exercised.  As such, index options implicate a “timing risk” that the value of the underlying index will change between the time the option is exercised by the option holder and the time the obligation thereunder is settled in cash by the option writer.

Futures Contracts and Options on Futures Contracts

A futures contract, which is a type of derivative, is a standardized, exchange-traded contract that obligates the purchaser to take delivery, and the seller to make delivery, of a specified quantity of an Underlying Instrument at a specified price and specified future time.  The Fund is generally permitted to invest in futures contracts and options on futures contracts with respect to, but not limited to, equity and debt securities and foreign currencies, aggregates of equity and debt securities (aggregates are composites of equity or debt securities that are not tied to a commonly known index), interest rates, indices, commodities and other financial instruments.

No price is paid upon entering into a futures contract.  Rather, when the Fund purchases or sells a futures contract it is required to post margin (“initial margin”) with the futures commission merchant (“FCM”) executing the transaction.  The margin required for a futures contract is usually less than ten percent of the contract value, but it is set by the exchange on which the contract is traded and may by modified during the term of the contract.  Subsequent payments, known as “variation margin,” to and from the FCM, will then be made daily as the currency, financial instrument or securities index underlying the futures contract fluctuates (a process known as “marking to market”).  If the Fund has insufficient cash available to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.  Futures involve substantial leverage risk.

An option on a futures contract (“futures option”) gives the option holder the right (but not the obligation) to buy or sell its position in the underlying futures contract at a specified price on or before a specified expiration date.  As with a futures contract itself, the Fund is required to deposit and maintain margin with respect to futures options it writes.  Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option and other futures positions held by the Fund.

The sale of a futures contract limits the Fund’s risk of loss, prior to the futures contract’s expiration date, from a decline in the market value of portfolio holdings correlated with the futures contract.  In the event the market values of the portfolio holdings correlated with the futures contract increase rather than decrease, however, the Fund will realize a loss on the futures position and a lower return on the portfolio than would have been realized without the purchase of the futures contract.

Positions taken in the futures markets are usually not held to maturity but instead liquidated through offsetting transactions that may result in a profit or loss.  While the Fund’s futures contracts will usually be liquidated in this manner, the Fund may instead make or take delivery of the Underlying Instrument whenever it appears economically advantageous to do so.

The Fund is permitted to enter into a variety of futures contracts, including interest rate futures, index futures, currency futures and commodity futures, and options on such futures contracts.  The Fund may also invest in instruments that have characteristics similar to futures contracts, such as debt securities with interest or principal payments determined by reference to the value of a security, an index of securities or a commodity or currency at a future point in time.  The risks of such investments reflect the risks of investing in futures and derivatives generally, including volatility and illiquidity.

Risks Associated with Futures and Futures Options.  The primary risks associated with the use of futures contracts and options are: (a) imperfect correlation between the change in market value of instruments held by the Fund and the price of the futures contract or option; (b) the possible lack of an active market for a futures contract or option, or the lack of a liquid secondary market for a futures option, and the resulting inability to close the futures contract or option when desired; (c) losses, which are potentially unlimited, caused by unanticipated market movements; (d) the sub-adviser’s failure to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance in its obligations.  Futures contracts and futures options also involve brokerage costs, require margin deposits and, in the case of contracts and options obligating the Fund to purchase securities or currencies, require the Fund to segregate assets to cover such contracts and options.  Moreover, futures are inherently volatile, and the Fund’s ability to engage in futures transactions may be limited by tax considerations and other legal considerations.

U.S. futures exchanges and some foreign exchanges limit the amount of fluctuation in futures contract prices which may occur in a single business day (generally referred to as “daily price fluctuation limits”). The maximum or minimum price of a contract as a result of these limits is referred to as a “limit price.” If the limit price has been reached in a particular contract, no trades may be made beyond the limit price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.

Additional Considerations of Commodity Futures Contracts.  In addition to the risks described above, there are several additional risks associated with transactions in commodity futures contracts.  In particular, the costs to store underlying physical commodities are reflected in the price of a commodity futures contract.  To the extent that storage costs for an underlying commodity change while the Fund is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.  Further, the commodities that underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments and may be subject to broad price fluctuations.

Other Considerations Related to Options and Futures Options.  The Fund will engage in transactions in futures contracts and related options only to the extent such transactions are consistent with the requirements of the Internal Revenue Code of 1986, as amended, (the “Code”) for maintaining its qualification as a regulated investment company for U.S. federal income tax purposes.

Swap Agreements and Swaptions

A swap agreement, or a swap, is a type of derivative instrument.  Swap agreements are entered into for periods ranging from a few weeks to more than one year.  In a standard swap, two parties exchange the returns (or differentials in rates of return) earned or realized on an Underlying Instrument.  The gross returns to be exchanged (or “swapped”) between the parties are calculated with respect to a “notional amount,” which is a predetermined dollar principal that represents the hypothetical underlying quantity upon which the parties’ payment obligations are computed.  The notional amount may be, among other things, a specific dollar amount invested, for example, at a particular interest rate, in a particular foreign currency or in a “basket” of securities or commodities that represents a particular index.  The notional amount itself normally is not exchanged between the parties, but rather it serves as a reference amount from which to calculate the parties’ obligations under the swap.

The Fund will usually enter into swap agreements on a “net basis,” which means that the two payment streams are netted out with each party receiving or paying, as the case may be, only the net amount of the payments.  The Fund’s obligations under a swap agreement are generally accrued daily (offset against any amounts owing to the Fund), and accrued but unpaid net amounts owed to a counterparty are covered by segregating liquid assets, marked to market daily, to avoid leveraging the Fund’s portfolio.  If the Fund enters into a swap on other than a net basis, the Fund will segregate the full amount of its obligations under such swap.  The Fund may enter into swaps, caps, collars, floors and related instruments with member banks of the Federal Reserve System, members of the New

York Stock Exchange or other entities determined by the sub-adviser to be creditworthy.  If a default occurs by the other party to such transaction, the Fund will have contractual remedies under the transaction documents, but such remedies may be subject to bankruptcy and insolvency laws that could affect the Fund’s rights as a creditor.

The Fund may engage in a wide variety of swap transactions, including, but not limited to, credit- and event-linked swaps, interest rate swaps, swaps on specific securities or indices, swaps on rates (such as mortgage prepayment rates) and other types of swaps, such as caps, collars, and floors.  In addition, to the extent the Fund is permitted to invest in foreign currency-denominated securities, it may invest in currency swaps.  The Fund may also enter into options on swap agreements (“swaptions”).  Depending on how they are used, swap agreements may increase or decrease the overall volatility of the Fund’s investments and its share price and yield.  The sections below describe certain swap arrangements and related techniques that the Fund may use.

Interest Rate Swaps, Caps, Floors and Collars.  An interest rate swap is an OTC contract in which the parties exchange interest rate exposures (e.g., exchange floating rate payments for fixed rate payments or vice versa).  For example, a $10 million LIBOR swap requires one party to pay the equivalent of the London Interbank Offered Rate of Interest (which fluctuates) on the $10 million principal amount in exchange for the right to receive from the other party the equivalent of a stated fixed rate of interest on the $10 million principal amount.

Among other techniques, the Fund may use interest rate swaps to hedge interest rate and duration risk on fixed-income securities or portfolios, which can be particularly sensitive to interest rate changes.  Duration measures the sensitivity in prices of fixed-income securities to changes in interest rates; the duration of a portfolio or basket of bonds is the weighted average of the individual component durations.  Longer maturity bonds typically have a longer duration than shorter maturity bonds and, therefore, higher sensitivity to interest rate changes.  In an environment where interest rates are expected to rise, the Fund may use interest rate swaps to hedge interest rate and duration risk across a portfolio at particular duration points (such as two-, five- and 10- year duration points).

The Fund may also purchase or sell interest rate caps or floors.  In a typical interest rate cap, the buyer receives payments from the seller to the extent that a specified interest rate exceeds a predetermined level.  In a typical interest rate floor, the buyer receives payments from the seller to the extent that a specified interest rate falls below a predetermined level.  An interest rate collar combines elements of purchasing a cap and selling a floor and is usually employed to preserve a certain return within a predetermined range of values.

Commodity Swaps.  A commodity swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of a commodity-based Underlying Instrument (such as a specific commodity or commodity index) in return for periodic payments based on a fixed or variable interest rate or the total return from another commodity-based Underlying Instrument.  In a total return commodity swap, the Fund receives the price appreciation of a commodity index, a portion of a commodity index or a single commodity in exchange for paying an agreed-upon fee.  As with other types of swap agreements, if the commodity swap lasts for a finite period of time, the swap may be structured such that the Fund pays a single fixed fee established at the outset of the swap.  However, if the term of the commodity swap is ongoing, with interim swap payments, the Fund may pay a variable or “floating” fee.  Such a variable fee may be pegged to a base rate, such as LIBOR, and is adjusted at specific intervals.  As such, if interest rates increase over the term of the swap contract, the Fund may be required to pay a higher fee at each swap reset date.  See “LIBOR Risk” above.

Currency Swaps.  A currency swap agreement is a contract in which two parties exchange one currency (e.g., U.S. dollars) for another currency (e.g., Japanese yen) on a specified schedule.  The currency exchange obligations under currency swaps could be either interest payments calculated on the notional amount or payments of the entire notional amount (or a combination of both).  The Fund may engage in currency swap agreements as a tool to protect against uncertainty and fluctuations in foreign exchange rates in the purchase and sale of securities.  However, the use of currency swap agreements does not eliminate, or even always mitigate, potential losses arising from fluctuations in exchange rates.  In the case of currency swaps that involve the delivery of the entire notional amount of currency in exchange for another currency, the entire notional principal of the currency swap is subject to the risk that the counterparty will default on its contractual delivery obligations.

Credit Default Swaps.  A credit default swap (“CDS”) is an agreement between two parties whereby one party (the “protection buyer”) makes an up-front payment or a stream of periodic payments over the term of the

CDS to the other party (the “protection seller”), provided generally that no event of default or other credit-related event (a “credit event”) with respect to an Underlying Instrument occurs.  In return, the protection seller agrees to make a payment to the protection buyer if a credit event does occur with respect to the Underlying Instrument.  The CDS market allows the Fund to manage credit risk through buying and selling credit protection on a specific issuer, asset or basket of assets.  Credit default swaps typically last between six months and three years, provided that no credit event occurs.  Credit default swaps may be physically settled or cash settled.

The Fund may be either the protection buyer or the protection seller in a CDS.  The Fund generally will not buy protection on issuers that are not currently held by the Fund.  However, the Fund may engage in credit default swap trades on single names, indices and baskets to manage asset class exposure and to capitalize on spread differentials in instances where there is not complete overlap between the Fund’s holdings or exposures and the reference entities in the credit default swap.  If the Fund is the protection buyer and no credit event occurs, the Fund loses its entire investment in the CDS (i.e., an amount equal to the aggregate amount of payments made by the Fund to the protection seller over the term of the CDS).  However, if a credit event does occur, the Fund (as protection buyer), will deliver the Underlying Instrument to the protection seller and is entitled to a payment from the protection seller equal to the full notional value of the Underlying Instrument, even though the Underlying Instrument at that time may have little or no value.  If the Fund is the protection seller and no credit event occurs, the Fund receives a fixed income throughout the term of the CDS (or an up-front payment at the beginning of the term of the CDS) in the form of payments from the protection buyer.  However, if the Fund is the protection seller and a credit event occurs, the Fund is obligated to pay the protection buyer the full notional value of the Underlying Instrument in return for the Underlying Instrument (which may at that time be of little or no value).

The Fund may also invest in the Dow Jones CDX (“CDX”), which is a family of indices that track credit derivative indices in various countries around the world.  The CDX provides investors with exposure to specific reference baskets of issuers of bonds or loans in certain segments, such as North American investment grade credit derivatives or emerging markets.  CDX reference baskets are generally priced daily and rebalanced every six months in conjunction with leading market makers in the credit industry.  While investing in CDXs increases the universe of bonds and loans to which the Fund is exposed, such investments entail risks that are not typically associated with investments in other debt instruments (rather, they entail risks more associated with derivative instruments).  The liquidity of the market for CDXs is also subject to liquidity in the secured loan and credit derivatives markets.

Total return swaps, asset swaps, inflation swaps and similar instruments.  The Fund may enter into total return swaps, assets swaps, inflation swaps and other types of swap agreements.  In a total return swap, the parties exchange the total return (i.e., interest payments plus any capital gains or losses) of an Underlying Instrument (or basket of such instruments) for the proceeds of another Underlying Instrument (or basket of such instruments).  Asset swaps combine an interest rate swap with a bond and are generally used to alter the cash flow characteristics of the Underlying Instrument.  For example, the parties may exchange a fixed investment, such as a bond with guaranteed coupon payments, for a floating investment like an index.  Inflation swaps are generally used to transfer inflation risk.  See “Inflation-Linked Instruments” herein.

Swaptions.  The Fund may also enter into swap options, or “swaptions.”  A swaption is a contract that gives one party the right (but not the obligation), in return for payment of the option premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement at some designated future time and on specified terms.  The Fund may write (sell) and purchase put and call swaptions.  Depending on the terms of the particular option agreement, the Fund will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption.  When the Fund purchases a swaption, it risks losing only the option premium it paid should it decide not to exercise the option.  When the Fund writes a swaption, however, it is obligated according to the terms of the underlying agreement if the option holder exercises the option.

Asset Segregation.  As an investment company registered with the SEC, the Fund may “set aside” (often referred to as “asset segregation”) liquid assets, or otherwise “cover” its positions in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder.  The Fund reserves the right to modify its asset segregation policies in the future to comply with any changes in the SEC’s positions regarding asset segregation.

Risks Associated with Swaps and Swaptions.  Investing in swaps and swaptions, and utilizing these and related techniques in managing the Fund portfolio, are highly specialized activities that involve investment techniques and risks different from those associated with ordinary portfolio transactions.  These investments involve significant risk of loss.  Whether the Fund’s use of swaps will be successful in furthering its investment objective will depend on the sub-adviser’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments.  If the sub-adviser is incorrect in its forecast of market values, the sub-adviser’s utilization of swap arrangements and related techniques could negatively impact the Fund’s performance.

The swaps market is largely unregulated.  It is possible that developments in the swaps market, including potential government regulation, could adversely affect the Fund’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.  Also, certain restrictions imposed by the Code may limit the Fund’s ability to use swap agreements.

If the creditworthiness of the Fund’s swap counterparty declines, it becomes more likely that the counterparty will fail to meet its obligations under the contract, and consequently the Fund will suffer losses.  Although there can be no assurance that the Fund will be able to do so, the Fund may be able to reduce or eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or another creditworthy party.  However, the Fund may have limited ability to eliminate its exposure under a credit default swap if the credit of the reference entity or underlying asset has declined.  There can be no assurance that the Fund will be able to enter into swap transactions at prices or on terms the sub-adviser believes are advantageous to the Fund.  In addition, although the terms of swaps, caps, collars and floors may provide for termination, there can be no assurance that the Fund will be able to terminate a swap or to sell or offset caps, collars or floors that it has purchased.  Investing in swaps and related techniques involves the risks associated with investments in derivative instruments.  Please see “Risk Factors in Derivative Instruments” and “Additional Risk Factors and Considerations in OTC Transactions” below.

Inflation-Linked Instruments

The Fund is permitted to invest in a variety of inflation-linked instruments, such as inflation-indexed securities and inflation-linked derivatives, to manage inflation risk or to obtain inflation exposure.  Inflation — a general rise in the prices of goods and services — is measured by inflation indices like the Consumer Price Index (CPI), which is calculated monthly by the U.S. Bureau of Labor Statistics, and the Retail Prices Index (RPI), which is calculated by U.K. Office for National Statistics.  The CPI is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy.

Inflation-linked derivatives are derivative instruments that tie payments to an inflation index.  Currently, most inflation derivatives are in the form of inflation swaps, such as CPI swaps.  A CPI swap is a fixed-maturity, over-the-counter derivative where one party pays a fixed rate in exchange for payments tied to the CPI.  The fixed rate, which is set by the parties at the initiation of the swap, is often referred to as the “breakeven inflation” rate and generally represents the current difference between Treasury yields and Treasury inflation protected securities (“TIPS”) yields of similar maturities at the initiation of the swap agreement.  CPI swaps are typically designated as “zero coupon,” where all cash flows are exchanged at maturity.  The value of a CPI swap is expected to fluctuate in response to changes in the relationship between nominal interest rates and the rate of inflation, as measured by the CPI.  A CPI swap can lose value if the realized rate of inflation over the life of the swap is less than the fixed market implied inflation rate (the breakeven inflation rate) the investor agreed to pay at the initiation of the swap.

Other types of inflation derivatives include inflation options and futures.  There can be no assurance that the CPI, or any foreign inflation index, will accurately measure the rate of inflation in the prices of consumer goods and services.  Further, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.  Moreover, inflation-linked instruments are subject to the risks inherent in derivative transactions generally.  See “Risk Factors in Derivative Instruments” herein.  The market for inflation-linked instruments is still developing.  The sub-adviser reserves the right to use the instruments discussed above and similar instruments that may be available in the future.

Hybrid Instruments

A hybrid instrument is an interest in an issuer that combines the characteristics of an equity security, a debt security, a commodity and/or a derivative.  For example, an oil company might issue a commodity-linked bond that pays a fixed level of interest plus additional interest that accrues in correlation with the extent to which oil prices exceed a certain predetermined level.  This is a hybrid instrument combining a bond with an option on oil.

Depending on the types and terms of hybrid instruments, they present risks that may be similar to, different from or greater than those associated with traditional investments with similar characteristics.  Hybrid instruments are potentially more volatile than traditional investments and, depending on the structure of the particular hybrid, may expose the Fund to additional leverage and liquidity risks.  Moreover, the purchase of hybrids exposes the Fund to the credit risk of the issuers of the hybrids.  Described below are certain hybrid instruments the Fund may use in seeking to achieve its investment objectives.  The sub-adviser reserves the right to use the instruments mentioned below and similar instruments that may be available in the future.

Credit-Linked Securities.  Credit-linked securities are issued by a limited purpose trust or other vehicle that, in turn, invests in a basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities.  Investments in credit-linked securities normally consist of the right to receive periodic payments during the term and payment of principal at the end of the term.  However, these payments depend on the issuer’s own investments in derivative instruments and are, accordingly, subject to the risks associated with derivative instruments, which include volatility, illiquidity and counterparty risk.

Indexed Securities and Structured Notes.  Indexed securities are derivative securities the interest rate or principal of which is determined by an unrelated indicator (e.g., a currency, security, commodity or index).  Structured notes are debt indexed securities.  Indexed securities implicate a high degree of leverage, which magnifies the potential for gain and the risk of loss, when they include a multiplier that multiplies the indexed element by a specific factor.

Structured notes and indexed securities can be very volatile investments because, depending on how they are structured, their value may either increase or decrease in response to the value of the Underlying Instruments.  The terms of these securities may also provide that in some instances no principal is due at maturity, which may result in a loss of invested capital.  These instruments also may entail a greater degree of market risk than other types of securities because the investor bears the risk not only of the instrument but also of the unrelated indicator.  Indexed securities may involve significant credit risk and liquidity risk and, as with other sophisticated strategies, the Fund’s use of these instruments may not work as intended.

Event-Linked Bonds.  The Fund may invest in “event-linked bonds” (or “catastrophe bonds”).  The event-linked bond market is a growing sector of the global fixed income market that provides investors with high return potentials in exchange for taking on “event risk,” such as the risk of a major hurricane, earthquake or pandemic.  If such trigger event occurs, the Fund may lose a portion or its entire principal invested in the bond.  Some event-linked bonds provide for an extension of maturity to process and audit loss claims if a trigger has, or possibly has, occurred.  Such extension may increase volatility.  Event-linked bonds may also expose the Fund to other unanticipated risks including credit risk, counterparty risk, liquidity risk, adverse regulatory or jurisdictional interpretations and adverse tax consequences.  Event-linked bonds are subject to the risks inherent in derivative transactions.  See “Derivative Instruments — Risk Factors in Derivative Instruments” below.

Foreign Currency Transactions

As the Fund is permitted to invest in foreign currency-denominated securities, the Fund may also purchase and sell foreign currency options and foreign currency futures contracts and futures options, and may engage in foreign currency transactions either on a spot (cash) basis at prevailing currency exchange rates or through forward currency contracts.  The Fund may engage in these transactions to hedge, directly or indirectly, against currency fluctuations, for other investment purposes and, to seek to enhance returns.  The Fund may enter into currency transactions only with counterparties that the sub-adviser deems to be creditworthy.  Certain of the foreign currency transactions the Fund may use are described below.

Forward Currency Contracts.  The Fund may enter into forward currency contracts (“forwards”) in connection with settling purchases or sales of securities, to hedge the currency exposure associated with some or all of the Fund’s investments or as part of its investment strategy.  Forwards are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a set price on a future date.  The market value of a forward fluctuates with changes in foreign currency exchange rates.  Forwards are marked to market daily based upon foreign currency exchange rates from an independent pricing service, and the change in value is recorded as unrealized appreciation or depreciation.  The Fund will record a realized gain or loss when the forward is closed.  Forwards are highly volatile, involve substantial currency risk and may also involve credit and liquidity risks.

The Fund may use a forward in a “settlement hedge,” or “transaction hedge,” to lock in the U.S. dollar price on the purchase or sale of securities denominated in a foreign currency between the time when the security is purchased or sold and the time at which payment is received.  Forward contracts on foreign currency may also be used by the Fund in anticipation generally of the Fund’s making investments denominated in a foreign currency, even if the specific investments have not yet been selected by the sub-adviser.

In a “position hedge,” the Fund uses a forward to hedge against a decline in the value of existing investments denominated in foreign currency.  For example, the Fund may enter into a forward contract to sell Japanese yen in return for U.S. dollars in order to hedge against a possible decline in the yen’s value.  Position hedges tend to offset both positive and negative currency fluctuations.  Alternately, the Fund could hedge its position by selling another currency expected to perform similarly to the Japanese yen.  This is called a “proxy hedge” and may offer advantages in terms of cost, yield or efficiency.  However, proxy hedges may result in losses if the currency used to hedge does not move in tandem with the currency in which the hedged securities are denominated.

The Fund may also engage in cross-hedging by entering into forward contracts in one currency against a different currency.  Cross-hedging may be used to limit or increase exposure to a particular currency or to establish active exposure to the exchange rate between the two currencies.

Forward Rate Agreements Under a forward rate agreement, the buyer locks in an interest rate at a future settlement date. If the interest rate on the settlement date exceeds the lock rate, the buyer pays the seller the difference between the two rates. If the lock rate exceeds the interest rate on the settlement date, the seller pays the buyer the difference between the two rates. Any such gain received by the Fund would be taxable.  These instruments are traded in the OTC market.  These transactions involve risks, including counterparty risk.  See “Risk Factors in Derivative Instruments” below.

Currency Swaps, Options and Futures.  In order to protect against currency fluctuations and for other investment purposes, the Fund may enter into currency swaps, options and futures.  See “Swap Agreements and Swaptions — Currency Swaps,” “Options Contracts,” and “Futures Contracts and Options on Futures Contracts” herein.

Additional Risks Associated with Foreign Currency Transactions.

It is extremely difficult to forecast currency market movements, and whether any hedging or other investment strategy will be successful is highly uncertain.  Further, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward.  Therefore, the Fund may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if the sub-adviser’s predictions regarding the movement of foreign currency or securities markets prove inaccurate.  To the extent the Fund hedges against anticipated currency movements that do not occur, the Fund may realize losses and decrease its total return as a result of its hedging transactions.  It is impossible to hedge fully or perfectly against the effects of currency fluctuations on the value of non-U.S. securities because currency movements impact the value of different securities in differing degrees.

The Fund may buy or sell foreign currency options either on exchanges or in the OTC market.  Foreign currency transactions on foreign exchanges may not be regulated to the same extent as similar transactions in the United States, may not involve a clearing mechanism and related guarantees and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities.  The value of such positions also could be adversely affected by (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Fund’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (v) lesser trading volume.  Foreign currency transactions are also subject to the risks inherent in investments in foreign markets.  Please see “Foreign Investments” below.

Risk Factors in Derivative Instruments

Derivatives are volatile and involve significant risks, including:

Correlation Risk — the risk that changes in the value of a derivative instrument will not match the changes in the value of the Fund holdings that are being hedged.

Counterparty Risk — the risk that the counterparty to an OTC derivatives contract or a borrower of the Fund’s securities may be unable or unwilling to make timely principal, interest or settlement payments, or otherwise to honor its obligations.

Credit Risk — the risk that the issuer of a security will not be able to make timely principal and interest payments.  Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may affect the value of the Fund’s investment in and/or exposure to that issuer.  The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Index Risk — in respect of index-linked derivatives, the risks associated with changes in the underlying indices.  If an underlying index changes, the Fund may receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid.  Certain indexed securities, including inverse securities (which move in an opposite direction from the reference index), may create leverage to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

Interest Rate Risk — the risk that the value of an investment may decrease when interest rates rise because when interest rates rise, the prices of bonds and fixed rate loans fall.  Generally, the longer the maturity of a bond or fixed rate loan, the more sensitive it is to this risk (interest rate risk is commonly measured by a fixed income investment’s duration).  Falling interest rates also create the potential for a decline in the Fund’s income.

Leverage Risk — the risk associated with certain types of investments or trading strategies (for example, borrowing money to increase the amount being invested) that relatively small market movements may result in large changes in the value of an investment.  Certain investments or trading strategies that involve leverage can result in losses that substantially exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like to sell them or at the price the seller believes the security is currently worth.

The potential loss on derivative instruments may be substantial relative to the initial investment therein.  The Fund incurs transaction costs in opening and closing positions in derivative instruments.  There can be no assurance that the use of derivative instruments will be advantageous.

Additional Risk Factors and Considerations of OTC Transactions

Certain derivatives traded in OTC markets, including swaps, OTC options and indexed securities, involve substantial liquidity risk.  This risk may be increased in times of financial stress if the trading market for OTC derivatives contracts or otherwise becomes restricted.  The absence of liquidity may make it difficult or impossible for the Fund to ascertain a market value for such instruments and/or to sell them promptly and at an acceptable price.

Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty, the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations.  The counterparty’s failure to honor its obligations would result in the loss of any premium paid by the Fund as well as the loss of any expected benefit of the transaction.  In addition, closing transactions can be made for OTC options only by negotiating directly with the counterparty or effecting a transaction in the secondary market (if any such market exists).  There can be no assurance that the Fund will in fact be able to close out an OTC option position at a favorable price prior to expiration.  In the event of insolvency of the counterparty, the Fund might be unable to close out an OTC option at any time prior to its expiration, if at all.

DIVIDEND PAYING SECURITY INVESTMENT RISK.  Securities that pay high dividends as a group can fall out of favor with the market, causing the Fund to underperform funds that do not focus on dividends.  The Fund’s focus on dividend yielding investments may cause the Fund’s share price and total return to fluctuate more than the share price and total return of funds that do not focus their investments on dividend paying securities.  Also, changes in the dividend policies of companies in which the Fund invests and the capital resources available at such companies for such payments may affect income paid to the Fund.

DOLLAR ROLLS.  In connection with its ability to purchase securities on a when-issued or forward commitment basis, the Fund may enter into “dollar rolls” in which the Fund sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date.  The Fund gives up the right to receive principal and interest paid on the securities sold.  However, the Fund would benefit to the extent of any difference between the price received for the securities sold and the lower forward price for the future purchase plus any fee income received.  Unless such benefits exceed the income and capital appreciation that would have been realized on the securities sold as part of the dollar roll, the use of this technique will diminish the investment performance of the Fund compared with what such performance would have been without the use of dollar rolls.  The benefits derived from the use of dollar rolls may depend, among other things, upon the ability of the sub-adviser to predict interest rates correctly.  There is no assurance that dollar rolls can be successfully employed.  In addition, the use of dollar rolls by the Fund while remaining substantially fully invested increases the amount of the Fund’s assets that are subject to market risk to an amount that is greater than the Fund’s net asset value, which could result in increased volatility of the price of the Fund’s shares.  Further, entering into dollar rolls involves potential risks that are different from those related to the securities underlying the transactions.  For example, if the counterparty becomes insolvent, the Fund’s right to purchase from the counterparty may be restricted.  Also, the value of the underlying security may change adversely before the Fund is able to purchase it, or the Fund may be required to purchase securities in connection with a dollar roll at a higher price than may be otherwise available on the open market.  Further, because the counterparty may deliver a similar, but not identical, security, the Fund may be required to buy a security under the dollar roll that may be of less value than an identical security would have been.

ETFs.  ETFs are registered investment companies that trade their shares on stock exchanges (such as the NYSE MKT LLC and the New York Stock Exchange) at market prices (rather than net asset value) and only are redeemable from the fund itself in large increments or in exchange for baskets of securities.  As an exchange traded security, an ETF’s shares are priced continuously and trade throughout the day.  ETFs may track a securities index, a particular market sector, a particular segment of a securities index or market sector, or they may be actively managed.  An investment in an ETF generally implicates the following risks:  (i) the same primary risks as an investment in a fund that is not exchange-traded that has the same investment objectives, strategies and polices of the ETF; (ii) the risk that the ETF may fail to accurately track the market segment or index that underlies its investment objective; (iii) price fluctuation, resulting in a loss to the Fund; (iv) the risk that an ETF may trade at a price that is lower than its net asset value; and (v) the risk that an active market for the ETF’s shares may not develop or be maintained.  Also, the Fund will indirectly pay a proportional share of the asset-based fees of the ETFs in which it invests.  ETFs are also subject to specific risks depending on the nature of the ETF, such as liquidity risk, sector risk and foreign and emerging market risk, as well as risks associated with fixed income securities, real estate investments and commodities.  An investment in an ETF presents the risk that the ETF may no longer meet the listing requirements of any applicable exchanges on which the ETF is listed.  Further, trading in an ETF may be halted if the trading in one or more of the securities held by an ETF is halted.  Although expense ratios for ETFs are generally low, frequent trading of ETFs by the Fund can generate brokerage expenses.

Generally, the Fund will not purchase securities of an investment company (which would include an ETF) if, as a result:  (1) more than 10% of the Fund’s total assets would be invested in securities of other investment companies; (2) such purchase would result in more than 3% of the total outstanding voting securities of any such investment company being held by the Fund; or (3) more than 5% of the Fund’s total assets would be invested in any one such investment company.  Many ETFs have obtained exemptive relief from the SEC to permit unaffiliated funds sponsored by other fund families to invest in the ETF’s shares beyond the above statutory limitations, subject to certain conditions and pursuant to a contractual arrangement between the ETFs and the investing fund.  The Fund may rely on these exemptive orders to invest in ETFs.

ETNs.  ETNs are a type of unsecured, unsubordinated debt security that have characteristics and risks similar to those of fixed-income securities and trade on a major exchange similar to shares of ETFs. Unlike other types of fixed income securities, however, the performance of ETNs is based upon that of a market index or other reference asset minus fees and expenses, no coupon payments are made and no principal protection exists.  The value of an ETN may be affected by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying commodities or securities markets, changes in the applicable interest rates, changes in the issuer’s credit rating and economic, legal, political or geographic events that affect the referenced commodity or security. The Fund’s ability to sell its ETN holdings also may be limited by the availability of a secondary market and the Fund may have to sell such holdings at a discount. ETNs also are subject to counterparty credit risk, fixed-income risk and tracking error risk (where the ETN’s performance may not match or correlate to that of its market index). ETNs also incur certain expenses not incurred by their applicable index.

EVENT RISK.  Event risk is the risk that corporate issuers may undergo restructurings, such as mergers, leveraged buyouts, takeovers or similar events financed by the issuer’s taking on additional debt.  As a result of the added debt, the credit quality and market value of a company’s bonds and/or other debt securities may decline significantly.

FIXED INCOME SECURITIES.  The Fund is permitted to invest in fixed income securities including, but not limited to:  (1) securities issued or guaranteed as to principal or interest by the U.S. Government, its agencies or instrumentalities; (2) non-convertible debt securities issued or guaranteed by U.S. corporations or other issuers (including foreign issuers); (3) asset-backed securities; (4) mortgage-related securities, including collateralized mortgage obligations (“CMOs”); (5) securities issued or guaranteed as to principal or interest by a foreign issuer, including supranational entities such as development banks, non-U.S. corporations, banks or bank holding companies or other foreign issuers (6) commercial mortgage-backed securities; and (7) other capital securities issued or guaranteed by U.S. corporations or other issuers (including foreign issuers).

FOREIGN INVESTMENTS

The Fund may invest in foreign issuers and borrowers, which include:  (1) companies organized outside of the United States, including in emerging market countries; (2) foreign sovereign governments and their agencies, authorities, instrumentalities and political subdivisions, including foreign states, provinces or municipalities; and (3) issuers and borrowers whose economic fortunes and risks are primarily linked with markets outside the United States.  These securities may be denominated or quoted in, or pay income in, U.S. dollars or in a foreign currency. Certain companies organized outside the United States may not be deemed to be foreign issuers or borrowers if the issuer’s or borrower’s economic fortunes and risks are primarily linked with U.S. markets.

Investing in securities of foreign issuers and loans to foreign borrowers involves considerations and potential risks not typically associated with investing in obligations issued by U.S. entities.  Less information may be available about foreign entities compared with U.S. entities.  For example, foreign issuers and borrowers generally are not subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to U.S. issuers and borrowers.  In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States.  Other potential foreign market risks include difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social conditions, such as diplomatic relations, confiscatory taxation, expropriation, limitation on the removal of funds or assets or imposition of (or change in) exchange control regulations.  Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.  In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities.  Any of these actions could severely affect security prices, impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations.

Currency Risk and Exchange Risk.  Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, the value of the Fund that invests in foreign securities as measured in U.S. dollars will be affected by changes in exchange rates.  Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars.  Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars.  This risk, generally known as “currency risk,” means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.  Moreover, transaction costs are incurred in connection with conversions between currencies.

Linked Notes.  The Fund may invest in debt exchangeable for common stock, debt, currency or equity linked notes and similar linked securities (e.g., zero-strike warrants) (“LNs”), which are derivative securities, typically issued by a financial institution or special purpose entity, the performance of which depends on the performance of a corresponding foreign security or index.  Upon redemption or maturity, the principal amount or redemption amount is payable based on the price level of the linked security or index at the time of redemption or maturity, or is exchanged for corresponding shares of common stock.  LNs are generally subject to the same risks as direct holdings of securities of foreign issuers and non-dollar securities, including currency risk and the risk that the amount payable at maturity or redemption will be less than the principal amount of a note because the price of the linked security or index has declined.  LNs are also subject to counterparty risk, which is the risk that the company issuing the LN may fail to pay the full amount due at maturity or redemption.  The Fund may also have difficulty disposing of LNs because there may be restrictions on redemptions and there may be no market or only a thin trading market in such securities.

Settlement Risk.  Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States.  Foreign settlement procedures and trade regulations may involve certain risks (such as delays in payment for or delivery of securities) not typically generated in the settlement of U.S. investments.  Settlements in certain foreign countries at times have not kept pace with the number of securities transactions being undertaken; these problems may make it difficult for the Fund to carry out transactions.  If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may remain uninvested with no return earned thereon for some period.  There may also be the danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Fund.  Further, compensation schemes may be non-existent, limited or inadequate to meet the Fund’s claims in any of these events.  In connection with any of these events, and other similar circumstances, the Fund may experience losses because of failures of or defects in settlement systems.

There are additional and magnified risks involved with investments in emerging or developing markets, which may exhibit greater price volatility and risk of principal, have less liquidity and have settlement arrangements that are less efficient than in developed markets.  In addition, the economies of emerging market countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.  Emerging market economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade.  See “Investments in Emerging Market Securities” below.

GOVERNMENT INTERVENTION IN FINANCIAL MARKETS.  During the recent global financial crisis, instability in the financial markets led the U.S. Government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that experienced extreme volatility and, in some cases, a lack of liquidity.  Federal, state, and other governments, their regulatory agencies or self regulatory organizations may in future take actions that affect the regulation of the instruments in which the Fund invests, or the issuers of such instruments, in ways that are unforeseeable.  Legislation or regulation may also change the way in which the Fund itself is regulated.  In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) provides for widespread regulation of financial institutions, consumer financial products and services, broker-dealers, over-the-counter derivatives, investment advisers, credit rating agencies and mortgage lending, which expands federal oversight in the financial sector and may affect the investment management industry as a whole.  The Dodd-Frank Act leaves many issues to be resolved by regulatory studies and rulemakings, and in some cases further remedial legislation, by deferring their resolution to a future date.  This legislation, as well as additional legislation and regulatory changes that may be enacted in the future, could change the fund industry as a whole and limit or preclude the Fund’s ability to achieve its investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions.  The implications of government ownership and disposition of these assets are unclear, and such programs may have positive or negative effects on the liquidity, valuation and performance of the Fund’s portfolio holdings.  Furthermore, volatile financial markets can expose the Fund to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Fund.  The Fund has established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available.  The Investment Manager and the sub-adviser will monitor developments and seek to manage the Fund in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that they will be successful in doing so.

HEALTHCARE-RELATED SECURITIES RISK.  Many healthcare-related companies are smaller and less seasoned than companies in other sectors.  Healthcare-related companies may also be strongly affected by scientific or technological developments, and their products may quickly become obsolete.  Further, many healthcare-related companies offer products and services that are subject to governmental regulation and may be adversely affected by changes in governmental policies or laws.  A number of legislative proposals concerning healthcare have been introduced, considered or adopted by the U.S. Congress in recent years.  These span a wide range of topics, including cost control, national health insurance, incentives for compensation in the provision of health care services, tax incentives and penalties related to health care insurance premiums, and the promotion of prepaid healthcare plans.  The Fund cannot predict what proposals will be enacted or what effect they may have on healthcare-related companies.

HIGH YIELD SECURITIES (“JUNK BONDS”).  Any security or loan with a long-term credit rating of “Ba” or lower by Moody’s, “BB” or lower by S&P or “BB” or lower by Fitch, as well as any security or loan that is unrated but determined by the sub-adviser to be of comparable quality, is below investment grade.

Securities and bank loans rated below investment grade are commonly referred to as “high yield-high risk debt securities,” “junk bonds,” “leveraged loans” or “emerging market debt,” as the case may be.  Each rating category has within it different gradations or sub-categories.  For instance the “Ba” rating for Moody’s includes “Ba3”, “Ba2” and “Ba1”.  Likewise the S&P and Fitch rating category of “BB” includes “BB+”, “BB” and “BB-”.  If the Fund is authorized to invest in a certain rating category, the Fund is also permitted to invest in any of the sub-categories or gradations within that rating category.  Descriptions of the debt securities and bank loans ratings system, including the speculative characteristics attributable to each ratings category, are set forth in Appendix A to this SAI.

Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high risk investments that may cause income and principal losses for the Fund.  Junk bonds may be issued by less creditworthy issuers.  Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds.  In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders.  Junk bonds are also subject to extreme price fluctuations.  Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities.  Further, issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

In addition, junk bonds frequently have redemption features that permit an issuer to repurchase the security before it matures.  If an issuer redeems junk bonds owned by the Fund, the Fund may have to invest the proceeds in bonds with lower yields and may lose income.  Junk bonds may also be less liquid than higher rated fixed income securities, even under normal economic conditions.  Moreover, there are relatively few dealers in the junk bond market, and there may be significant differences among these dealers’ price quotes.  Because they are less liquid, judgment may play a greater role in valuing these securities than is the case with securities that trade in a more liquid market.

The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.  The credit rating of a junk bond does not necessarily take into account its market value risk.  Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.  These securities and bank loans generally entail greater risk (including the possibility of default or bankruptcy of the issuer), involve greater volatility of price and risk to principal and income and may be less liquid than securities and bank loans in higher rating categories.

Securities and bank loans in the highest category below investment grade are considered to be of poor standing and predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations.  As such, these investments often have reduced values that, in turn, negatively impact the value of the Fund’s shares.  If a security or bank loan is downgraded to a rating category that does not qualify for investment, the sub-adviser will use its discretion on whether to hold or sell based upon its opinion on the best method to maximize value for shareholders over the long term.

ILLIQUID INVESTMENTS.  The Fund is permitted to invest in illiquid securities or other illiquid investments in an amount up to 15% of its net assets.  Illiquid investments are ones that may not be sold or disposed of in the ordinary course of business within seven days at approximately the price used for such investments in the determination of the Fund’s net asset value.  The Fund may not be able to sell illiquid securities or other investments when the sub-adviser considers it desirable to do so or may have to sell such securities or other investments at a price that is lower than the price that could be obtained if the securities or other investments were more liquid.  Illiquid securities also may be more difficult to value due to the lack of reliable market quotations for such securities or investments, and investments in them may have an adverse impact on the Fund’s net asset value.

Securities and other investments purchased by the Fund that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer of the security, market events, economic conditions or investor perceptions.  Domestic and foreign markets are becoming more and more complex and interrelated such that events in one sector of the market or the economy, or in one geographical region, can reverberate and have negative consequences for other market, economic or regional sectors in a manner that may not be reasonably foreseen.  With respect to over-the-counter (“OTC”) securities, the continued viability of any OTC secondary market depends on the continued willingness of dealers and other participants to purchase the securities.

If one or more instruments in the Fund’s portfolio become illiquid, the Fund may exceed its limit on illiquid instruments.  If this occurs, the Fund must take steps to bring the aggregate amount of illiquid instruments back within the prescribed limitations as soon as reasonably practicable.  However, this requirement will not force the Fund to liquidate any portfolio instrument where the Fund would suffer a loss on the sale of that instrument.

Where no clear indication of the value of a particular investment is available, the investment will be valued at its fair value according to the valuation procedures approved by the Board.  These cases include, among others, situations where the secondary markets on which a security has previously been traded are no longer viable for lack of liquidity.  The value of illiquid securities may reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists and thus negatively affect the Fund’s net asset value.

Under interpretations of the SEC Staff, the following types of investments in which the Fund may invest are considered illiquid:  (i) repurchase agreements maturing in more than seven days; (ii) certain restricted securities (securities whose public resale is subject to legal or contractual restrictions); (iii) option contracts with respect to specific securities, that are not traded on a national securities exchange and not readily marketable; and (iv) any other securities or investments in which the Fund may invest that are not readily marketable.

SECTOR FOCUS RISK.  The Fund may be exposed to greater liquidity risk and risk of loss should adverse economic developments occur as a result of investing primarily in a small number of business sectors.

INFLATION PROTECTED DEBT SECURITIES. The Fund may invest in inflation-protected debt securities, which are fixed income securities whose principal value is periodically adjusted according to the rate of inflation.  Two structures are common.  The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the security.  Most other issuers pay out the inflation accruals as part of a semiannual coupon.

The value of inflation protected securities generally fluctuates in response to changes in real interest rates, which are in turn tied to the relationship between nominal (or stated) interest rates and the rate of inflation.  Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in the price of an inflation-protected debt security.  In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in the price of an inflation protected debt security.

Interest payments on inflation protected debt securities will fluctuate as the principal and/or interest is adjusted for inflation and can be unpredictable.  The U.S. Treasury only began issuing TIPS in 1997, and corporations began issuing corporate inflation protected securities (“CIPS”) even more recently.  As a result, the market for such securities may be less developed or liquid, and more volatile, than certain other securities markets.  Although corporate inflation protected securities with different maturities may be issued in the future, the U.S. Treasury currently issues TIPS in five-year, ten-year and twenty-year maturities, and CIPS are currently issued in five-year, seven-year and ten-year maturities.  Repayment of the original security principal upon maturity (as adjusted for inflation) is generally guaranteed in the case of TIPS, even during a period of deflation.  However, the current market value of the securities is not guaranteed and will fluctuate.  Other inflation related securities, such as CIPS, may not provide a similar guarantee.  If a guarantee of principal is not provided, the adjusted principal value of the security repaid at maturity may be less than the original principal.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to declines in value.  If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the security’s inflation measure.

The periodic adjustment of U.S. inflation-protected debt securities is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics.  The CPI-U is an index of changes in the cost of living, made up of components such as housing, food, transportation and energy.  Inflation-protected debt securities issued by a foreign government are generally adjusted to reflect a comparable inflation index calculated by that government.  There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services.  Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Any increase in the principal amount of an inflation-protected debt security will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

INITIAL PUBLIC OFFERINGS.  The prices of securities purchased in initial public offerings (“IPOs”) can be very volatile and/or decline shortly after the IPO.  Securities issued in IPOs have no trading history, and information about the issuing companies may be available for only very limited periods.  The effect of IPOs on the Fund’s performance depends on a variety of factors, including the number of IPOs the Fund invests in relative to the size of the Fund and whether and to what extent a security purchased in an IPO appreciates and depreciates in value.

INTEREST RATE RISK.  Interest rate risk is the possibility an investment may go down in value when interest rates rise because when interest rates rise, the prices of bonds and fixed rate loans fall.  Generally, the longer the maturity of a bond or fixed rate loan, the more sensitive it is to this risk.  A variety of factors can cause interest rates to rise, including central bank monetary policies and inflation rates.  Falling interest rates also create the potential for a decline in the Fund’s income.  Interest rates in the United States have recently been at, or near, historic lows.  This may increase the Fund’s exposure to risks associated with rising rates, which may be particularly relevant for the Fund under current economic conditions, especially if the Federal Reserve Board continues its policy of tapering quantitative easing. Moreover, rising interest rates may lead to decreased liquidity in the bond markets, making it more difficult for the Fund to value or sell some or all of its bond holdings at any given time.

INVERSE FLOATING RATE SECURITIES.  Inverse floating rate securities, also called inverse floaters or residual interest bonds, are variable-rate securities whose coupon changes in a direction opposite from that of a specified interest rate.  Generally, income on inverse floaters decreases when interest rates rise and increases when interest rates fall.  Inverse floaters can have the effect of providing a degree of investment leverage because they may increase or decrease in value in response to changes (e.g., changes in market interest rates) at a rate that is a multiple of the rate at which fixed-rate securities increase or decrease in response to the same changes.  Therefore, the market values of such securities are generally more volatile than the market values of fixed-rate securities (especially during periods when interest rates are fluctuating).  The Fund could lose money and its net asset value could decline if movements in interest rates are incorrectly anticipated.  Moreover, the markets for this type of security may be less developed and less liquid than the markets for traditional municipal securities.

The Fund may invest in municipal inverse floaters, which are a type of inverse floater in which a municipal bond is deposited with a special purpose vehicle (SPV), which issues, in return, the municipal inverse floater (which is comprised of a residual interest in the cash flows and assets of the SPV) plus proceeds from the issuance by the SPV of floating rate certificates to third parties.  This type of municipal inverse floater generally includes the right to “unwind” the transaction by (1) causing the holders of the floating rate certificates to tender their certificates at par and (2) returning the municipal inverse floater to the SPV in exchange for the original municipal bond.  If the holder of the inverse floater exercises this right, it would pay the par amount due on the floating rate certificates and exchange the municipal inverse floater for the underlying municipal bond.  The SPV may also be terminated for other reasons (as defined in its operative documents), such as a downgrade in the credit rating of the underlying municipal bond, a payment failure by or the bankruptcy of the issuer of the underlying municipal bond, the inability to remarket floating rate certificates or the SPV’s failure to obtain renewal of the liquidity agreement relating to the floating rate certificates.  In the event of such a termination, an investor, such as the Fund, shall have the option but not the obligation to effect the economic equivalent of an “unwind” of the transaction.  The holder of a municipal inverse floater generally bears all of the investment risk associated with the underlying bond.

Inverse floating rate securities are subject to the risks inherent in derivative instruments.  See “Derivative Instruments” herein.

INVESTMENT GRADE SECURITIES. The Fund is permitted to invest in debt securities rated within the four highest rating categories (e.g., “Aaa”, “Aa”, “A” or “Baa” by Moody’s Investors Service, Inc. (“Moody’s”), “AAA”, “AA”, “A” or “BBB” by Standard & Poor’s Ratings Services (“S&P”) or “AAA”, “AA”, “A” or “BBB” by Fitch, Inc. (“Fitch”)) (or, if unrated, securities of comparable quality as determined by the sub-adviser) (see Appendix A to this SAI for a description of applicable securities ratings).  These securities are generally referred to as “investment grade securities.” Each rating category has within it different gradations or sub-categories.  If the Fund is authorized to invest in a certain rating category, the Fund is also permitted to invest in any of the sub-categories or gradations within that rating category.  If a security is downgraded to a rating category that does not qualify for investment, the sub-adviser will use its discretion on whether to hold or sell based upon its opinion on the best method to maximize value for shareholders over the long term.  Debt securities carrying the fourth highest rating (e.g., “Baa” by Moody’s, “BBB” by S&P and “BBB” by Fitch) and unrated securities of comparable quality (as determined by the sub-adviser) are considered to have speculative characteristics with respect to the issuer’s continuing ability to meet principal and interest payments, involve a higher degree of risk and are more sensitive to economic change than higher rated securities.

INVESTMENT STRATEGY RISK.  Investment strategy risk is the risk that, if the sub-adviser’s investment strategy does not perform as expected, the Fund could underperform its peers or lose money.  There is no guarantee that the Fund’s investment objective will be achieved.

INVESTMENTS IN EMERGING MARKET SECURITIES.  The Fund may invest in securities of issuers that conduct their principal business activities in, or whose securities are traded principally on exchanges located in, less developed countries considered to be “emerging markets.”  Emerging markets are those markets included in countries defined as emerging market or equivalent classifications by the World Bank, the International Finance Corporation, the United Nations (and its agencies) or markets the Fund’s benchmark index provider designates as emerging. Emerging countries are generally located in Africa, Asia, the Middle East, Eastern and Central Europe and Central and South America.  Investing in emerging market securities involves not only the risks described above with respect to investing in foreign securities, but also other risks that may be more severe and pervasive than those present in foreign countries with more developed markets.  Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop.  The value of the Fund’s investments in emerging markets securities may be adversely affected by changes in the political, economic or social conditions, expropriation, nationalization, limitation on the removal of funds or assets, controls, tax regulations and other restrictions in emerging market countries.  In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled.  There is no assurance that such expropriations will not reoccur.  In such circumstances, it is possible that the Fund could lose the entire amount of its investments in the affected market.

Some countries have pervasive corruption and crime that may hinder investments.  Certain emerging markets may also face other significant internal or external risks, including the risk of war and ethnic, religious and racial conflicts.  The Fund’s emerging market investments may introduce exposure to economic structures that are generally less diverse and mature than, and to political systems that can be expected to have less stability than, those of developed countries.  Other characteristics of emerging markets that may affect investments include national policies that may restrict investment by foreigners in issuers or industries deemed sensitive to relevant national interests and the absence of developed legal structures governing private and foreign investments and private property.  Also, the typically small size of the markets for securities of issuers located in emerging markets and the possibility of a low or nonexistent volume of trading in those securities may result in lack of liquidity and price volatility of those securities.  In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets.  Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject.  In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Frontier markets are those emerging markets that are considered to be among the smallest, least mature and least liquid, and as a result, the risks of investing in emerging markets are magnified in frontier markets.  This magnification of risks is the result of a number of factors, including: government ownership or control of parts of the private sector and of certain companies; trade barriers; exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which frontier market countries trade; less uniformity in accounting and reporting requirements; unreliable securities valuation; greater risk associated with custody of securities; and the relatively new and unsettled securities laws in many frontier market countries.  In addition, the markets of frontier countries typically have low trading volumes, leading to a greater potential for extreme price volatility and illiquidity. This volatility may be further increased by the actions of a few major investors. For example, a substantial increase or decrease in cash flows of mutual funds investing in these markets could significantly affect local stock prices and, therefore, the net asset value of the Fund. All of these factors make investing in frontier market countries significantly riskier than investing in other countries, including more developed and traditional emerging market countries, and any one of them could cause the net asset value of the Fund’s shares to decline.

In addition to the risks of foreign investing and the risks of investing in emerging or frontier markets, investments in certain countries with recently developed markets and structures, such as Nigeria, Croatia and Russia, implicate certain specific risks.  Because of the recent formation of these securities markets and the underdeveloped state of these countries’ banking systems, settlement, clearing and registration of securities transactions are subject to significant risks.  Share ownership is often defined and evidenced by extracts from entries in a company’s share register, but such extracts are neither negotiable instruments nor effective evidence of securities ownership.  Further, the registrars in these countries are not necessarily subject to effective state supervision or licensed by any governmental entity, there is no central registration system for shareholders and it is possible for the Fund to lose its entire ownership rights through fraud, negligence or mere oversight.  In addition, while applicable regulations may impose liability on registrars for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration.  In Croatia, these risks are limited to investments in securities that are not traded on the national stock exchange.  However, in other countries, including Nigeria and Russia, all securities investments are subject to these risks.

Risks of Investments in Russia. The Fund may invest a portion of its assets in securities issued by companies located in Russia. Because of the recent formation of the Russian securities markets as well as the underdeveloped state of Russia’s banking system, settlement, clearing and registration of securities transactions are subject to significant risks. Ownership of shares is defined according to entries in the company’s share register and normally evidenced by extracts from the register. These extracts are not negotiable instruments and are not effective evidence of securities ownership. The registrars are not necessarily subject to effective state supervision nor are they licensed with any governmental entity. Also, there is no central registration system for shareholders and it is possible for the Fund to lose its registration through fraud, negligence or mere oversight. While the Fund will endeavor to ensure that its interest continues to be appropriately recorded either itself or through a custodian or other agent inspecting the share register and by obtaining extracts of share registers through regular confirmations, these extracts have no legal enforceability and it is possible that subsequent illegal amendment or other fraudulent act may deprive the Fund of its ownership rights or improperly dilute its interest. In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. While the Fund intends to invest directly in Russian companies that use an independent registrar, there can be no assurance that such investments will not result in a loss to the Fund.

Certain of the companies in which the Fund may invest may operate in, or have dealings with, countries subject to sanctions or embargos imposed by the U.S. government, foreign governments, or the United Nations or other international organizations.  In particular, as a result of recent events involving Ukraine and Russia, the United States and other countries have imposed economic sanctions on certain Russian individuals and a financial institution. The United States or other countries could also institute broader sanctions on Russia. These sanctions, or even the threat of further sanctions, may result in the decline of the value and liquidity of Russian securities, a weakening of the ruble or other adverse consequences to the Russian economy. These sanctions could also result in the immediate freeze of Russian securities, impairing the ability of the Fund to buy, sell, receive or deliver those securities. Sanctions could also result in Russia taking counter measures or retaliatory actions which may further impair the value and liquidity of Russian securities.  These sanctions, could also impair the Fund’s ability to meet its investment objective.  For example, the Fund may be prohibited from investing in securities issued by companies subject to such sanctions.  In addition, the sanctions may require the Fund to freeze its existing investments in companies operating in or having dealings with sanctioned countries, prohibiting the Fund from selling or otherwise transacting in these investments.  This could impact the Fund’s ability to sell securities or other financial instruments as needed to meet shareholder redemptions.  The Fund could seek to suspend redemptions in the event that an emergency exists in which it is not reasonably practicable for the Fund to dispose of its securities or to determine the value of its net assets.

LENDING PORTFOLIO SECURITIES.  Subject to its investment restrictions set forth under “Investment Objectives and Policies”, and subject to the Board’s approval, the Fund may from time to time lend portfolio securities to broker-dealers and other institutions as a means of earning additional income.  If the Fund security is on loan, under the lending agreement, the borrower is required to deposit cash or liquid securities as collateral at least equal to 100% of the market value of the loaned securities; cash collateral is invested for the benefit of the Fund by the Fund’s lending agent pursuant to collateral investment guidelines, which must be approved by the Board.  The borrower is also required to pay the Fund any dividends or distributions accruing on the loaned securities.

The Fund does not have the right to vote proxies for securities that are on loan, but in order to vote the proxies it may recall loaned securities.  The Board has in the past and may in the future approve guidelines that define circumstances (generally, those that may have a material effect on the Fund’s investment) under which the Fund security should be restricted from lending (or recalled from lending) so that its proxies can be voted.  The Fund’s right to recall loaned securities for purposes of voting proxies may not be exercised if, for example, the Board-approved guidelines did not require the security to be restricted from lending or recalled, or if it is determined to be in the best interests of the Fund not to restrict or recall the security in order instead to earn additional income on the loan.  For more information about proxy voting policies and instances in which the Fund’s sub-adviser may choose not to vote proxies, see “Proxy Voting Policies and Procedures” below.

The Fund is subject to certain risks while its securities are on loan, including the following:  (i) the risk that the borrower defaults on the loan and the collateral is inadequate to cover the Fund’s loss; (ii) the risk that the earnings on the collateral invested are not sufficient to pay fees incurred in connection with the loan; (iii) the risk that the principal value of the collateral invested may decline;  (iv) the risk that the borrower may use the loaned securities to cover a short sale, which may in turn place downward pressure on the market prices of the loaned securities; (v) the risk that return of loaned securities could be delayed and interfere with portfolio management decisions; and (vi) the risk that any efforts to recall the securities for purposes of voting may not be effective.

LIQUIDATION OF THE FUND.  The Board may determine to close and liquidate the Fund at any time.  In the event of the liquidation of the Fund, shareholders will receive a liquidating distribution in cash or in-kind equal to their proportionate interest in the Fund.  A liquidating distribution will generally be a taxable event for shareholders and, depending on a shareholder’s basis in his or her Fund shares, may result in the recognition of a gain or loss for tax purposes.

MARKET RISK.  Market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that such markets will go down sharply and unpredictably.  Securities may decline in value due to the activities and financial prospects of individual companies or to general market and economic movements and trends, including adverse changes to credit markets.

MASTER LIMITED PARTNERSHIP (“MLP”) RISK.  Securities of master limited partnerships are listed and traded on U.S. securities exchanges.  The value of an MLP fluctuates predominately based on its financial performance, as well as changes in overall market conditions. Investments in MLPs involve risks that differ from investments in common stocks, including risks related to limited control and limited rights to vote on matters affecting the MLP, risks related to potential conflicts of interest between the MLP and the MLP’s general partner, cash flow risks, dilution risks and risks related to the general partner’s right to require unit-holders to sell their common units at an undesirable time or price.  In addition, MLPs may be subject to state taxation in certain jurisdictions, which may reduce the amount of income an MLP pays to its investors.

MID CAP STOCK RISK.  Mid capitalization stocks involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements.  Securities of such issuers may lack sufficient market liquidity to enable the Fund to effect sales at an advantageous time or without a substantial drop in price.  These companies often have narrower markets, more limited operating or business history and more limited managerial or financial resources than larger, more established companies.  As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Fund’s portfolio.  Generally, the smaller the company’s size, the greater these risks.

MONEY MARKET INSTRUMENTS AND TEMPORARY INVESTMENT STRATEGIES. The Fund may hold cash and invest in money market instruments at any time. The Fund may invest some or all of its assets in cash, high quality money market instruments and shares of money market investment companies for temporary defensive purposes in response to adverse market, economic or political conditions when the sub-adviser, subject to the overall supervision of the Investment Manager, deems it appropriate.

Money market instruments include, but are not limited to: (1) banker’s acceptances; (2) obligations of governments (whether U.S. or foreign) and their agencies and instrumentalities; (3) short-term corporate obligations, including commercial paper, notes, and bonds; (4) other short-term debt obligations; (5) obligations of U.S. banks, foreign branches of U.S. banks (Eurodollars), U.S. branches and agencies of foreign banks (Yankee dollars) and foreign branches of foreign banks; (6) asset-backed securities; and (7) repurchase agreements.  The Fund may also invest in registered money market funds that invest in money market instruments, as permitted by regulations adopted under the 1940 Act. The Fund’s ability to redeem shares of a money market fund may be impacted by recent regulatory changes relating to money market funds which permit the potential imposition of liquidity fees and redemption gates under certain circumstances.

MORTGAGE-RELATED SECURITIES.  The mortgage-related securities in which the Fund may invest include interests in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers, commercial banks, various governmental, government-related and private organizations and others.  The

Fund may also invest in similar mortgage-related securities that provide funds for multi-family residences or commercial real estate properties.

Mortgage-related securities are subject to certain unique risks.  Generally, rising interest rates tend to extend the duration of fixed rate mortgage-backed securities, making them more sensitive to changes in interest rates.  As a result, in a period of rising interest rates, if the Fund holds mortgage-backed securities, it may exhibit additional volatility.  This is known as “extension risk.”  In addition, adjustable and fixed rate mortgage-backed securities are subject to “prepayment risk.”  When interest rates decline, borrowers may pay off their mortgages sooner than expected.  This can reduce the returns of the Fund because the Fund may have to reinvest that money at lower prevailing interest rates.  Mortgage-related securities are also subject to the risk that the underlying loans may not be repaid.  The value of mortgage-related securities can also be significantly affected by the market’s perception of the issuers and the creditworthiness of the parties involved.

The yield characteristics of mortgage securities differ from those of traditional debt securities.  Among the major differences are that interest and principal payments are made more frequently on mortgage securities, usually monthly, and that principal may be prepaid at any time.  The risks associated with prepayment and the rate at which prepayment may occur are influenced by a variety of economic, geographic, demographic, social and other factors including interest rate levels, changes in housing needs, net equity built by mortgagors in the mortgaged properties, job transfers and unemployment rates.

Mortgage securities differ from conventional bonds in that principal is paid back over the life of the mortgage securities rather than at maturity.  As a result, the holder of the mortgage securities (e.g., the Fund) receives monthly scheduled payments of principal and interest, and may receive unscheduled principal payments representing prepayments on the underlying mortgages.  When the holder reinvests the payments and any unscheduled prepayments of principal it receives, it may receive a rate of interest which is lower than the rate on the existing mortgage securities.  For this reason, mortgage securities are less effective than other types of U.S. Government securities as a means of “locking in” long-term interest rates.

Mortgage-related securities may be composed of one or more classes and may be structured either as pass-through securities or collateralized debt obligations.  Multiple-class mortgage-related securities are referred to herein as “CMOs.” Some CMOs are directly supported by other CMOs, which in turn are supported by mortgage pools.  Investors typically receive payments out of the interest and principal on the underlying mortgages, which payments and the priority thereof are determined by the specific terms of the CMO class.  CMOs involve special risks, and evaluating them requires special knowledge.

CMO classes may be specially structured in a manner that provides any of a wide variety of investment characteristics, such as yield, effective maturity and interest rate sensitivity.  As market conditions change, however, and particularly during periods of rapid or unanticipated changes in market interest rates, any given CMO structure may react differently from the way anticipated and thus affect the Fund’s portfolio in different, and possibly negative, ways.  Market changes may also result in increased volatility in market values and reduced liquidity.

Certain classes of CMOs and other mortgage-related securities are structured in a manner that makes them extremely sensitive to changes in prepayment rates, such as interest-only (“IO”) and principal-only (“PO”) classes.  IOs are entitled to receive all or a portion of the interest, but none (or only a nominal amount) of the principal payments, from the underlying mortgage assets.  If the mortgage assets underlying an IO experience greater than anticipated principal prepayments, then the total amount of interest payments allocable to the IO class, and therefore the yield to investors, generally will be reduced.  In some instances, an investor in an IO may fail to recoup all of his or her initial investment, even if the security is government issued or guaranteed or rated AAA or the equivalent.  Conversely, PO classes are entitled to receive all or a portion of the principal payments, but none of the interest, from the underlying mortgage assets.  PO classes are purchased at substantial discounts from par, and the yield to investors will be reduced if principal payments are slower than expected. Inverse floating rate CMOs, which pay interest at a rate that decreases when a specified index of market rates increases (and vice versa), also may be extremely volatile.  If the Fund purchases mortgage-backed securities that are “subordinated” to other interests in the same mortgage pool, the Fund may only receive payments after the pool’s obligations to other investors have been satisfied.  For example, an unexpectedly high rate of defaults on the mortgages held by a mortgage pool may limit substantially the pool’s ability to make payments of principal or interest to holders of the securities, which would thus reduce the values of the securities or in some cases render them worthless. The Fund may invest in mortgage-backed securities issued by the U.S. Government. See “U.S. Government Securities Risk” below.  To the extent the Fund invests in mortgage-backed securities offered by non-governmental issuers, such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, the Fund may be subject to additional risks.  Timely payment of interest and principal of non-governmental issuers are supported by various forms of private insurance or guarantees, including individual loan, title, pool and hazard insurance purchased by the issuer.  There can be no assurance that the private insurers can meet their obligations under the policies.  An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of a mortgage-backed security and could result in losses to the Fund.  The risk of such defaults is generally higher in the case of mortgage pools that include subprime mortgages.  Subprime mortgages refer to loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their mortgages.

MUNICIPAL SECURITIES. Municipal securities primarily include debt obligations of the states and their agencies, universities, boards, authorities and political subdivisions (e.g., cities, towns, counties, school districts, authorities and commissions), which are issued to obtain funds for public purposes, including the construction or improvement of a range of public facilities such as airports, bridges, highways, hospitals, housing, jails, mass transportation, nursing homes, parks, public buildings, recreational facilities, school facilities, streets and water and sewer works.  Municipal securities may also be issued for other public purposes such as the refunding of outstanding obligations, the anticipation of taxes or state aids, the payment of judgments, the funding of student loans, community redevelopment, district heating, the purchase of street maintenance and firefighting equipment or any authorized corporate purpose of the issuer, except for the payment of current expenses.  Certain types of industrial development (or private activity) bonds may be issued by or on behalf of public corporations to finance privately operated housing facilities, air or water pollution control facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal.  In addition, structured securities, such as tobacco bonds, may be issued by municipal entities to securitize future payment streams.  Such obligations are included within the term municipal securities if the interest payable thereon is, in the opinion of bond counsel, exempt from federal income taxation (but, note that municipal securities may include securities that pay interest income subject to the Alternative Minimum Tax).

The two principal classifications of municipal securities are general obligation bonds and limited obligation (or revenue) bonds.  General obligation bonds are obligations payable from the issuer’s general unrestricted revenues and not from any particular fund or revenue source.  The characteristics and methods of enforcement of general obligation bonds vary according to the laws applicable to the particular issuer.  Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a specific revenue source, such as the user of the facility.  Industrial development bonds are in most cases limited obligation bonds payable solely from specific revenues, pledged to payment of the bonds, of the project to be financed.  The credit quality of industrial development bonds is usually directly related to the credit standing of the user of the facilities (or the credit standing of a third-party guarantor or other credit enhancement participant, if any).  There are, of course, variations in the quality of municipal securities, both within a particular classification and between classifications, depending on various factors (see Appendix A of this SAI).  The yields on municipal securities are dependent on a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal securities market, the size of the particular offering, the maturity of the obligation and the rating of the issue.  The ratings of the various rating agencies represent their opinions as to the quality of the municipal securities which they undertake to rate.  However, the ratings are general, not absolute, standards of quality.  Consequently, municipal securities of the same maturity, interest rate and rating may have different yields, while municipal securities of the same maturity and interest rate with different ratings may have the same yield.

Municipal securities risks include the ability of the issuer to repay the obligation, the relative lack of information about certain issuers of municipal securities and the possibility of future legislative changes that could affect the market for and value of municipal securities.  These risks also include:

General Obligation Bonds Risk — The full faith, credit and taxing power of the municipality that issues a general obligation bond secures payment of interest and repayment of principal.  Timely payments depend on the issuer’s credit quality, ability to raise tax revenues and ability to maintain an adequate tax base.

Revenue (or Limited Obligation) Bonds Risk — Payments of interest and principal on revenue bonds are made only from the revenues generated by a particular facility, class of facilities or the proceeds of a special tax or other revenue source.  These payments depend on the money earned by the particular facility or class of facilities, or the amount of revenues derived from another source.

Private Activity (or Industrial Development) Bonds Risk — Municipalities and other public authorities issue private activity bonds to finance development of industrial facilities for use by a private enterprise.  The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its full faith, credit and taxing power for repayment.  If the private enterprise defaults on its payments, the Fund may not receive any income or get its money back from the investment.

Moral Obligation Bonds Risk — Moral obligation bonds are generally issued by special purpose public authorities of a state or municipality.  If the issuer is unable to meet its obligations, repayment of these bonds becomes a moral commitment, but not a legal obligation, of the state or municipality.

Municipal Notes Risk — Municipal notes are shorter term municipal debt obligations.  They may provide interim financing in anticipation of, and are secured by, tax collection, bond sales or revenue receipts.  If there is a shortfall in the anticipated proceeds, the notes may not be fully repaid and the Fund may lose money.

Municipal Bankruptcy Risk — The City of Detroit filed for federal bankruptcy protection on July 18, 2013. The bankruptcy of large cities such as Detroit is relatively rare, making the consequences of such bankruptcy filings difficult to predict. Accordingly, it is unclear what impact a large city’s bankruptcy filing would have on the city’s outstanding obligations or on the obligations of other municipal issuers in that state. It is possible that the city could default on, restructure or otherwise avoid some or all of these obligations, which may negatively affect the marketability, liquidity and value of securities issued by the city and other municipalities in that state. If the Fund were to hold securities that are affected by a city’s bankruptcy filing, the Fund’s investments in those securities may lose value, which could cause the Fund’s performance to decline.

Municipal Lease Obligations Risks — In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation.  The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so.  Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property.  However, if the issuer does not fulfill its payment obligation it may be difficult to sell the property and the proceeds of a sale may not cover the Fund’s loss.

For the purpose of diversification under the 1940 Act, identifying the issuer of a municipal security depends on the terms of the security.  If a state or a political subdivision of such state pledges its full faith and credit to payment of a security, the state or the political subdivision will be deemed the sole issuer of the security.  If the security is backed only by the assets and revenues of an agency, authority or instrumentality of the state or a political subdivision, but not by the state or political subdivision itself, such agency, authority or instrumentality will be deemed to be the sole issuer.  Similarly, if the security is backed only by revenues of an enterprise or specific projects of the state, a political subdivision or agency, authority or instrumentality (e.g., utility revenue bonds), and the full faith and credit of the governmental unit is not pledged to the payment thereof, such enterprise or projects will be deemed the sole issuer.  In the case of an industrial development bond, if the bond is backed only by certain revenues to be received from the non-governmental user of the project financed by the bond, such non-governmental user will be deemed to be the sole issuer.  If, however, in any of the above cases, the state, the political subdivision or some other entity guarantees a security, and the value of all securities issued or guaranteed by the guarantor and owned by the Fund exceeds 10% of the value of the Fund’s total assets, the guarantee will be considered a separate security and will be treated as an issue of the guarantor.

Municipal bonds are traded in the “over-the-counter” market among dealers and other large institutional investors, which, together with the broader fixed-income markets, began in the latter months of 2008 to experience increased volatility and decreased liquidity in response to challenging economic conditions and credit tightening.  If market liquidity decreases, the Fund may not be able to sell bonds readily at prices reflecting the values at which the bonds are carried on the Fund’s books.

OPERATIONAL RISKS.  An investment in the Fund, like any fund, can involve operational risks arising from factors such as processing errors, inadequate or failed processes, failure in systems and technology, changes in personnel and errors caused by third-party service providers.  While the Fund seeks to minimize such events through controls and oversight, there may still be failures that could causes losses to the Fund.  In addition, as the use of technology increases, the Fund may be more susceptible to operational risks through breaches in cyber security.  A breach in cyber security refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption, or operational capacity.  As a result, the Fund may incur regulatory penalties, reputational damage, additional compliance costs associated with corrected measures and/or financial loss.  In addition, cyber security breaches of the Fund’s third party service providers or issuers in which the Fund invests may also subject the Fund to many of the same risks associated with direct cyber security breaches.

OTHER CAPITAL SECURITIES.  Other capital securities encompass a group of instruments referred to in capital markets as “Hybrids,” “Tier I and Tier 2” and “TRUPS.” These securities give issuers flexibility in managing their capital structure.  The features associated with these securities are predominately debt like in that they have coupons, pay interest and in most cases have a final stated maturity.  There are certain features that give the companies flexibility not commonly found in fixed income securities, which include, but are not limited to, deferral of interest payments under certain conditions and subordination to debt securities in the event of default.  The deferral of interest payments, even for an extended period of time, is generally not an event of default, and the ability of the holders of such instruments to accelerate payment is generally more limited than with other debt securities.

OTHER INVESTMENT COMPANIES.  The Fund is permitted to invest in other Hartford Funds and/or investment companies sponsored by other fund families (including investment companies that may not be registered under the 1940 Act) such as holding company depository receipts (“HOLDRs”) and ETFs.  Securities in certain countries are currently accessible to the Fund only through such investments.  Investment in other investment companies is limited in amount by the 1940 Act, and will involve the indirect payment by the Fund of a portion of the expenses, including advisory fees, of such other investment companies.

These investments are subject to limitations prescribed by the 1940 Act, the rules thereunder and applicable SEC staff interpretations thereof, or applicable exemptive relief granted by the SEC.  Generally, the Fund will not purchase securities of an investment company if, as a result:  (1) more than 10% of the Fund’s total assets would be invested in securities of other investment companies; (2) such purchase would result in more than 3% of the total outstanding voting securities of any such investment company being held by the Fund; or (3) more than 5% of the Fund’s total assets would be invested in any one such investment company.

PREFERRED STOCK RISK.  The prices and yields of nonconvertible preferred stocks generally move with changes in interest rates and the issuer’s credit quality, similar to debt securities.  The value of convertible preferred stocks varies in response to many factors, including, for example, the value of the underlying equity securities, general market and economic conditions and convertible market valuations, as well as changes in interest rates, credit spreads and the credit quality of the issuer.

REAL ESTATE RELATED SECURITIES RISKS.  The main risk of real estate related securities is that the value of the underlying real estate may go down.  Many factors may affect real estate values, including the general and local economies, the amount of new construction in a particular area, the laws and regulations (including zoning and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate.  The availability of mortgages and changes in interest rates may also affect real estate values.  Further, the real estate industry is particularly sensitive to economic downturns.  If the Fund’s real estate related investments are concentrated in one geographic area or in one property type, the Fund will be particularly subject to the risks associated with that area or property type.

In addition to the risks surrounding real estate related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in real estate investment trusts (“REITs”) involve unique risks.  REITs are pooled investment vehicles that invest primarily in income-producing real estate or real estate related loans or interests.

Like registered investment companies such as the Fund, REITs are not taxed on income distributed to shareholders so long as they comply with several requirements of the Code.  Investing in REITs involves certain risks.  REITS may have limited financial resources, may trade less frequently and in limited volume and may be more volatile than other securities.  REITs are also subject to additional risks, such as poor performance by the manager of the REIT, adverse changes to the tax laws or failure by the REIT to qualify for tax-free pass-through of income under the Code, the risks of financing projects, heavy cash flow dependency, default by borrowers, and self-liquidation.  In addition, some REITs have limited diversification because they invest in a limited number of properties, a narrow geographic area or a single type of property.  A REIT may be affected by changes in the value of the underlying property owned by such REIT or by the quality of any credit extended by the REIT.  Also, the organizational documents of a REIT may contain provisions that make changes in control of the REIT difficult and time-consuming.  Because REITs are pooled investment vehicles that have expenses of their own, the Fund will indirectly bear its proportionate share of those expenses.  REITS are also subject to interest rate risks.

RECENT FIXED INCOME MARKET EVENTS.  The fixed income markets have experienced a period of extreme volatility that has negatively impacted a broad range of mortgage- and asset-backed and other fixed income securities, including those rated investment grade, the U.S. and international credit and interbank money markets generally, and a wide range of financial institutions and markets, asset classes and sectors.  As a result,  fixed income instruments are experiencing reduced liquidity, increased price volatility, credit downgrades and increased likelihood of default.  Domestic and international equity markets have also been experiencing heightened volatility and turmoil that has particularly affected issuers with exposure to the real estate,  mortgage and credit markets.  During times of market turmoil, investors tend to look to the safety of securities issued or backed by the U.S. Treasury, causing the prices of these securities to rise, and their yields to decline.  These events as well as continuing market upheavals may have an adverse effect on the Fund and may result in increased shareholder redemptions.

In 2008, the Federal Housing Finance Agency (“FHFA”) placed Federal National Mortgage Association (“FNMA”) and Federal Home Loan Mortgage Corporation (“FHLMC”) into conservatorship.  As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC.  FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.  In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury would purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise.  While the Federal Reserve’s purchases have terminated, the U.S. Treasury announced in 2009 that it would continue its support for the entities’ capital as necessary to prevent a negative net worth through the end of 2012.  In 2012, the Senior Preferred Stock Purchase Agreement was further amended to, among other things, accelerate the wind-down of the retained portfolio, terminate the requirement that FNMA and FHLMC each pay a 10% dividend annually on all amounts received under the funding commitment, and require the submission of an annual risk management plan to the U.S. Treasury.  FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities.  The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has broad authority to promote the orderly administration of FNMA’s and FHLMC’s affairs, including the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, and the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent.  Although FHFA has indicated that it has no present intention to repudiate or to transfer any guaranty obligations, holders of FNMA or FHLMC mortgage-backed securities would be adversely affected in the event that the FHFA exercised either of these powers granted to it under the Reform Act.  In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership.  The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent.  The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed.

In addition, following the recent global financial crisis, the Federal Reserve has attempted to stabilize the economy and support the economic recovery by keeping the federal funds rate (the interest rate at which depository institutions lend reserve balances to other depository institutions overnight) at or near zero percent. In addition, as part of its monetary stimulus program known as quantitative easing, the Federal Reserve has purchased on the open market large quantities of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities. As the Federal Reserve “tapers” or reduces the amount of securities it purchases pursuant to quantitative easing, and/or if the Federal Reserve raises the federal funds rate, there is a risk that interest rates will rise. A general rise in interest rates has the potential to cause investors to move out of fixed-income securities on a large scale, which may increase redemptions from mutual funds that hold large amounts of fixed-income securities.

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS.  A repurchase agreement is an agreement between two parties whereby one party sells the other a security at a specified price with a commitment to repurchase the security later at an agreed-upon price, date and interest payment.  A reverse repurchase agreement is a term used to describe the opposite side of a repurchase transaction.  The party that purchases and later resells a security is said to perform a repurchase; the other party, that sells and later repurchases a security is said to perform a reverse repurchase.  The Fund is permitted to enter into fully collateralized repurchase agreements.  The Board has delegated to the sub-adviser the responsibility of evaluating the creditworthiness of the banks and securities dealers with which the Fund will engage in repurchase agreements.  The sub-adviser will monitor such transactions to ensure that the value of underlying collateral will be at least equal to the total amount of the repurchase obligation as required by the valuation provision of the repurchase agreement, including the accrued interest.  Repurchase agreements carry the risk that the market value of the securities declines below the repurchase price.  The Fund could also lose money if it is unable to recover the securities and the value of the collateral held by the Fund is less than the value of the securities.  In the event the borrower commences bankruptcy proceedings, a court may characterize the transaction as a loan.  If the Fund has not perfected a security interest in the underlying collateral, the Fund may be required to return the underlying collateral to the borrower’s estate and be treated as an unsecured creditor.  As an unsecured creditor, the Fund could lose some or all of the principal and interest involved in the transaction.  Reverse repurchase agreements are a type of borrowing that may increase the possibility of fluctuation in the Fund’s net asset value.

RESTRICTED SECURITIES.  The Fund may invest in securities that are not registered under the Securities Act (“restricted securities”). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund’s investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information, which may restrict the Fund’s ability to conduct portfolio transactions in such securities.

Some of these securities are new and complex, and trade only among institutions; the markets for these securities are still developing, and may not function as efficiently as established markets. Owning a large percentage of restricted securities could hamper the Fund’s ability to raise cash to meet redemptions. Also, because there may not be an established market price for these securities, the Fund may have to estimate their value, which means that their valuation (and, to a much smaller extent, the valuation of the Fund) may have a subjective element. Transactions in restricted securities may entail registration expense and other transaction costs that are higher than those for transactions in unrestricted securities. Where registration is required for restricted securities a considerable time period may elapse between the time the Fund decides to sell the security and the time it is actually permitted to sell the security under an effective registration statement. If during such period, adverse market conditions were to develop, the Fund might obtain less favorable pricing terms that when it decided to sell the security.  The Fund may purchase securities that may have restrictions on transfer or resale (including Rule 144A securities and Regulation S securities).  Depending upon the circumstances, the Fund may only be able to sell these securities in the United States if an exemption from registration under the federal and state securities laws is available or may only be able to sell these securities outside of the United States (such as on a foreign exchange).  These securities may either be determined to be liquid or illiquid pursuant to policies and guidelines established by the Board.

SECURITIES TRUSTS.  The Fund may invest in securities trusts, which are investment trust vehicles that maintain portfolios comprised of underlying debt securities that are generally unsecured.  These instruments are purchased in the cash markets and vary as to the type of underlying security, but include such underlying securities as corporate investment grade and high yield bonds and credit default swaps.  Examples include TRAINS, TRACERS, CORE and funded CDX.  Holders of interests in these structured notes receive income from the trusts in respect of principal or interest paid on the underlying securities.  By investing in such notes, the Fund will indirectly bear its proportionate share of any expenses paid by such notes in addition to the expenses of the Fund.

Investments in these structured products are subject to the same risks that would be associated with direct investments in the underlying securities of the structured notes.  These risks include substantial market price volatility resulting from changes in prevailing interest rates; default or bankruptcy of issuers of the underlying securities; subordination to the prior claims of banks and other senior lenders in the case of default; and early repayment by issuers during periods of declining interest rates because of mandatory call or redemption provisions.  In addition, structured note products may have difficulty disposing of the underlying securities because of thin trading markets.

SHORT SALES RISK.  The Fund may make short sales of securities, either as a hedge against potential declines in the value of a security or to realize appreciation when a security the Fund does not own declines in value.  When the Fund makes a short sale, it sells a borrowed security (typically from a broker or other institution), which it must later repurchase and resell to the lender.  The Fund may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities (i.e., the broker or other institution).  The Fund may not always be able to borrow the security at a particular time or at an acceptable price, which may make it difficult or impossible for the Fund to effect its investment strategy.

The Fund will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security.  As such, if the Fund makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities.  The Fund would realize a gain on a short sale if the security declines in price between the date of the short sale and the date the Fund replaces the security.  Further, the amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses the Fund may be required to pay to the lender in connection with the short sale.  There can be no assurance that the Fund will be able to close out a short sale position at any particular time or at an acceptable price.  Although the Fund’s gain is limited to the price at which it sold the security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold and thus, could be unlimited.  In certain cases, purchasing a security to cover a short position can itself cause the price of the security to rise further, thereby exacerbating the loss.

Until the Fund replaces a security sold short, it is required to maintain a segregated account of cash or liquid assets to cover its short position.  Securities held in a segregated account cannot be sold while the position they are covering is outstanding, unless they are replaced with similar securities.  The Fund must also maintain sufficient liquid assets (less any additional collateral held by the broker/lender) to cover the short sale obligation.

This may limit the Fund’s investment flexibility and its ability to meet redemption requests or other current obligations.

The Fund may take a short position in a security at the same time that other accounts managed by the Fund’s sub-adviser take a long position in the same security, or take a long position in a security at the same time that other accounts managed by the Fund’s sub-adviser take a short position in the same security.  In addition, the Fund may from time to time take a long or short position in a particular equity security while simultaneously taking the opposite position with respect to an ETF that includes such particular equity security as a constituent.  ETFs are baskets of securities that, like stocks, trade on exchanges such as the NYSE MKT LLC and the New York Stock Exchange.  These and other transactions undertaken on behalf of other accounts managed by the Fund’s sub-adviser may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Fund.

Certain regulators in various countries throughout the world, including the United States, may from time to time impose limits or prohibitions on short sales of certain companies (e.g., financial institutions).  These prohibitions, which may be temporary, could inhibit the ability of the Fund to sell securities short as part of its investment strategy.

The Fund employs a form of leverage when it invests the proceeds it receives from selling securities short.  The use of leverage may increase the Fund’s exposure to the equity investments in its portfolio and magnify any change (positive or negative) in the Fund’s net asset value, which could increase the volatility of the Fund’s returns.  The Fund’s use of leverage may not be successful and could cause the Fund to underperform the market or other funds. The Fund cannot guarantee that the use of leverage will produce a higher return on an investment or that its leveraging strategy will be successful, and the use of short sales may result in the underperformance of the Fund relative to broad market indices.

SMALL CAPITALIZATION SECURITIES.  The Fund may invest in equity securities (including securities issued in initial public offerings) of companies with smaller market capitalizations.  Because the issuers of small capitalization securities tend to be smaller or less well-established companies, they may have limited product lines, market share or financial resources, may have less historical data with respect to operations and management and may be more dependent on a limited number of key employees.  As a result, small capitalization securities are often less marketable than securities of larger or more well-established companies.  Historically, small market capitalization stocks and stocks of recently organized companies are subject to increased price volatility due to:  (i) less certain growth prospects; (ii) lower degrees of liquidity in the markets for such stocks; (iii) thin trading that could result in the stocks being sold at a discount or in small lots over an extended period of time; (iv) limited product lines, markets or financial resources; (v) dependence on a few key management personnel; and (vi) increased susceptibility to losses and bankruptcy and increased transaction costs.

SOVEREIGN DEBT.  Investments in sovereign debt involve special risks.  The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and the Fund may have limited legal recourse in the event of default.  Countries such as those in which the Fund may invest have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate trade difficulties and unemployment.  Some of these countries are also characterized by political uncertainty or instability.  Additional factors that may influence the ability or willingness to service debt include, but are not limited to, a country’s cash flow situation, the availability of sufficient foreign exchange on the date a payment is due, the relative size of its debt service burden to the economy as a whole and its government’s policy towards the International Monetary Fund, the World Bank and other international agencies.  If a government entity defaults, it may ask for more time in which to pay or for further loans.  There is no legal process for collecting sovereign debt that a government does not pay, and there are no bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.  Additionally, the financial markets have recently seen an increase in volatility and adverse trends due to uncertainty surrounding the level and sustainability of sovereign debt of certain countries that are part of the European Union, including Greece, Spain, Ireland, Italy and Portugal.  This has adversely affected the exchange rate of the euro and may continue to significantly affect every country in Europe.  Outside of the European Union, Iceland has also experienced adverse trends due to high debt levels and excessive lending.

The Fund may have difficulty disposing of certain sovereign debt obligations because there may be a limited trading market for such securities.  Because there is no liquid secondary market for many of these securities, the Fund anticipates that such securities could be sold only to a limited number of dealers or institutional investors.  The lack of a liquid secondary market may have an adverse impact on the market price of such securities and the Fund’s ability to dispose of particular issues when necessary to meet its liquidity needs or in response to a specific economic event, such as deterioration in the creditworthiness of the issuer.  The lack of a liquid secondary market for certain securities also may make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing its portfolio and calculating its net asset value.  See also “Foreign Investments” above.

STRUCTURED SECURITIES.  Because structured securities of the types in which the Fund may invest typically involve no credit enhancement, their credit risk is generally equivalent to that of the underlying instruments.  The Fund is permitted to invest in classes of structured securities that are either subordinated or unsubordinated with respect to the right to payment of another class.  Subordinated structured securities typically have higher yields and present greater risks than unsubordinated structured securities.  Structured securities are typically sold in private placement transactions, and there currently is no active trading market for structured securities.  Certain issuers of such securities may be deemed to be “investment companies” as defined in the 1940 Act. Therefore, the Fund’s investment in structured securities may be limited by certain investment restrictions contained therein.

TO BE ANNOUNCED (TBA) SECURITIES RISK.  TBA securities include when-issued and delayed delivery securities and forward commitments.  The Fund is permitted to purchase or sell securities on a when-issued or delayed-delivery basis.  When-issued or delayed-delivery transactions arise when securities are purchased or sold with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield at the time of entering into the transaction.  The Fund may sell the securities before the settlement date if the sub-adviser deems it advisable.  Distributions attributable to any gains realized on such a sale are taxable to shareholders.  When-issued and delayed delivery securities and forward commitments involve the risk that the security the Fund buys will lose value prior to its delivery.  There are also the risks that the security will never be issued or that the other party to the transaction will not meet its obligation.  If this occurs, the Fund loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

Short Sales of TBA Securities Risk.  The Fund may also engage in shorting of TBAs. When the Fund enters into a short sale of a TBA security it effectively agrees to sell a security it does not own at a future price and date.  Although most TBA short sales transactions are closed prior to any requirement to deliver the security sold short, if the Fund does not close the position, the Fund may have to purchase the securities needed to settle the short sale at a higher price than anticipated, which would cause the Fund to lose money.  The Fund may not always be able to purchase securities to close out the short position at a particular time or at an attractive price.  The Fund may incur increased transaction costs associated with selling TBA securities short. In addition, taking short positions in TBA securities may result in a form of leverage which could increase the volatility of the Fund’s returns.  The Fund may also engage in short sales of TBA securities when it contemporaneously owns or has the right to obtain, at no added cost, securities identical to those sold short. If the Fund sells securities in this manner, it may protect itself from loss if the price of the securities declines in the future, but will lose the opportunity to profit on such securities if the price rises.  If the Fund effects a short sale of securities at a time when it has an unrealized gain on the securities, it may be required to recognize that gain as if it had actually sold the securities (as a “constructive sale”) on the date it effects the short sale.

USE AS UNDERLYING FUND RISK. The Fund may be an investment (an “Underlying Fund”) of a mutual fund that pursues its investment objective by investing primarily in other mutual funds (“fund of funds structure”).  A fund of funds structure could increase or decrease gains and could affect the timing, amount and character of distributions to you from the Underlying Fund for investments you make directly in the Underlying Fund.  An Underlying Fund may experience relatively large redemptions or investments as the fund that utilizes a fund of funds structure periodically reallocates or rebalances its assets. These transactions may cause the Underlying Fund to sell portfolio securities to meet such redemptions, or to invest cash from such investments, at times it would not otherwise do so, and may as a result increase transaction costs and adversely affect underlying fund performance.

U.S. GOVERNMENT SECURITIES RISK.  Treasury obligations may differ in their interest rates, maturities, times of issuance and other characteristics.  Obligations of U.S. Government agencies and authorities are supported by varying degrees of credit but generally are not backed by the full faith and credit of the U.S. Government.  No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so.  The maximum potential liability of the issuers of some U.S. Government securities held by the Fund may greatly exceed their current resources, including their legal right to support from the U.S. Treasury.  It is possible that these issuers will not have the funds to meet their payment obligations in the future.

VOLATILITY RISK.  Share price, yield and total return may fluctuate more than with funds that use a different investment strategy.

WARRANTS AND RIGHTS RISK.  Warrants are instruments giving holders the right, but not the obligation, to buy equity or fixed income securities of a company at a given price during a specified period.  Rights are similar to warrants but normally have a short life span to expiration.  The purchase of rights or warrants involves the risk that the Fund could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the right’s or warrant’s expiration.  Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security.  Buying a warrant does not make the Fund a shareholder of the underlying stock. The warrant holder has no voting or dividend rights with respect to the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments.

ZERO COUPON SECURITIES.  A zero coupon security is a security that makes no interest payments but is instead sold at a deep discount from its face value.  While interest payments are not made on such securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently.  As with other fixed income securities, zero coupon bonds are subject to interest rate and credit risk.  Some of these securities may be subject to substantially greater price fluctuations during periods of changing market rates than comparable securities that pay interest currently.  Longer term zero coupon bonds have greater interest rate risk than shorter term zero coupon bonds.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Fund will publicly disclose its complete month-end portfolio, except certain de minimis or short-term investments, on the Fund’s website at www.hartfordfunds.com no earlier than 25 calendar days after the end of each month.

The Fund, the Fund’s investment manager, the Fund’s distributor (collectively, “Hartford”) or the Fund’s investment sub-adviser also may confidentially or publicly disclose portfolio holdings on a more frequent basis if approved by the Fund’s Chief Compliance Officer (“CCO”) and at least one other Fund officer in accordance with the Fund’s disclosure policy.

Portfolio holdings are disclosed to the Fund’s custodian, independent registered public accounting firm, pricing service vendors and other persons who provide systems or software support in connection with Fund operations, including accounting, compliance support and pricing, to the extent they require access to such information in order to fulfill their contractual obligations to the Fund.  Portfolio holdings may also be disclosed to persons assisting the Fund or its investment sub-adviser in the voting of proxies and to the Fund’s bank lenders.  In connection with managing the Fund, the Fund’s investment manager or sub-adviser may disclose the Fund’s portfolio holdings to third-party vendors that provide analytical systems services to the Fund’s investment manager or sub-adviser on behalf of the Fund and to certain third party industry information vendors, institutional investment consultants, and asset allocation service providers.  With respect to each of these entities, portfolio holdings information will be released only in accordance with the above requirements.  From time to time, the Fund may disclose portfolio holdings to other parties to the extent necessary in connection with actual or threatened litigation.

The “Hartford Funds” consist of The Hartford Alternative Strategies Fund and series of The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc.  One or more of the Hartford Funds has entered into ongoing arrangements to disclose portfolio holdings to the following entities:

Brown Brothers Harriman & Co.

Class Action Claims Management

Cognizant Technology Solutions

Confluence Technologies

Ernst & Young LLP (each Fund’s Independent Registered Public Accounting Firm)

FactSet Research Systems Inc.

Glass, Lewis & Co.

Interactive Data Corporation

Investment Technology Group, Inc.

J.P. Morgan Chase

J.P. Morgan Securities, Inc.

Lipper Inc.

Markit WSO Corporation

Merrill Lynch, Pierce, Fenner & Smith Incorporated

State Street Bank and Trust Company

State Street Investment Management Solutions

SunGard Expert Solutions

Synthesis Technology

TerraNua U.S. Corp.

Wolters Kluwer Financial Services

Portfolio holdings are disclosed at various times to Lipper Inc. (on a monthly basis with a lag time of two days) in order to fulfill its obligations to the Hartford Funds.  Portfolio holdings are disclosed on a daily basis to Brown Brothers Harriman & Co., FactSet Research Systems Inc., Glass Lewis & Co., Investment Technology Group, Inc. (for certain Hartford Funds), J.P. Morgan Chase, Markit WSO Corporation (for certain Hartford Funds), State Street Bank and Trust Company, State Street Investment Management Solutions, SunGard Expert Solutions and TerraNua U.S. Corp.  Portfolio holdings are disclosed to J.P. Morgan Securities, Class Action Claims Management, Synthesis Technology and Wolters Kluwer Financial Services on a monthly basis, with lag times of one day, two days, five days, and two days, respectively.  Portfolio holdings are disclosed to Confluence Technologies, Interactive Data Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Synthesis Technology on a quarterly basis, with lag times of three, three, two and twelve business days, respectively. Portfolio holdings are disclosed to Cognizant Technology Solutions as needed, with no delay.  Portfolio holdings are disclosed to the Hartford Funds’ independent registered public accounting firm at least annually and otherwise upon request as necessary to enable the Hartford Funds’ independent registered public accounting firm to provide services to the Hartford Funds, with no lag time.  Additionally, when purchasing and selling its portfolio securities through broker-dealers, requesting bids on securities, or obtaining price quotations on securities, the Hartford Funds may disclose one or more of their portfolio securities to the party effecting the transaction or providing the information.

Additionally, Hartford or the sub-adviser may provide oral or written information (“portfolio commentary”) about a Fund, including, but not limited to, how the Fund’s investments are divided among (i) various sectors, industries and countries, (ii) value and growth stocks and small, mid and large-cap stocks, (iii) stocks, bonds, currencies and cash and, as applicable, (iv) types of bonds, bond maturities, bond coupons and bond credit quality ratings.  This portfolio commentary may also include information on factors that contributed to Fund performance, including these relative weightings.  Hartford or the sub-adviser may also provide oral or written information (“statistical information”) about various financial characteristics of the Fund or its underlying portfolio securities including, but not limited to, beta, duration, maturity, Sharpe ratio, earnings growth, payout ratio, price/book value, projected earnings growth, return on equity, tracking error, weighted average quality, market capitalization, percent debt to equity, dividend yield or growth, default rate, portfolio turnover, risk and style characteristics or other similar information.  This portfolio commentary and statistical information about the Fund may be based on the Fund’s most recent quarter-end portfolio, month-end or on some other interim period.  Portfolio commentary and statistical information may be available on the Hartford Funds’ website or may be provided to members of the press, financial intermediaries, fiduciaries of a 401(k) plan or a trust and their advisers, or current or potential shareholders in the Fund or their representatives.  The content and nature of the information provided to each of these persons may differ.

Hartford and the sub-adviser have implemented procedures reasonably designed to ensure that (1) any disclosure of the Fund’s portfolio securities is made pursuant to a practice or arrangement approved in accordance with the Fund’s policy; (2) personnel who are in a position to disclose Fund portfolio holdings are appropriately trained to comply with the Fund’s policies regarding the disclosure of portfolio holdings and (3) each approved disclosure arrangement or practice is documented by the Fund’s CCO or his/her designee.

In no event will Hartford or the sub-adviser or any affiliate thereof be permitted to receive compensation or other consideration in connection with the disclosure of Fund portfolio holdings.

The Fund’s CCO is responsible for addressing conflicts of interest between the interests of Fund shareholders, on the one hand, and the interests of the Fund’s investment manager, investment sub-adviser, principal underwriter, or any affiliated person of the Fund, its investment manager, investment sub-adviser, or its principal underwriter, on the other.  Every violation of the portfolio holdings disclosure policy must be reported to the Fund’s CCO.

The Board reviews and approves the Fund’s policy on disclosure of portfolio holdings.  The CCO for the Fund’s investment manager will provide summaries of all newly approved arrangements and report exceptions to and material violations of this policy to the Board.  There can be no assurance, however, that the Fund’s portfolio holdings disclosure policy will prevent the misuse of such information by individuals or firms that receive such information.

Management of the Fund

The Trustees and officers of the Fund, their business addresses, principal occupations for at least the past five years and years of birth are listed in the tables below.  The Board (i) provides broad supervision over the affairs of the Fund and (ii) elects officers who are responsible for the day-to-day operations of the Fund and the execution of policies formulated by the Board.  The first table below provides information about those trustees who are deemed not to be “interested persons” of the Fund, as that term is defined in the 1940 Act (i.e., “non-interested trustees”), and the second table below provides information about the Fund’s “interested” trustees and the Fund’s officers.

NON-INTERESTED TRUSTEES

NAME, YEAR OF BIRTH AND ADDRESS	POSITION HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS FOR PUBLIC COMPANIES AND OTHER REGISTERED INVESTMENT COMPANIES HELD BY TRUSTEE

HILARY E. ACKERMANN (1956) c/o Hartford Funds 5 Radnor Corporate Center, 100 Matsonford Road, Suite 300, Radnor, Pennsylvania 19087	Trustee	Since 2014	Ms. Ackermann served as Chief Risk Officer at Goldman Sachs Bank USA from October 2008 to November 2011 and serves as a Director of Dynegy, Inc. (an independent power company) from October 2012 to present.	66	Ms. Ackermann serves as a Director of Dynegy, Inc. (a power company) (October 2012 to present).

NAME, YEAR OF BIRTH AND ADDRESS	POSITION HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS FOR PUBLIC COMPANIES AND OTHER REGISTERED INVESTMENT COMPANIES HELD BY TRUSTEE
LYNN S. BIRDSONG (1946) c/o Hartford Funds 5 Radnor Corporate Center Suite 300 100 Matsonford Road Radnor, Pennsylvania 19087	Trustee	Since 2011

Mr. Birdsong currently serves as a Director of Aberdeen Global and Aberdeen Global II (investment funds) (September 2014 to present). Mr. Birdsong served as an Independent Director of Nomura Partners Funds, Inc. (formerly, The Japan Fund) (April 2003 to February 2015) and as a Director of the Sovereign High Yield Investment Company (April 2010 to June 2014). From 2003 to March 2005, Mr. Birdsong was an Independent Director of the Atlantic Whitehall Funds. From 1979 to 2002, Mr. Birdsong was a Managing Director of Zurich Scudder Investments, an investment management firm. During his employment with Scudder, Mr. Birdsong was an Interested Director of The Japan Fund. From January 1981 through December 2013, Mr. Birdsong was a partner in Birdsong Company, an advertising specialty firm.

				66	None.

ROBERT M. GAVIN (1940) c/o Hartford Funds 5 Radnor Corporate Center Suite 300 100 Matsonford Road Radnor, Pennsylvania 19087	Trustee and Chairman of the Board	Since 2011	Dr. Gavin is an educational consultant. Prior to September 1, 2001, he was President of Cranbrook Education Community and prior to July 1996, he was President of Macalester College, St. Paul, Minnesota.	66	None

NAME, YEAR OF BIRTH AND ADDRESS	POSITION HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS FOR PUBLIC COMPANIES AND OTHER REGISTERED INVESTMENT COMPANIES HELD BY TRUSTEE
DUANE E. HILL (1945) c/o Hartford Funds 5 Radnor Corporate Center Suite 300 100 Matsonford Road Radnor, Pennsylvania 19087	Trustee	Since 2011	Mr. Hill is a Partner of TSG Ventures L.P., a private equity investment company. Mr. Hill is a former partner of TSG Capital Group, a private equity investment firm that served as sponsor and lead investor in leveraged buyouts of middle market companies.	66	None

SANDRA S. JAFFEE (1941) c/o Hartford Funds 5 Radnor Corporate Center Suite 300 100 Matsonford Road Radnor, Pennsylvania 19087	Trustee	Since 2011

Ms. Jaffee is the founder and Chief Executive Officer of a private company, Homeworks Concierge, LLC, which provides residential property management services in Westchester County, New York (January 2012 to present). Ms. Jaffee served as Chairman (2008 to 2009) and Chief Executive Officer of Fortent (formerly Searchspace Group), a leading provider of compliance/regulatory technology to financial institutions from August 2005 to August 2009. From August 2004 to August 2005, Ms. Jaffee served as an Entrepreneur in Residence with Warburg Pincus, a private equity firm. Prior to joining Warburg Pincus, Ms. Jaffee served as Executive Vice President at Citigroup, from September 1995 to July 2004, where she was President and Chief Executive Officer of Citibank’s Global Securities Services (1995 to 2003). Ms.

				66	None

NAME, YEAR OF BIRTH AND ADDRESS	POSITION HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS FOR PUBLIC COMPANIES AND OTHER REGISTERED INVESTMENT COMPANIES HELD BY TRUSTEE

Jaffee served as a member of the Board of Directors of Broadridge Financial Solutions (November 2010 to November 2014). Ms. Jaffee currently serves as a member of the Board of Directors of Global Corps Africa (a non-profit organization) (January 2015 to present) as well as a Trustee of Muhlenberg College (September 2007 to present).

WILLIAM P. JOHNSTON (1944) c/o Hartford Funds 5 Radnor Corporate Center Suite 300 100 Matsonford Road Radnor, Pennsylvania 19087	Trustee	Since 2011

In June 2006, Mr. Johnston was appointed as Senior Advisor to The Carlyle Group, a global private equity and other alternative asset investment firm and currently serves as an Operating Executive. In July 2006, Mr. Johnston was elected to the Board of Directors of MultiPlan, Inc. and served as a Director (July 2006 to August 2010). In August 2007, Mr. Johnston was elected to the Board of Directors of LifeCare Holdings, Inc. and served as a Director (August 2007 to June 2013). In February 2008, Mr. Johnston was elected to the Board of Directors of HCR-ManorCare, Inc. In May 2006, Mr. Johnston was elected to the Supervisory Board of Fresenius Medical Care AG & Co. KGaA, after its acquisition of Renal Care Group, Inc. in March 2006. Mr. Johnston joined Renal Care Group in

				66	None

NAME, YEAR OF BIRTH AND ADDRESS	POSITION HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS FOR PUBLIC COMPANIES AND OTHER REGISTERED INVESTMENT COMPANIES HELD BY TRUSTEE

November 2002 as a member of the Board of Directors and served as Chairman of the Board from March 2003 through March 2006. From 2002 through 2013, Mr. Johnston served as a Board member of the Georgia O’Keefe Museum. From September 1987 to December 2002, Mr. Johnston was with Equitable Securities Corporation (and its successors, SunTrust Equitable Securities and SunTrust Robinson Humphrey) serving in various investment banking and managerial positions, including Managing Director and Head of Investment Banking, Chief Executive Officer and Vice Chairman.

PHILLIP O. PETERSON (1944) c/o Hartford Funds 5 Radnor Corporate Center Suite 300 100 Matsonford Road Radnor, Pennsylvania 19087	Trustee	Since 2011	Mr. Peterson is a mutual fund industry consultant. He was a partner of KPMG LLP (an accounting firm) until July 1999. Mr. Peterson joined William Blair Funds in February 2007 as a member of the Board of Trustees. From February 2012 to February 2014, Mr. Peterson served as a Trustee of Symetra Variable Mutual Funds. From January 2004 to April 2005, Mr. Peterson served as Independent President of the Strong Mutual Funds.	66	Mr. Peterson is a Trustee of the William Blair Funds (February 2007 to current) (26 funds overseen).

LEMMA W. SENBET (1946) c/o Hartford Funds	Trustee	Since 2011	Dr. Senbet is the William E. Mayer Chair Professor of Finance	66	None

NAME, YEAR OF BIRTH AND ADDRESS	POSITION HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS FOR PUBLIC COMPANIES AND OTHER REGISTERED INVESTMENT COMPANIES HELD BY TRUSTEE
5 Radnor Corporate Center Suite 300 100 Matsonford Road Radnor, Pennsylvania 19087

and Founding Director, Center for Financial Policy, at the University of Maryland, Robert H. Smith School of Business. He was chair of the Finance Department of the University of Maryland, Robert H. Smith School of Business from 1998 to 2006. Since June 2013, he has been on leave from the University to serve as Executive Director of African Economic Research Consortium which focuses on economic policy research and training. Previously, he was a chaired professor of finance at the University of Wisconsin-Madison. Also, he was a Director of the Fortis Funds from March 2000 to July 2002. Dr. Senbet served as Director of the American Finance Association and President of the Western Finance Association. In 2006, Dr. Senbet was inducted Fellow of Financial Management Association International for his career-long distinguished scholarship and professional service.

*                 Term of Office: Each Trustee may serve until his or her successor is elected and qualifies.

OFFICERS AND INTERESTED TRUSTEES

NAME, YEAR OF BIRTH AND ADDRESS	POSITION HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS HELD BY TRUSTEE
JAMES E. DAVEY** (1964) c/o Hartford Funds 5 Radnor Corporate Center Suite 300 100 Matsonford Road Radnor, Pennsylvania 19087	Trustee, President and Chief Executive Officer	President and Chief Executive Officer since 2011; Trustee since 2012

Mr. Davey serves as Executive Vice President of Hartford Life Insurance Company (“HLIC”) and The Hartford Financial Services Group, Inc. Additionally, Mr. Davey serves as Chairman of the Board, Manager and Senior Managing Director of Hartford Funds Distributors, LLC (“HFD”). He also currently serves as Director, Chairman of the Board, President and Senior Managing Director of Hartford Administrative Services Company (“HASCO”). Mr. Davey also serves as Manager, Chairman of the Board and Senior Managing Director for Hartford Funds Management Company, LLC (“HFMC”) and Director, Chairman of the Board and Senior Managing Director for Hartford Funds Management Group, Inc. (“HFMG”). Mr. Davey has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds. Mr. Davey joined The Hartford in 2002.

				N/A	N/A

MARK A. ANNONI (3) (1964) c/o Hartford Funds Suite 500, 500 Bielenberg Drive Woodbury, Minnesota 55125	Vice President, Treasurer and Controller	Since 2012

Mr. Annoni currently serves as the Assistant Vice President of HLIC (February 2004 to present) and Senior Vice President of HFMG (December 2013 to present). Mr. Annoni has served in various positions within The

				N/A	N/A

NAME, YEAR OF BIRTH AND ADDRESS	POSITION HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS HELD BY TRUSTEE
Hartford and its subsidiaries in connection with the operation of the Hartford Funds. Mr. Annoni joined The Hartford in 2001..

MICHAEL DRESSEN (1963) c/o Hartford Funds Suite 500, 500 Bielenberg Drive Woodbury, Minnesota 55125	AML Compliance Officer	Since 2011

Mr. Dressen currently serves as Assistant Vice President of HLIC. He also serves as Chief Compliance Officer and AML Compliance Officer of HASCO and as AML Officer of HFD. Mr. Dressen has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds.

				N/A	N/A

EDWARD P. MACDONALD (1967) c/o Hartford Funds 5 Radnor Corporate Center Suite 300 100 Matsonford Road Radnor, Pennsylvania 19087	Vice President, Secretary and Chief Legal Officer	Since 2011

Mr. Macdonald currently serves as Assistant Secretary, Executive Vice President and Deputy General Counsel of HFD, HASCO, HFMC and HFMG. He also serves as Vice President of HLIC. Mr. Macdonald has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds. Mr. Macdonald joined The Hartford in 2005.

				N/A	N/A

NAME, YEAR OF BIRTH AND ADDRESS	POSITION HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS HELD BY TRUSTEE
JOSEPH G. MELCHER (1973) c/o Hartford Funds 5 Radnor Corporate Center Suite 300 100 Matsonford Road Radnor, Pennsylvania 19087	Vice President and Chief Compliance Officer	Since 2013

Mr. Melcher currently serves as Executive Vice President of HFD, HFMG and HASCO. Mr. Melcher also currently serves as Executive Vice President and Chief Compliance Officer of HFMC. Mr. Melcher has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds since joining The Hartford in 2012. Prior to joining The Hartford, Mr. Melcher worked at Touchstone Investments, a member of the Western & Southern Financial Group, where he held the position of Vice President and Chief Compliance Officer from 2010 through 2012 and Assistant Vice President, Compliance from 2005 to 2010.

				N/A	N/A

VERNON J. MEYER (1964) c/o Hartford Funds 5 Radnor Corporate Center Suite 300 100 Matsonford Road Radnor, Pennsylvania 19087	Vice President	Since 2011

Mr. Meyer currently serves as Senior Vice President of HLIC. He also currently serves as Managing Director and Chief Investment Officer of HFMC and Managing Director of HFMG. Mr. Meyer has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds. Mr. Meyer joined The Hartford in 2004.

				N/A	N/A

NAME, YEAR OF BIRTH AND ADDRESS	POSITION HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS HELD BY TRUSTEE
LAURA S. QUADE (1969) c/o Hartford Funds Suite 500, 500 Bielenberg Drive Woodbury, Minnesota 55125	Vice President	Since 2012

Ms. Quade currently serves as Vice President of HASCO, HFD and HFMG. She is the Head of Operations of HASCO and formerly served as Director, Enterprise Operations of HLIC. Ms. Quade has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds. Ms. Quade joined The Hartford in 2001.

				N/A	N/A

(3)

It is anticipated that on or about March 15, 2015, Michael J. Flook (1965) will replace Mark Annoni as Vice President, Treasurer and Controller of each Company. Mr. Flook has served as Assistant Treasurer of the Funds since February 2015. Mr. Flook joined The Hartford in 2014.

*	Term of Office: Each officer and Trustee may serve until his or her successor is elected and qualifies.
**	“Interested person”, as defined in the 1940 Act, of the Fund because of the person’s affiliation with, or equity ownership of, HFMC, HFD or affiliated companies.

All Trustees and officers of the Fund also hold corresponding positions with The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (collectively, the “Other Hartford Entities”).

BOARD OF TRUSTEES.  The Fund has a Board of Trustees. The Board is responsible for oversight of the Fund.  The Board elects officers who are responsible for the day to day operations of the Fund.  The Board oversees the investment manager and the other principal service providers of the Fund.  The Board currently holds six regularly scheduled meetings throughout each year. In addition, the Board may hold special meetings at other times. As described in more detail below, the Board has established five standing committees that assist the Board in fulfilling its oversight responsibilities: the Audit Committee, Compliance Committee, Contracts Committee, Investment Committee and Nominating Committee (collectively, the “Committees”).

The Board is chaired by an Independent Trustee. The Independent Chairman (i) presides at Board meetings and participates in the preparation of agendas for the meetings, (ii) acts as a liaison with the Fund’s officers, investment manager and other trustees between meetings and (iii) coordinates Board activities and functions with the Chairmen of the Committees.  The Independent Chairman may also perform such other functions as may be requested by the Board from time to time.  The Board has determined that the Board’s leadership and committee structure is appropriate because it provides structure for the Board to work effectively with management and service providers and facilitates the exercise of the Board’s independent judgment.  In addition, the committee structure permits an efficient allocation of responsibility among Trustees.

The Board oversees risk as part of its general oversight of the Fund and risk is addressed as part of various Board and Committee activities.  The Fund is subject to a number of risks, including investment, compliance, financial, operational and valuation risks.  The Fund’s officers and service providers, which are responsible for the day to day operations of the Fund, implement risk management in their activities.  The Board recognizes that it is not possible to identify all of the risks that may affect the Fund, and that it is not possible to develop processes and controls to eliminate all risks and their possible effects.  The Audit Committee plays a lead role in receiving reports from management regarding risk assessment and management.  In particular, the investment manager has established an internal committee focused on risk assessment and risk management related to the operations of the Fund and the investment manager, and the chairperson of that committee reports to the Audit Committee on a semi-annual basis (or more frequently if appropriate).  Other committees also review matters relating to risk.  The Compliance Committee assists the Board in overseeing the activities of the Fund’s CCO, and the CCO provides an annual report to the Compliance Committee and the Board regarding material compliance matters.  The Compliance Committee and the Board receive and consider other reports from the CCO throughout the year.  The Investment Committee assists the Board in overseeing investment matters.  The Investment Committee receives reports from the investment manager relating to investment performance, including information regarding investment risk.  The Audit Committee assists the Board in reviewing financial matters, including matters relating to financial reporting risks and valuation risks.  The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.

STANDING COMMITTEES. The Board of Trustees has established an Audit Committee, a Compliance Committee, a Contracts Committee, an Investment Committee and a Nominating and Governance Committee (formerly known as the Nominating Committee).

The Audit Committee currently consists of the following non-interested trustees: Hilary E. Ackermann, Sandra S. Jaffee, William P. Johnston and Phillip O. Peterson.  The Audit Committee (i) oversees the Fund’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers, (ii) assists the Board in its oversight of the qualifications, independence and performance of the Fund’s independent registered public accounting firm; the quality, objectivity and integrity of the Fund’s financial statements and the independent audit thereof; and the performance of the Fund’s internal audit function, and (iii) acts as a liaison between the Fund’s independent registered public accounting firm and the full board.  The Fund’s independent registered accounting firm reports directly to the Audit Committee, and the Audit Committee regularly reports to the Board.

The Compliance Committee currently consists of Hilary E. Ackermann, Sandra S. Jaffee, William P. Johnston and Phillip O. Peterson.  The Compliance Committee assists the Board in its oversight of the implementation by the Fund of policies and procedures that are reasonably designed to prevent the Fund from violating the Federal securities laws.

The Contracts Committee currently consists of all non-interested trustees of the Fund:  Hilary E. Ackermann, Lynn S. Birdsong, Robert M. Gavin, Duane E. Hill, Sandra S. Jaffee, William P. Johnston, Phillip O. Peterson and Lemma W. Senbet.  The Contracts Committee assists the Board in its consideration and review of fund contracts and the consideration of strategy-related matters.

The Investment Committee currently consists of Lynn S. Birdsong, Robert M. Gavin, Duane E. Hill and Lemma W. Senbet.  The Investment Committee assists the Board in its oversight of the Fund’s investment performance and related matters.

The Nominating and Governance Committee currently consists of all non-interested trustees of the Fund:  Hilary E. Ackermann, Lynn S. Birdsong, Robert M. Gavin, Duane E. Hill, Sandra S. Jaffee, William P. Johnston, Phillip O. Peterson and Lemma W. Senbet.  The Nominating and Governance Committee (i) screens and selects candidates to the Board of Trustees, and (ii) periodically reviews and evaluates the compensation of the non-interested trustees and makes recommendations to the Board of Trustees regarding the compensation of, and expense reimbursement policies with respect to, non-interested trustees.  The Nominating and Governance Committee will consider nominees recommended by shareholders for non-interested trustee positions if a vacancy among the non-interested trustees occurs and if the nominee meets the Committee’s criteria.

During the fiscal year ended October 31, 2014, the above referenced committees of the Fund met the following number of times:  Audit Committee — 5 times, Investment Committee — 5 times, Nominating Committee — 3 times, Contracts Committee - 1 time and Compliance Committee — 4 times.

All Trustees and officers of the Fund are also directors and officers of the Other Hartford Entities, which are those investment companies for which the Investment Manager serves as investment adviser.

TRUSTEE QUALIFICATIONS.  The governing documents for the Fund do not set forth any specific qualifications to serve as a Trustee.  The Charter for the Nominating Committee also does not set forth any specific qualifications, but it does set forth criteria that the Committee should consider as a minimum requirement for consideration as an independent trustee, including:  15 years of business or academic experience in a management, administrative or other oversight capacity; a college degree or business experience equivalent to a college degree; an ability to invest in the Fund; a person of high ethical standards; and a person able to think through and discuss complicated regulatory and financial issues and arrive at reasonable decisions on these issues on behalf of Fund shareholders.

The Board has concluded, based on each trustee’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of other trustees, that each trustee is qualified to serve as a trustee for the Fund.  Among the attributes and skills common to all trustees are the ability to review, evaluate and discuss information and proposals provided to them regarding the Fund, the ability to interact effectively with management and service providers, and the ability to exercise independent business judgment.  The Board has considered the actual service of each trustee in concluding that the trustee should continue to serve.  Each trustee’s ability to perform his or her duties effectively has been attained through the trustee’s education and work experience, as well as service as a trustee for the Fund, the Other Hartford Entities and other entities.  Set forth below is a brief description of the specific experience of each trustee.  Additional details regarding the background of each trustee is included in the chart earlier in this section.

Hilary E. Ackermann.  Ms. Ackermann has served as a director of the Other Hartford Entities since September 2014.  Ms. Ackermann has over twenty-five years of credit, financial and risk management experience, including serving as Chief Risk Officer at Goldman Sachs Bank USA.

Lynn S. Birdsong.  Mr. Birdsong has served as a director of the Other Hartford Entities since 2003.  He has served as Co-Chairman of the Investment Committee of the Other Hartford Entities since 2005 and Chairman of the Investment Committee since September 2014.  Mr. Birdsong served in senior executive and portfolio management positions for investment management firms for more than twenty-five years.  He has served as a director of other mutual funds for more than ten years.

Robert M. Gavin.  Dr. Gavin has served as a director of the Other Hartford Entities (and their predecessors) since 1986.  He has served as Chairman of the Board of the Other Hartford Entities since 2004.  Dr. Gavin has more than twenty-two years of experience in leadership positions in higher education, including serving as president of Macalester College, St. Paul, Minnesota.

Duane E. Hill.  Mr. Hill has served as a director of the Other Hartford Entities since 2001.  He has served as the Chairman of the Nominating Committee of the Other Hartford Entities since 2003.  Mr. Hill has more than thirty-five years experience in senior executive positions in the banking, venture capital and private equity industries.

Sandra S. Jaffee.  Ms. Jaffee has served as a director of the Other Hartford Entities since 2005.  Ms. Jaffee has more than thirty-five years of experience as a senior executive in the financial services and technology area, including serving as chairman and CEO of a leading provider of compliance/regulatory technology to financial institutions and as president and CEO of the global securities services division of a major financial services company.

William P. Johnston.  Mr. Johnston has served as a director of the Other Hartford Entities since 2005.  He has served as Chairman of the Compliance Committee of the Other Hartford Entities since 2005.  Mr. Johnston has more than forty years of experience in senior leadership positions in the health care, investment banking and legal professions. He currently serves as an operating executive to a global private equity and other alternative asset investment firm and serves on other boards.  He previously served as managing director and head of investment banking, CEO and vice chairman for an investment bank.

Phillip O. Peterson.  Mr. Peterson has served as a director of the Other Hartford Entities (and their predecessors) since 2000.  He has served as the Chairman of the Audit Committee of the Other Hartford Entities since 2002.  Mr. Peterson was a partner of a major accounting firm, providing services to the investment management industry.  He has served as an independent president of a mutual fund complex, and he serves on another mutual fund board.

Lemma W. Senbet.  Dr. Senbet has served as a director of the Other Hartford Entities (and their predecessors) since 2000.  For more than thirty years, Dr. Senbet has served as a professor of finance, including serving as the Director of Center for Financial Policy and as the chair of the finance department at a major university.  He has served the finance profession in various capacities, including as a director or officer of finance associations.

James E. Davey.  Mr. Davey has served as a director of the Other Hartford Entities since 2012 and President and Chief Executive Officer of the Other Hartford Entities since 2010.  Mr. Davey serves as Executive Vice President of HLIC and The Hartford Financial Services Group, Inc. Additionally, Mr. Davey serves as Chairman of the Board, Manager and Senior Managing Director of HFD. Mr. Davey also serves as Senior Managing Director, Chairman of the Board and Manager for Hartford Funds Management Company, LLC.  Mr. Davey joined The Hartford in 2002.

The following table discloses the dollar range of equity securities beneficially owned by each trustee as of December 31, 2014 (i) in the Fund and (ii) on an aggregate basis in any registered investment companies overseen by the trustee within the same family of investment companies.

NON-INTERESTED TRUSTEES

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES IN THE FUND*	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEES IN FAMILY OF INVESTMENT COMPANIES

Hilary E. Ackermann	None	None

Lynn S. Birdsong	None	Over $100,000

Dr. Robert M. Gavin	None	Over $100,000

Duane E. Hill	None	Over $100,000

Sandra S. Jaffee	None	$50,001 - $100,000

William P. Johnston	None	Over $100,000

Phillip O. Peterson	None	Over $100,000

Lemma W. Senbet	None	Over $100,000

*                 Shares of the Fund are not registered under the Securities Act of 1933 (the “1933 Act”) and are offered solely to other Hartford Mutual Funds and/or by 529 Plan investment funds in private placement transactions that do not involve any public offering.

INTERESTED TRUSTEES

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES IN THE FUND*	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEE IN FAMILY OF INVESTMENT COMPANIES

James E. Davey	None	Over $100,000

*                 Shares of the Fund are not registered under the 1933 Act and are offered solely to other Hartford Mutual Funds and/or by 529 Plan investment funds in private placement transactions that do not involve any public offering.

COMPENSATION OF OFFICERS AND TRUSTEES.  The Fund pays a portion of the chief compliance officer’s compensation, but otherwise does not pay salaries or compensation to any of its officers or trustees who are employed by The Hartford.  The chart below sets forth the compensation paid by the Fund to the following trustees for the fiscal year ended October 31, 2014 and certain other information.

Name of Person, Position	Aggregate Compensation from the Fund	Pension Or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits upon Retirement	Total Compensation From the Fund Complex Paid to Trustees*

Hilary E. Ackermann, Trustee**	$50	$0	$0	$22,043
Lynn S. Birdsong, Trustee	$566	$0	$0	$247,000
Dr. Robert M. Gavin, Trustee	$813	$0	$0	$355,000
Duane E. Hill, Trustee	$579	$0	$0	$253,000
Sandra S. Jaffee, Trustee	$559	$0	$0	$244,000
William P. Johnston, Trustee	$579	$0	$0	$253,000
Phillip O. Peterson, Trustee	$592	$0	$0	$258,500
Lemma W. Senbet, Trustee	$476	$0	$0	$208,000

*                 As of October 31, 2014, five registered investment companies in the fund complex paid compensation to the Trustees.

**          Ms. Ackermann began serving as a Trustee effective September 23, 2014.

The Fund’s Agreement and Declaration of Trust provide that the Fund to the fullest extent permitted by applicable law (including applicable federal law) shall indemnify the Trustees and officers of the Fund.

Control Persons and Principal Holders of Securities

As of February 16, 2015, the officers and Trustees of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Fund.  As of February 16, 2015, the following persons held an interest in the Fund equal to 5% or more of the outstanding shares of the Fund:

Name and Address	Percentage of Ownership
WV SAVINGS PLAN TRUSTEE FBO* WV SAVINGS PLAN TRST DTD 2/20/2002 WAYNE PA	61.02%
CHET ADVISOR SAVINGS PLAN TRUST FBO STATE OF CONNECTICUT AS TTEE WAYNE PA	15.86%
JPMORGAN CHASE BANK NA CUST FBO THE HARTFORD MODERATE ALLOCATION DALLAS TX	18.15%

* May be deemed to control the Fund because it owned beneficially more than 25% of the outstanding shares of the Fund

Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a fund.  A control person may be able to take actions regarding a fund it controls without the consent or approval of other shareholders.

Investment Advisory and Other Services

The Fund has entered into an investment management agreement with the Investment Manager.  The investment management agreement provides that the Investment Manager, subject to the supervision and approval of the Board, is responsible for the management of the Fund.  In addition, the Investment Manager or its affiliate(s) provides administrative services to the Fund, including personnel, services, equipment and facilities and office space for proper operation of the Fund.  Although the Investment Manager, or its affiliates, have agreed to arrange for the provision of additional services necessary for the proper operation of the Fund, the Fund pays for these services directly.

The Investment Manager has entered into an investment sub-advisory agreement with Wellington Management.  Under the investment sub-advisory agreement, Wellington Management, subject to the general supervision of the Board and the Investment Manager, is responsible for (among other things) the day-to-day investment and reinvestment of the assets of the Fund and furnishing the Fund with advice and recommendations with respect to investments and the purchase and sale of appropriate securities for the Fund.

As provided by the investment management agreement, the Fund pays the Investment Manager an investment management fee, which is accrued daily and paid monthly, equal on an annual basis to a stated percentage of the Fund’s average daily net assets.  The Investment Manager (not the Fund) pays the sub-advisory fees to the sub-adviser.

MANAGEMENT FEES

The Fund pays a monthly management fee to the Investment Manager based on a stated percentage of the Fund’s average daily net asset value as follows:

AVERAGE DAILY NET ASSETS	ANNUAL RATE
First $500 million	0.600%
Next $500 million	0.550%
Next $2 billion	0.500%
Next $2 billion	0.490%
Next $5 billion	0.480%
Amount Over $10 billion	0.470%

ADVISORY FEE PAYMENT HISTORY

The following charts show, for the fiscal years ended October 31, 2014, October 31, 2013 and October 31, 2012, (i) the amount of advisory fees paid by the Fund to its investment adviser; (ii) the aggregate amount of sub-advisory fees, if any, paid by the investment adviser, with respect to the Fund, to any sub-advisers with which the investment adviser is not affiliated (“Unaffiliated Managers”); and (iii) the aggregate amount of sub-advisory fees, if any, paid by the investment adviser, with respect to the Fund, to any sub-advisers with which the investment adviser is affiliated (“Affiliated Managers”).  The fees paid to Unaffiliated and Affiliated Managers are shown both in dollars and as a percentage of the Fund’s average daily net assets during the applicable period.  No fees were paid to Affiliated Managers for the fiscal years ended October 31, 2014 and October 31, 2013.  Prior to January 1, 2013, Hartford Investment Financial Services, LLC (“HIFSCO”) (now known as Hartford Funds Distributors, LLC) served as the Fund’s investment adviser.  Therefore, investment advisory fees paid prior to January 1, 2013 reflect payments made to HIFSCO.

Gross Fees Payable to the Investment Adviser	Investment Advisory Fee Waiver 2014	Net Fees Paid to the Investment Adviser	Net Aggregate Subadvisory Fees Paid to Unaffiliated Managers 2014	% Net Aggregate Subadvisory Fees Paid to Unaffiliated Managers 2014
$1,316,823	—	$1,316,823	$456,422	0.21%

Gross Fees Payable to the Investment Adviser	Investment Advisory Fee Waiver 2013	Net Fees Paid to the Investment Adviser	Net Aggregate Subadvisory Fees Paid to Unaffiliated Managers 2013	% Net Aggregate Subadvisory Fees Paid to Unaffiliated Managers 2013
$2,013,854	—	$2,013,854	$679,116	0.20%

Gross Fees Payable to the Investment Adviser	Investment Advisory Fee Waiver 2012	Net Fees Paid to the Investment Adviser	Net Aggregate Subadvisory Fees Paid to Unaffiliated Managers 2012	% Net Aggregate Subadvisory Fees Paid to Unaffiliated Managers 2012	Net Aggregate Subadvisory Fees Paid to Affiliated Managers (at cost) 2012	% Net Aggregate Subadvisory Fees Paid to Affiliated Managers (at cost) 2012
$1,595,683	—	$1,595,683	$224,139	0.09%	$267,034	0.10%

The Investment Manager has contractually agreed to limit the expenses of the Fund by reimbursing expenses (exclusive of taxes, interest expenses, brokerage commissions, extraordinary expenses and acquired fund fees and expenses) to the extent necessary to maintain total annual fund operating expenses at 0.65%. This contractual arrangement shall renew automatically for one-year terms unless the Investment Manager provides written notice of termination prior to the start of the next term or upon approval of the Board.

Pursuant to the investment management agreement and investment sub-advisory agreement, neither the Investment Manager nor Wellington Management are liable to the Fund or its shareholders for an error of judgment or mistake of law or for a loss suffered by the Fund in connection with the matters to which their respective agreements relate, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager or Wellington Management in the performance of their duties or from their reckless disregard of the obligations and duties under the applicable agreement.  Wellington Management has agreed to indemnify the Investment Manager to the fullest extent permitted by law against any and all loss, damage, judgment, fines, or awards paid in settlement and attorneys’ fees incurred by the Investment Manager, which result in whole or in part from Wellington Management’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties as specifically set forth in the investment sub-advisory agreement.

The Investment Manager, whose business address is 5 Radnor Corporate Center, 100 Matsonford Road, Suite 300, Radnor, Pennsylvania 19087, was organized in 2012.  Excluding affiliated fund of funds, as of December 31, 2014, the Investment Manager had approximately $93.9 billion (or $73.3 billion additionally excluding certain annuity products) in discretionary and non-discretionary assets under management.

Wellington Management is a Delaware limited liability partnership with principal offices at 280 Congress Street, Boston, MA 02210.  Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations and other institutions.  Wellington Management and its predecessor organizations have provided investment advisory services for over 80 years.  Wellington Management is owned by the partners of Wellington Management Group, LLP, a Massachusetts limited liability partnership. As of December 31, 2014, Wellington Management had investment management authority with respect to approximately $914 billion in assets.

The Investment Manager also provides the Fund with accounting services pursuant to a fund accounting agreement by and between the Fund and the Investment Manager.  In consideration of services rendered and expenses assumed pursuant to this agreement, the Fund pays the Investment Manager a fee calculated at the following annual rate based on its aggregate net assets shown below.

Average Daily Net Assets	Annual Fee
First $5 billion	0.020%
Next $5 billion	0.015%
Amount Over $10 billion	0.010%

The Investment Manager began providing fund accounting services to the Fund on January 1, 2013.  For the period January 1, 2013 through October 31, 2013, the compensation paid to the Investment Manager for such services was $58,425. For the fiscal year ended October 31, 2014, the compensation paid to the Investment Manager for such services was $43,890.

Prior to January 1, 2013, fund accounting services were provided by Hartford Life.  For the period November 1, 2012 through December 31, 2012, the compensation paid to Hartford Life for such services was $8,698.  The compensation paid to Hartford Life for such services for the fiscal years ended October 31, 2012 and October 31, 2011 was $53,185 and $3,822, respectively.

CUSTODIAN

Portfolio securities of the Fund are held pursuant to a Custody Agreement between the Fund and State Street Bank and Trust Company, 500 Pennsylvania Avenue, Kansas City, Missouri 64105. JP Morgan Chase Bank, N.A., 4 New York Plaza, Floor 12, New York, NY, 10004-2413, may serve as custodian of certain Fund assets.

TRANSFER AGENT

Hartford Administrative Services Company (“HASCO”), located at 500 Bielenberg Drive, Suite 500, Woodbury, Minnesota 55125 and 5 Radnor Corporate Center, 100 Matsonford Road, Suite 300, Radnor, Pennsylvania 19087, is the transfer agent for the Fund.  As transfer agent, HASCO, among other things, receives and processes purchase and redemption orders, effects transfers of shares, prepares and transmits payments for dividends and distributions, and maintains records of account.  For its services, HASCO is paid a fee based on assets.

Pursuant to a sub-transfer agency agreement between HASCO and Boston Financial Data Services, Inc. (“BFDS”), HASCO has delegated certain transfer agent, dividend disbursing agent and shareholder servicing agent functions to BFDS.  The costs and expenses of such delegation are borne by HASCO, not by the Fund. BFDS is located at 2000 Crown Colony Drive, Quincy, MA 02169.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP serves as the Fund’s Independent Registered Public Accounting Firm.  Ernst & Young LLP is located at 220 South 6th Street, Suite 1400, Minneapolis, Minnesota 55402.

Portfolio Managers

OTHER ACCOUNTS SUB-ADVISED OR MANAGED BY WELLINGTON MANAGEMENT PORTFOLIO MANAGERS

The following table lists the number and types of other accounts managed by the Wellington Management managers and assets under management in those accounts as of October 31, 2014:

PORTFOLIO MANAGER	REGISTERED INVESTMENT COMPANY ACCOUNTS	ASSETS MANAGED (in millions)	OTHER POOLED INVESTMENT VEHICLES		ASSETS MANAGED (in millions)	OTHER ACCOUNTS	ASSETS MANAGED (in millions)
Rick A. Wurster	2	$163.2	11	(1)	$2,408.1	11	$246.1
Stephen A. Gorman	1	$109.7	4	(2)	$822.8	2	$264.2

(1)         The advisory fee for four of these pooled investment vehicles is based upon performance.  Assets under management in that pooled investment vehicle total approximately $26.3 million.

(2)         The advisory fee for four of these pooled investment vehicles is based upon performance.  Assets under management in that pooled investment vehicle total approximately $360.2 million.

CONFLICTS OF INTEREST BETWEEN THE FUND AND OTHER ACCOUNTS

Individual investment professionals at Wellington Management manage multiple accounts for multiple clients. These accounts may include mutual funds, separate accounts (assets managed on behalf of institutions, such as pension funds, insurance companies, foundations, or separately managed account programs sponsored by financial intermediaries), bank common trust accounts, and hedge funds. The Fund’s managers listed in the prospectus who are primarily responsible for the day-to-day management of the Fund (“Investment Professionals”) generally manage accounts in several different investment styles. These accounts may have investment objectives, strategies, time horizons, tax considerations and risk profiles that differ from those of the Fund. The Investment Professionals make investment decisions for each account, including the Fund, based on the investment objectives, policies, practices, benchmarks, cash flows, tax and other relevant investment considerations applicable to that account. Consequently, the Investment Professionals may purchase or sell securities, including IPOs, for one account and not another account, and the performance of securities purchased for one account may vary from the performance of securities purchased for other accounts. Alternatively, these accounts may be managed in a similar fashion to the Fund and thus the accounts may have similar, and in some cases nearly identical, objectives, strategies and/or holdings to that of the Fund.

An Investment Professional or other investment professionals at Wellington Management may place transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made on behalf of the Fund, or make investment decisions that are similar to those made for the Fund, both of which have the potential to adversely impact the Fund depending on market conditions. For example, an investment professional may purchase a security in one account while appropriately selling that same security in another account. Similarly, an Investment Professional may purchase the same security for the Fund and one or more other accounts at or about the same time.  In those instances the other accounts will have access to their respective holdings prior to the public disclosure of the Fund’s holdings. In addition, some of these accounts have fee structures, including performance fees, which are or have the potential to be higher, in some cases significantly higher, than the fees Wellington Management receives for managing the Fund. Mr. Gorman also manages accounts which pay performance allocations to Wellington Management or its affiliates (as indicated in the notes to the chart above entitled “Other Accounts Sub-Advised or Managed by Wellington Management Portfolio Managers”).  Because incentive payments paid by Wellington Management to the Investment Professionals are tied to revenues earned by Wellington Management, and, where noted, to the performance achieved by the manager in each account, the incentives associated with any given account may be significantly higher or lower than those associated with other accounts managed by a given Investment Professional. Finally, the Investment Professionals may hold shares or investments in the other pooled investment vehicles and/or other accounts identified above.

Wellington Management’s goal is to meet its fiduciary obligation to treat all clients fairly and provide high quality investment services to all of its clients. Wellington Management has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, which it believes address the conflicts associated with managing multiple accounts for multiple clients. In addition, Wellington Management monitors a variety of areas, including compliance with primary account guidelines, the allocation of IPOs, and compliance with the firm’s Code of Ethics, and places additional investment restrictions on investment professionals who manage hedge funds and certain other accounts. Furthermore, senior investment and business personnel at Wellington Management periodically review the performance of Wellington Management’s investment professionals. Although Wellington Management does not track the time an investment professional spends on a single account, Wellington Management does periodically assess whether an investment professional has adequate time and resources to effectively manage the investment professional’s various client mandates.

COMPENSATION OF WELLINGTON MANAGEMENT PORTFOLIO MANAGERS

Wellington Management receives a fee based on the assets under management of the Fund as set forth in the Investment Subadvisory Agreement between Wellington Management and the Investment Manager on behalf of the Fund.  Wellington Management pays its investment professionals out of its total revenues, including the advisory fees earned with respect to the Fund. The following information relates to the fiscal year ended October 31, 2014.

Wellington Management’s compensation structure is designed to attract and retain high-caliber investment professionals necessary to deliver high quality investment management services to its clients.  Wellington Management’s compensation of the Fund’s managers listed in the prospectus who are primarily responsible for the day-to-day management of the Fund (“Investment Professionals”) includes a base salary and incentive components.  The base salary for each Portfolio Manager who is a partner (a “Partner”) of Wellington Management Group LLP, the ultimate holding company of Wellington Management, is generally a fixed amount that is determined by the managing partners of the firm.  The base salary for the other Investment Professionals is determined by the Investment Professionals’ experience and performance in his role as Investment Professional. Base salaries for Wellington Management’s employees are reviewed annually and may be adjusted based on the recommendation of an Investment Professional’s manager, using guidelines established by Wellington Management’s Compensation Committee, which has final oversight responsibility for base salaries of employees of the firm.  Each Investment Professional is eligible to receive an incentive payment based on the revenues earned by Wellington Management from the Fund managed by the Investment Professional and generally each other account managed by such Investment Professional.  Each Investment Professional’s incentive payment relating to the Fund is linked to the gross pre-tax performance of the portion of the Fund managed by the Investment Professional compared to the benchmark index and/or peer group identified below over one and three year periods, with an emphasis on three year results.  In 2012, Wellington Management began placing increased emphasis on long-term performance and is phasing in a five-year performance comparison period, which will be fully implemented by December 31, 2016.  Wellington Management applies similar incentive compensation structures (although the benchmarks or peer groups, time periods and rates may differ) to other accounts managed by the Investment Professionals, including accounts with performance fees.

Portfolio-based incentives across all accounts managed by an investment professional can, and typically do, represent a significant portion of an investment professional’s overall compensation; incentive compensation varies significantly by individual and can vary significantly from year to year. The Investment Professionals may also be eligible for bonus payments based on their overall contribution to Wellington Management’s business operations.

Senior management at Wellington Management may reward individuals as it deems appropriate based on other factors.  Each Partner is eligible to participate in a Partner-funded tax qualified retirement plan, the contributions to which are made pursuant to an actuarial formula. Mr. Gorman is a Partner.

Fund	Benchmark Index and/or Peer Group for Incentive Period
The Hartford Alternative Strategies Fund	BofA Merrill Lynch 3-Month US LIBOR

EQUITY SECURITIES BENEFICIALLY OWNED BY WELLINGTON MANAGEMENT PORTFOLIO MANAGERS

As of October 31, 2014, the portfolio managers did not own any shares of the Fund.

Brokerage Allocations and Other Practices

The Fund has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities.  Subject to any policy established by the Board and the Investment Manager, the sub-adviser is primarily responsible for the investment decisions of the Fund and the placing of its portfolio transactions.  In placing brokerage orders, it is the policy of the Fund to obtain the most favorable net results, taking into account various factors, including price, dealer spread or commission, if any, size of the transaction and difficulty of execution.  While the sub-adviser generally seeks reasonably competitive spreads or commissions, the Fund does not necessarily pay the lowest possible spread or commission.  The Investment Manager may instruct the sub-adviser to direct certain brokerage transactions, using best efforts, subject to obtaining best execution, to broker/dealers in connection with a commission recapture program used to defray fund expenses for the Fund.

The sub-adviser generally deals directly with the dealers who make a market in the securities involved (unless better prices and execution are available elsewhere) if the securities are traded primarily in the over-the-counter market.  Such dealers usually act as principals for their own account.  On occasion, securities may be purchased directly from the issuer.  In addition, the sub-adviser may effect certain “riskless principal” transactions through certain dealers in the over-the-counter market under which “commissions” are paid on such transactions.  Bonds and money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes.

While the sub-adviser seeks to obtain the most favorable net results in effecting transactions in the Fund’s portfolio securities, broker-dealers who provide investment research to the sub-adviser may receive orders for transactions from the sub-adviser.  Such research services ordinarily consist of assessments and analyses of or affecting the business or prospects of a company, industry, economic sector or financial market.  To the extent consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the sub-adviser may cause the Fund to pay a broker-dealer that provides “brokerage and research services” (as defined in the 1934 Act) to the sub-adviser an amount in respect of securities transactions for the Fund in excess of the amount that another broker-dealer would have charged in respect of that transaction.  Information so received is in addition to and not in lieu of the services required that the sub-adviser must perform under the investment sub-advisory agreement.  In circumstances where two or more broker-dealers are equally capable of providing best execution, the sub-adviser may, but is under no obligation to, choose the broker-dealer that provides superior research or analysis as determined by the sub-adviser in its sole discretion.  The management fee paid by the Fund is not reduced because the sub-adviser, or its affiliates, receives these services even though they might otherwise be required to purchase some of these services for cash.  Some of these services are of value to the sub-adviser, or its affiliates, in advising various of their clients (including the Fund), although not all of these services are necessarily useful and of value in managing the Fund.

To the extent that accounts managed by the sub-adviser are simultaneously engaged in the purchase of the same security as the Fund, then, as authorized by the Board, available securities may be allocated to the Fund and another client account and may be averaged as to price in a manner determined by the sub-adviser to be fair and equitable.  Such allocation and pricing may affect the amount of brokerage commissions paid by the Fund.  In some cases, this system might adversely affect the price paid by the Fund (for example, during periods of rapidly rising or falling interest rates) or limit the size of the position obtainable for the Fund (for example, in the case of a small issue).

Accounts managed by the sub-adviser (or its affiliates) may hold securities held by the Fund.  Because of different investment objectives or other factors, a particular security may be purchased by the sub-adviser for one client when one or more other clients are selling the same security.

For the fiscal years ended October 31, 2014, October 31, 2013 and October 31, 2012 the Fund paid the following brokerage commissions:

Fund Name	2014	2013	2012
Hartford Alternative Strategies Fund	$303,219	$427,095	$211,511

For the fiscal year ended October 31, 2014, the Fund paid $8,658 in brokerage commissions to firms selected in recognition of research services. The following table identifies the Fund’s regular brokers or dealers (as defined under Rule 10b-1 of the 1940 Act) whose securities the Fund has acquired during the fiscal year ended October 31, 2014 and the value of the Fund’s aggregate holdings of each such issuer as of October 31, 2014.

Regular Broker or Dealer	Aggregate Value (000’s omitted)
Banc of America Securities LLC	$2,974
Barclay Investments, Inc.	$9,638
BMO Capital Markets	$3,313
BNP Paribas Securities Corp.	$1,830
Citigroup Global Markets, Inc.	$11,078
Deutsche Bank Securities, Inc.	$639
RBS Securities, Inc.	$941
Societe Generale Investment Corp.	$11,669
TD Securities (USA), Inc.	$19,218

EXPENSES OF THE FUND.  Expenses to be paid by the Fund, include, but are not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) any premiums for fidelity and other insurance coverage requisite to the Fund’s operations; (iv) the fees and expenses of its non-interested Trustees; (v) legal, audit and fund accounting expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii) fees and expenses related to the registration under federal and state securities laws of shares of the Fund for public sale; (ix) expenses, if any, of printing and mailing prospectuses, reports, notices and proxy material to shareholders of the Fund; (x) any other expenses incidental to holding meetings of the Fund’s shareholders; and (xi) such extraordinary non-recurring expenses as may arise, including litigation affecting the Fund and any obligation which the Fund may have to indemnify its officers and Trustees with respect thereto.  Any officer or employee of the Investment Manager or of any entity controlling, controlled by or under common control with the Investment Manager, who may also serve as officers, trustees or employees of the Trust shall not receive any compensation from the Trust for their services.

Capital Stock and Other Securities

The Hartford Alternative Strategies Fund was organized in Delaware on June 8, 2011.  The capitalization of the Fund consists solely of an unlimited number of shares of beneficial interest with a par value of $0.001 each.

The Fund is authorized to issue an unlimited number of shares in one or more series. The Fund currently is comprised of one series. The Board has the right to establish additional series in the future, to determine the preferences, voting powers, rights and privileges thereof and to modify such preferences, voting powers, rights and privileges without shareholder approval.

Each share issued by the Fund has a pro rata interest in the assets of the Fund. Shares have no preemptive, exchange, subscription or conversion rights and are freely transferable. Each Share is entitled to participate equally in dividends and distributions declared by the Board with respect to the Fund, and in the net distributable assets of the Fund on liquidation.

Each share has one vote with respect to matters upon which a shareholder vote is required consistent with the requirements of the 1940 Act and the rules promulgated thereunder. Shares of the Fund vote together as a single class except as otherwise required by the 1940 Act.

The Agreement and Declaration of Trust of the Fund may, except in limited circumstances, be amended or supplemented by the Trustees without shareholder vote. The holders of shares are required to disclose information on direct or indirect ownership of shares as may be required to comply with various laws applicable to the Fund, and ownership of shares may be disclosed by the Fund if so required by law or regulation.

The Fund is not required and does not intend to hold annual meetings of shareholders. Shareholders owning more than 33% of the outstanding shares of the Fund have the right to call a special meeting to remove one or more Trustees or for any other purpose by written request provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders.

Purchase, Redemption, and Pricing of Shares

For information regarding the purchase of Fund shares, see “Purchase of Fund Shares” in the Fund’s prospectus.

For a description of how a shareholder may have the Fund redeem the shareholder’s shares, or how the shareholder may sell shares, see “Redemption of Fund Shares” in the Fund’s prospectus.

SPECIAL REDEMPTIONS.  Although it would not normally do so, the Fund has the right to pay the redemption price of shares of the Fund in whole or in part in portfolio securities as prescribed by the Fund’s trustees.  When the shareholder sells portfolio securities received in this fashion, the shareholder would incur a brokerage charge.  Any such securities would be valued for the purposes of making such payment at the same value as used in determining net asset value.  The Fund has elected to be governed by Rule 18f-1 under the 1940 Act, pursuant to which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund during any 90-day period for any one account.

SUSPENSION OF REDEMPTIONS.  The Fund may not suspend a shareholder’s right of redemption, or postpone payment for a redemption for more than seven days, unless permitted by law, the New York Stock Exchange (NYSE) is closed for other than customary weekends or holidays, or trading on the NYSE is restricted, or for any period during which an emergency exists as a result of which (1) disposal by the Fund of securities owned by it is not reasonably practicable, or (2) it is not reasonably practicable for the Fund to fairly determine the value of its assets, or for such other periods as the SEC may permit for the protection of investors.

DETERMINATION OF NET ASSET VALUE

The net asset value per share (NAV) is determined for the Fund as of the close of regular trading on the New York Stock Exchange (the “Exchange”) (typically 4:00 p.m. Eastern Time, the “NYSE Close” or the “Valuation Time”) on each day that the Exchange is open (the “Valuation Date”).  The Fund is closed for business and does not price its shares on the following business holidays: New Year’s Day, Martin Luther King Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other holidays observed by the Exchange.  If the Exchange is closed due to weather or other extraordinary circumstances on a day it would typically be open for business, the Fund may treat such day as a typical business day and accept purchase and redemption orders and calculate the Fund’s NAV in accordance with applicable law.  The NAV for the Fund’s shares is determined by dividing the value of the Fund’s net assets by the number of shares outstanding.  Information that becomes known to the Fund after the NAV has been calculated on a particular day will not generally be used to retroactively adjust the NAV determined earlier that day.

For purposes of calculating the NAV, portfolio securities and other assets held in the Fund’s portfolio for which market quotes are readily available are valued at market value.  If market prices are not readily available or are deemed unreliable, the Fund will use the fair value of the security or other instrument as determined in good faith under policies and procedures established by and under the supervision of the Board.  Market prices are considered not readily available where there is an absence of current or reliable market-based data (e.g., trade information or broker quotes), including where events occur after the close of the relevant market, but prior to the NYSE Close that materially affect the values of the Fund’s portfolio holdings or assets.  In addition, market prices are considered not readily available when, due to extraordinary circumstances, the exchanges or markets on which the securities or other instruments trade, do not open for trading for the entire day and no other market prices are available.  In addition, prices of foreign equities that are principally traded on certain foreign markets are adjusted daily pursuant to a fair value pricing service approved by the Board in order to reflect an adjustment for the factors occurring after the close of certain foreign markets but before the NYSE Close.  Securities or other instruments that are primarily traded on foreign markets may trade on days that are not business days of the Fund.  The value of the foreign securities or other instruments in which the Fund invests may change on days when a shareholder will not be able to purchase or redeem shares of the Fund.  Fair value pricing is subjective in nature and the use of fair value pricing by the Fund may cause the NAV of its respective shares to differ significantly from the NAV that would have been calculated using market prices at the close of the exchange on which a portfolio holding is primarily traded but before the NYSE Close.  There can be no assurance that the Fund could obtain the fair value assigned to an investment if the Fund were to sell the investment at approximately the time at which the Fund determines its NAV.

Fixed income investments (other than short-term obligations and senior floating rate interests) and non-exchange traded derivatives held by the Fund are normally valued on the basis of quotes obtained from brokers and dealers or independent pricing services in accordance with procedures established by the Board.  Prices obtained from independent pricing services use information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics.  Senior floating rate interests generally trade in over-the-counter (“OTC”) markets and are priced through an independent pricing service utilizing independent market quotations from loan dealers or financial institutions.  Generally, the Fund may use fair valuation in regards to fixed income positions when the Fund holds defaulted or distressed investments or investments in a company in which a reorganization is pending.  Short term investments with a maturity of more than 60 days when purchased are valued based on market quotations until the remaining days to maturity become less than 61 days, at which time their value on the 61st day is amortized.

Exchange-traded equity securities shall be valued at the last reported trade price on the exchange on which the security is primarily traded (the “Primary Market”) at the Valuation Time.  If the security did not trade on the Primary Market, it may be valued at the Valuation Time at the last reported trade price on another exchange where it trades at the NYSE Close.  The value of an equity security not traded on any exchange but traded on the Nasdaq Stock Market, Inc. System (“Nasdaq”) or another OTC market shall be valued at the last reported trade price or official closing price on the exchange or market on which the security is traded as of the Valuation Time.  If the last price is below the bid, the bid will be the closing price.  If it is not possible to determine the last reported trade price or official closing price, with trade volume, on the relevant exchange or market at the Valuation Time, the value of the security shall be taken to be the most recent mean between bid and asked prices on such exchange or market at the Valuation Time.

Investments valued in currencies other than U.S. dollars are converted to U.S. dollars using exchange rates obtained from independent pricing services for calculation of the NAV.  As a result, the NAV of the Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar.  The value of securities traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed and the market value may change on days when an investor is not able to purchase, redeem or exchange shares of the Fund.

Exchange traded options contracts on securities, currencies, indices, futures contracts, commodities and other instruments shall be valued at their last reported trade price at the Valuation Time on the Primary Market on which the instrument is traded.  If the instrument did not trade on the Primary Market, it may be valued at the last reported trade price at the Valuation Time on another exchange or market where it did trade.  If it is not possible to determine the last reported trade price on the Primary Market or another exchange or market at the Valuation Time, the value of the instrument shall be taken to be the mean between the most recent bid and asked prices on such exchange or market at the Valuation Time.  Absent both bid and asked prices on such exchange, the bid price may be used.  In the case of OTC options that do not trade on an exchange, values may be supplied by an independent pricing service based upon the terms of each option, using a formula or other objective method that may take into consideration the style, direction, expiration, strike price, notional and volatility or other special adjustments.

Futures contracts are valued at the most recent settlement price reported by an exchange on which, over time, they are traded most extensively.  If a settlement price is not available, the futures contracts will be valued at the most recent trade price as of the Valuation Time.  If there were no trades on the valuation day, the contract shall be valued at the mean of the closing bid/ask prices as of the Valuation Time.  Absent both bid and asked prices on such exchange, the bid price may be used.

A forward currency contract shall be valued based on the price of the underlying currency at the prevailing interpolated exchange rate, which is a combination of the foreign currency exchange rate and the forward currency rate.  Spot foreign currency exchange rates and forward currency rates are obtained from an independent pricing service on the Valuation Date.

Swaps shall be valued using a custom interface from an independent pricing service.  If a swap cannot be valued through an independent pricing service, Bloomberg may be used to calculate a value based upon inputs from the terms of each swap.  Swaps for which prices are not available from an independent pricing service or a broker are valued in accordance with procedures established by the Board.

Other derivative or contractual type instruments shall be valued using market prices if such instruments trade on an exchange or market.  If such instruments do not trade on an exchange or market, such instruments shall be valued at a price at which the counterparty to such contract would repurchase the instrument.  In the event that the counterparty cannot provide a price, such valuation may be determined in accordance with procedures established by the Board.

Investments in open-end mutual funds are valued at the respective NAV of each open-end mutual fund on the Valuation Date.

Financial instruments for which prices are not available from an independent pricing service, but where an active market exists, are valued using market quotations obtained from one or more dealers that make markets in securities in accordance with procedures established by the Board.

Taxation of the Fund

The following discussion of the federal tax status of the Fund is a general and abbreviated summary based on tax laws and regulations in effect on the date of this SAI.  Tax law is subject to change by legislative, administrative or judicial action.

The Fund is treated as a separate taxpayer for federal income tax purposes.  The Fund has elected to be treated as a RIC under Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”), and to qualify as a RIC each year.  If the Fund: (1) continues to qualify as a regulated investment company, and (2) distributes to its shareholders with respect to the Fund’s taxable year, an amount at least equal to the sum of: (i) 90% of its investment company taxable income (including for this purpose its net ordinary investment income and net realized short-term capital gains) and (ii) 90% of its tax-exempt interest income (reduced by certain expenses) (the “90% distribution requirement”), which the Fund intends to do, then under the provisions of Subchapter M, the Fund would not be subject to federal income tax on the portion of its investment company taxable income and net capital gain (i.e., net long-term capital gain in excess of short-term capital loss) it distributes to shareholders (or is treated as having been distributed to shareholders).

The Fund must meet several requirements to maintain its status as a RIC.  These requirements include the following: (1) at least 90% of the Fund’s gross income for each taxable year must be derived from dividends, interest, payments with respect to loaned securities, gains from the sale or disposition of securities (including gains from related investments in foreign currencies), or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such securities or currencies, as well as net income from interests in certain publicly traded partnerships; and (2) at the close of each quarter of the Fund’s taxable year, (a) at least 50% of the value of the Fund’s total assets must consist of cash, cash items, securities of other RICs, U.S. Government securities and other securities which, with respect to any one issuer, do not represent more than 5% of all of the Fund’s assets or more than 10% of the outstanding voting securities of such issuer, and (b) the Fund must not invest more than 25% of its total assets in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies), or of any two or more issuers that are controlled by the Fund and that are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships.

The Fund generally will endeavor to distribute (or treat as deemed distributed) to its shareholders all of its investment company taxable income and its net capital gain, if any, for each taxable year so that it will not incur federal income or excise taxes on its earnings.

In addition, in order to avoid a 4% nondeductible federal excise tax on certain of its undistributed income, the Fund generally must distribute in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income (taking into account certain deferrals and elections) for each calendar year, (2) 98.2% of its capital gain net income for the one-year period ending October 31 in that calendar year, and (3) any income not distributed or taxed in prior years (the “excise tax avoidance requirements”).  For purposes of determining whether a Fund has met this distribution requirement, the Fund will be deemed to have distributed any income or gains on which it has been subject to U.S. federal income tax.

If for any taxable year the Fund fails to qualify as a RIC or fails to satisfy the 90% distribution requirement, all of its taxable income becomes subject to federal, and possibly state and local, income tax at regular corporate rates (without any deduction for distributions to its shareholders) and distributions to its shareholders constitute dividend income to the extent of such Fund’s available earnings and profits.

Investment income received from sources within foreign countries, or capital gains earned by the Fund from investing in securities of foreign issuers, may be subject to foreign income taxes withheld at the source.  In this regard, withholding tax rates in countries with which the United States does not have a tax treaty are often as high as 35% or more.  The United States has entered into tax treaties with many foreign countries that may entitle the Fund to a reduced rate of tax or exemption from tax on this related income and gains.  The effective rate of foreign tax cannot be determined at this time since the amount of the Fund’s assets to be invested within various countries is not now known.  The Fund generally intends to seek to operate so as to qualify for treaty-reduced rates of tax when reasonably possible.

In addition, if the Fund qualifies as a RIC under the Code, and if more than 50% of the Fund’s total assets at the close of the taxable year consists of securities of foreign corporations, the Fund may elect, for U.S. federal income tax purposes, to treat foreign income taxes paid by the Fund (including certain withholding taxes) that can be treated as income taxes under U.S. income tax principles as paid by its shareholders.  If the Fund makes such an election, an amount equal to the foreign income taxes paid by the Fund would be included in the income of its shareholders and the shareholders often are entitled to credit their portions of this amount against their U.S. tax liabilities, if any, or to deduct those portions from their U.S. taxable income, if any.  Shortly after any year for which it makes such an election, the Fund will report to its shareholders, in writing, the amount per share of foreign tax that must be included in each shareholder’s gross income and the amount that will be available as a deduction or credit.  Shareholders must itemize their deductions in order to deduct foreign taxes.  Certain holding period and other limitations may apply that could limit the extent to which the credit or the deduction for foreign taxes may be claimed by a shareholder.

The Fund’s transactions in options contracts and futures contracts are subject to special provisions of the Code that, among other things, may affect the character of gains and losses realized by the Fund (that is, may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the Fund and defer losses of the Fund.  These rules (1) could affect the character, amount and timing of distributions to shareholders of the Fund, (2) could require the Fund to “mark to market” certain types of the positions in its portfolio (that is, treat them as if they were closed out) and (3) may cause the Fund to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the 90% distribution requirement and the excise tax avoidance requirements described above.  The Fund seeks to monitor its transactions, and seeks to make the appropriate tax elections when the Fund acquires any option, futures contract or hedged investment, to mitigate the effect of these rules.

If the Fund acquires stock in certain foreign corporations that receive at least 75% of its annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of its total assets in investments producing such passive income (“passive foreign investment companies”), the Fund could be subject to federal income tax and additional interest charges on “excess distributions” received from such companies or gain from the sale of stock in such companies, even if all income or gain actually received by the Fund is timely distributed to its shareholders.  The Fund would not be able to pass through to its shareholders any credit or deduction for such a tax.  Certain elections may, if available, ameliorate these adverse tax consequences, but any such election may require the Fund to recognize taxable income or gain without the concurrent receipt of cash.  The Fund may limit and/or manage its holdings in passive foreign investment companies to minimize its tax liability.

Foreign exchange gains and losses realized by the Fund in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions which generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to shareholders.  Any such transactions that are not directly related to the Fund’s investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future Treasury regulations, produce income not among the types of “qualifying income” from which the Fund must derive at least 90% of its annual gross income.

The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of the Fund’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes.

Pay-in-kind instruments (“PIKs”) are securities that pay interest in either cash or additional securities, at the issuer’s option, for a specified period.  PIKs, like zero-coupon bonds, are designed to give an issuer flexibility in managing cash flow.  PIK bonds can be either senior or subordinated debt and trade flat (i.e., without accrued interest).  The price of PIK bonds is expected to reflect the market value of the underlying debt plus an amount representing accrued interest since the last payment.  PIKs are usually less volatile than zero-coupon bonds, but more volatile than cash pay securities.

If the Fund invests in certain PIKs, zero coupon securities or certain deferred interest securities (and, in general, any other securities with original issue discount or with market discount if the Fund elects to include market discount in current income), the Fund must accrue income on such investments prior to the receipt of the corresponding cash.  However, because the Fund must meet the 90% distribution requirement to qualify as a RIC, the Fund may have to dispose of its portfolio investments under disadvantageous circumstances to generate cash, or may have to leverage itself by borrowing the cash, to satisfy the applicable distribution requirements.

The Fund may invest a portion of its net assets in below investment grade instruments.  Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary in order to seek to ensure that it distributes sufficient income that it does not become subject to U.S. federal income or excise tax.

The federal income tax rules applicable to interest rate swaps, caps and floors are unclear in certain respects, and the Fund may be required to account for these transactions in a manner that, in certain circumstances, may limit the degree to which it may utilize these transactions.

SHAREHOLDER TAXATION

The following discussion of certain federal income tax issues of shareholders of the Fund is a general and abbreviated summary based on tax laws and regulations in effect on the date of this SAI.  Tax law is subject to change by legislative, administrative or judicial action.  The following discussion relates solely to U.S. federal income tax law as applicable to U.S. taxpayers (e.g., U.S. citizens or residents and U.S. domestic corporations, partnerships, trusts or estates). The discussion does not address special tax rules applicable to certain classes of investors, such as qualified retirement accounts or trusts, tax-exempt entities, insurance companies, banks and other financial institutions or to non-U.S. taxpayers.  Dividends, capital gain distributions, and ownership of or gains realized on the redemption (including an exchange) of the shares of the Fund may also be subject to state and local taxes.  This summary does not address any federal estate tax issues that may arise from ownership of Fund shares.  Shareholders should consult their own tax advisers as to the federal, state and local tax consequences of ownership of shares of, and receipt of distributions from, the Fund in their particular circumstances.

In general, as described in the prospectuses, distributions from the Fund are generally taxable to shareholders as ordinary income, qualified dividend income, or long-term capital gains.  Distributions of the Fund’s investment company taxable income (other than qualified dividend income) are taxable as ordinary income to shareholders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares.  Distributions from net short-term capital gains are considered to have been derived from the Fund’s investment company taxable income, and are taxable to a shareholder as ordinary income.  Distributions of the Fund’s net capital gain (i.e., the excess of net long-term capital gains over net short-term capital losses realized by the Fund) properly designated by the Fund as “capital gain dividends” are taxable to a shareholder as long-term capital gain regardless of the shareholder’s holding period for his or her shares and regardless of whether paid in cash or reinvested in additional shares.  To the extent that the Fund derives dividends from domestic corporations, a portion of the income distributions of the Fund may be eligible for the 70% deduction for dividends received by corporations.  Shareholders will be informed of the portion of dividends which so qualify.  The dividends-received deduction is reduced to the extent the shares held by the Fund with respect to which the dividends are received are treated as debt-financed under federal income tax law and is eliminated if either those shares or the shares of the Fund are deemed to have been held by the Fund or the shareholders, as the case may be, for less than 46 days during the 90-day period beginning 45 days before the shares become ex-dividend.  Properly reported distributions of qualified dividend income generally are taxable to individual shareholders at the same rates that apply to long-term capital gains, if certain holding period and other requirements are met.  Dividend distributions will not be eligible for the reduced rates applicable to qualified dividend income unless, among other things, the shares held by the Fund with respect to which dividends are paid and the shares of the Fund are deemed to have been held by the Fund and the shareholders, respectively, for more than 60 days during the 121-day period beginning 60 days before the shares become ex-dividend.  Distributions, if any, in excess of earnings and profits usually constitute a return of capital, which first reduces an investor’s tax basis in the Fund’s shares and thereafter (after such basis is reduced to zero) generally gives rise to capital gains.  Shareholders electing to receive distributions in the form of additional shares have a cost basis for federal income tax purposes in each share so received equal to the amount of cash they would have received had they elected to receive the distribution in cash.  For a summary of the tax rates applicable to capital gains, including capital gain dividends, see the discussion below.

The Fund may retain some or all of its net capital gain for a tax year, but may designate the retained amount as a “deemed distribution.” In that case, among other consequences, the Fund pays tax on the retained amount for the benefit of its shareholders, the shareholders are required to report their share of the deemed distribution on their tax returns as if it had been distributed to them, and the shareholders may report a credit for the tax paid thereon by the Fund.  The amount of the deemed distribution net of such tax is added to the shareholder’s cost basis for his or her shares.  Since it is expected that the Fund will pay tax on any retained net capital gain at its regular corporate capital gain tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gain, the amount of tax that individual shareholders are treated as having paid will exceed the amount of tax that such shareholders would be required to pay on the retained net capital gain.  A shareholder that is not subject to U.S. federal income tax or tax on long-term capital gain should be able to file a return on the appropriate form or a claim for refund that allows such shareholder to recover the taxes paid by the Fund on his or her behalf.  In the event that the Fund chooses this alternative, the Fund must provide written notice to the shareholders prior to the expiration of 60 days after the close of the relevant tax year.

Any dividend declared by the Fund in October, November, or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following year, is treated as if it had been received by the shareholders on December 31 of the year in which the dividend was declared.

An investor should consider the tax implications of buying shares just prior to a distribution (other than an exempt-interest dividend, described below).  Even if the price of the shares includes the amount of the forthcoming distribution, the shareholder generally will be taxed upon receipt of the distribution and is not entitled to offset the distribution against the tax basis in his or her shares.  In addition, an investor should be aware that, at the time he or she purchases shares of the Fund, a portion of the purchase price is often attributable to realized or unrealized appreciation in the Fund’s portfolio or undistributed taxable income of the Fund.  Subsequent distributions from such appreciation or income may be taxable to such investor even if the net asset value of the investor’s shares is, as a result of the distributions, reduced below the investor’s cost for such shares, and the distributions in reality represent a return of a portion of the purchase price.

A shareholder generally recognizes taxable gain or loss on a sale or redemption (including by exercise of the exchange privilege) of his or her shares.  The amount of the gain or loss is measured by the difference between the shareholder’s adjusted tax basis in his or her shares and the amount of the proceeds received in exchange for such shares.  Any gain or loss arising from (or, in the case of distributions in excess of earnings and profits, treated as arising from) the sale or redemption of shares generally is a capital gain or loss if such shares are held as capital assets.  This capital gain or loss normally is treated as a long-term capital gain or loss if the shareholder has held his or her shares for more than one year at the time of such sale or redemption; otherwise, it is classified as short-term capital gain or loss.  If, however, a shareholder receives a capital gain dividend with respect to any share of the Fund, and the share is sold before it has been held by the shareholder for at least six months, then any loss on the sale or exchange of the share, to the extent of the capital gain dividend, is treated as a long-term capital loss.

In addition, all or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares of the Fund are purchased (including any purchase through a reinvestment of distributions from the Fund) within 30 days before or after the disposition.  In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

In general, non-corporate shareholders currently are subject to a maximum federal income tax rate of 15% or 20% on their net long-term capital gain (the excess of net long-term capital gain over net short-term capital loss) for a taxable year (including a long-term capital gain derived from an investment in the shares) and certain qualified dividend income, depending on whether their income exceeds certain threshold amounts, while other income may be taxed at rates as high as 39.6%.  As noted above, shareholders must satisfy a holding period of more than 60 days with respect to a distribution that is otherwise eligible to be treated as a qualified dividend during the 121-day period that begins 60 days before the ex-dividend date.  Corporate taxpayers currently are subject to federal income tax on net capital gain at the maximum 35% rate also applied to ordinary income.  Tax rates imposed by states and local jurisdictions on capital gain and ordinary income may differ.  Non-corporate shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code.  Corporate shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount.

The Fund sends to each of its shareholders, as promptly as possible after the end of each calendar year, a notice detailing the amounts includible in such shareholder’s taxable income for such year as ordinary income and as long-term capital gain.  In addition, the federal tax status of each year’s distributions generally is reported to the IRS.  Distributions may also be subject to additional state, local, and foreign taxes depending on a shareholder’s particular situation.

It is expected that the Fund will be a “nonpublicly offered regulated investment company.” Very generally, pursuant to Treasury Regulations, expenses of nonpublicly offered regulated investment companies, except those specific to their status as a RIC or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules. These affected expenses (which include direct and certain indirect advisory fees) are treated as additional dividends to certain Fund shareholders (generally including individuals and entities that compute their taxable income in the same manner as an individual), and are deductible by those shareholders, subject to the 2% “floor” on miscellaneous itemized deductions and other significant limitations on itemized deductions set forth in the Code.

Dividends paid by the Fund to a non-U.S. shareholder generally are subject to U.S. withholding tax at a rate of 30% (unless the tax is reduced or eliminated by an applicable treaty).  Certain properly designated dividends paid by the Fund, however, generally are not subject to this tax, to the extent paid from net capital gains.  In addition, for Fund taxable years beginning before January 1, 2015 or a later date if extended by the U.S. Congress, a portion of the Fund’s distributions received by a non-U.S. investor may be exempt from U.S. withholding tax to the extent attributable to U.S. source interest income and short-term capital gains if such amounts are properly reported by the Fund.  It should be noted that U.S. estate taxes may apply to Fund shares held by a non-U.S. investor.  The Fund’s distributions, if any, that are attributable to gains from the sale or exchange of “U.S. real property interests,” which the Code defines to include direct holdings of U.S. real property and interests (other than as a creditor) in “U.S. real property holding corporations,” (including certain non-domestically-controlled REITs), may be taxable to non-U.S. investors and may require such investors to file U.S. income tax returns.

Effective July 1, 2014, the Fund is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends and (effective January 1, 2017) redemption proceeds and certain capital gain dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts.  Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.

The Fund may be required to withhold U.S. federal income tax currently at a rate of 28% (“backup withholding”) from all taxable distributions payable to (1) any shareholder who fails to furnish the Fund with its correct taxpayer identification number or a certificate that the shareholder is exempt from backup withholding, and (2) any shareholder with respect to whom the IRS notifies the Fund that the shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect.  An individual’s taxpayer identification number is his or her social security number.  The 28% backup withholding tax is not an additional tax and may be credited against a taxpayer’s regular federal income tax liability.

Financial Statements

The Fund’s audited financial statements for the fiscal year ended October 31, 2014, together with the notes thereto, and reports of Ernst & Young LLP, the Fund’s Independent Registered Public Accounting Firm, are incorporated by reference from the Fund’s Annual Report for the fiscal year ended October 31, 2014 into this SAI (meaning such documents are legally a part of this SAI) and are on file with the SEC.

The Fund’s Annual Report is available without charge by calling the Fund at 1-888-843-7824 or on the SEC’s website at www.sec.gov.

OTHER INFORMATION

The Hartford has granted the Fund the right to use the name “The Hartford” or “Hartford”, and has reserved the right to withdraw its consent to the use of such name by the Fund at any time, or to grant the use of such name to any other company.

CODE OF ETHICS

The Fund, the Investment Manager and the sub-adviser have each adopted a code of ethics designed to protect the interests of the Fund’s shareholders. Under each code of ethics, investment personnel are permitted to trade securities for their own account, including securities that may be purchased or held by the Fund, subject to certain restrictions. Each code of ethics has been filed with the SEC and may be viewed by the public.

PROXY VOTING POLICIES AND PROCEDURES

The Board believes that the voting of proxies with respect to securities held by the Fund is an important element of the overall investment process.  Pursuant to the Fund’s Policy Related to Proxy Voting, as approved by the Board, the Investment Manager has delegated to the sub-adviser the authority to vote all proxies relating to the Fund’s portfolio securities.  The Fund’s exercise of this delegated proxy voting authority is subject to oversight by the Investment Manager.  The sub-adviser has a duty to vote or not vote such proxies in the best interests of the Fund and its shareholders, and to avoid the influence of conflicts of interest.

The policies and procedures used by the investment manager and the sub-adviser to determine how to vote certain proxies relating to portfolio securities are described below.  In addition to a summary description of such policies and procedures, included below are descriptions of how such policies and procedures apply to various topics.  However, the following are descriptions only and more complete information should be obtained by reviewing the sub-adviser’s policies and procedures, as well as the Fund’s voting records.  For a complete copy of the sub-adviser’s proxy voting policies and procedures, as well as any separate guidelines it utilizes, please refer to www.hartfordmutualfunds.com.  Information on how the Fund voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is not yet available, but once available can be obtained (1) without charge, upon request, by calling 1-888-843-7824 and (2) on the SEC’s website at www.sec.gov.

If a security has not been restricted from securities lending and the security is on loan over a record date, the Fund’s sub-adviser may not be able to vote any proxies for that security.  For more information about the impact of lending securities on proxy voting, see “Lending Portfolio Securities.”

Wellington Management Company LLP

Global Proxy Policy and Procedures

Introduction

Wellington Management Company LLP (“Wellington Management”) has adopted and implemented policies and procedures that it believes are reasonably designed to ensure that proxies are voted in the best economic interests of clients for whom it exercises proxy-voting discretion.

Wellington Management’s Proxy Voting Guidelines (the “Guidelines”) set forth broad guidelines and positions on common proxy issues that Wellington Management uses in voting on proxies. In addition, Wellington Management also considers each proposal in the context of the issuer, industry and country or countries in which the issuer’s business is conducted. The Guidelines are not rigid rules and the merits of a particular proposal may cause Wellington Management to enter a vote that differs from the Guidelines.

Statement of Policy

As a matter of policy, Wellington Management:

1.              Votes client proxies for which clients have affirmatively delegated proxy-voting authority, in writing, unless it determines that it is in the best interest of one or more clients to refrain from voting a given proxy.

2.              Votes all proxies in the best interests of the client for whom it is voting, i.e., to maximize economic value.

3.              Identifies and resolves all material proxy-related conflicts of interest between the firm and its clients in the best interests of the client.

Responsibility and Oversight

Investor and Counterparty Services (“ICS”) monitors regulatory requirements with respect to proxy voting and works with the firm’s Legal and Compliance Group and the Corporate Governance Committee to develop practices that implement those requirements. Day-to-day administration of the proxy voting process is the responsibility of ICS, which also acts as a resource for portfolio managers and research analysts on proxy matters, as needed. The Corporate Governance Committee is responsible for oversight of the implementation of the Global Proxy Policy and Procedures, review and approval of the Guidelines and for providing advice and guidance on specific proxy votes for individual issuers.

Procedures

Use of Third-Party Voting Agent

Wellington Management uses the services of a third-party voting agent to manage the administrative aspects of proxy voting. The voting agent processes proxies for client accounts, casts votes based on the Guidelines and maintains records of proxies voted.

Receipt of Proxy

If a client requests that Wellington Management votes proxies on its behalf, the client must instruct its custodian bank to deliver all relevant voting material to Wellington Management or its voting agent.

Reconciliation

Each public security proxy received by electronic means is matched to the securities eligible to be voted and a reminder is sent to any custodian or trustee that has not forwarded the proxies as due. Although proxies received for private securities, as well as those received in non-electronic format, are voted as received, Wellington Management is not able to reconcile these proxies to holdings, nor does it notify custodians of non-receipt.

Research

In addition to proprietary investment research undertaken by Wellington Management investment professionals, ICS conducts proxy research internally, and uses the resources of a number of external sources to keep abreast of developments in corporate governance and of current practices of specific companies.

Proxy Voting

Following the reconciliation process, each proxy is compared against the Guidelines and handled as follows:

•                  Generally, issues for which explicit proxy voting guidance is provided in the Guidelines (i.e., “For”, “Against”, “Abstain”) are reviewed by ICS and voted in accordance with the Guidelines.

•                  Issues identified as “case-by-case” in the Guidelines are further reviewed by ICS.  In certain circumstances, further input is needed, so the issues are forwarded to the relevant research analyst and/or portfolio manager(s) for their input.

•                  Absent a material conflict of interest, the portfolio manager has the authority to decide the final vote.  Different portfolio managers holding the same securities may arrive at different voting conclusions for their clients’ proxies.

Wellington Management reviews regularly the voting record to ensure that proxies are voted in accordance with these Global Proxy Policy and Procedures and the Guidelines; and ensures that documentation and reports, for clients and for internal purposes, relating to the voting of proxies are promptly and properly prepared and disseminated.

Material Conflict of Interest Identification and Resolution Processes

Wellington Management’s broadly diversified client base and functional lines of responsibility serve to minimize the number of, but not prevent, material conflicts of interest it faces in voting proxies. Annually, the Corporate Governance Committee sets standards for identifying material conflicts based on client, vendor, and lender relationships, and publishes those standards to individuals involved in the proxy voting process. In addition, the

Corporate Governance Committee encourages all personnel to contact ICS about apparent conflicts of interest, even if the apparent conflict does not meet the published materiality criteria. Apparent conflicts are reviewed by designated members of the Corporate Governance Committee to determine if there is a conflict and if so whether the conflict is material.

If a proxy is identified as presenting a material conflict of interest, the matter must be reviewed by designated members of the Corporate Governance Committee, who will resolve the conflict and direct the vote. In certain circumstances, the designated members may determine that the full Corporate Governance Committee should convene.

Other Considerations

In certain instances, Wellington Management may be unable to vote or may determine not to vote a proxy on behalf of one or more clients.  While not exhaustive, the following are potential instances in which a proxy vote might not be entered.

Securities Lending

In general, Wellington Management does not know when securities have been lent out pursuant to a client’s securities lending program and are therefore unavailable to be voted. Efforts to recall loaned securities are not always effective, but, in rare circumstances, Wellington Management may recommend that a client attempt to have its custodian recall the security to permit voting of related proxies.

Share Blocking and Re-registration

Certain countries impose trading restrictions or requirements regarding re-registration of securities held in omnibus accounts in order for shareholders to vote a proxy. The potential impact of such requirements is evaluated when determining whether to vote such proxies.

Lack of Adequate Information, Untimely Receipt of Proxy Materials, or Excessive Costs

Wellington Management may abstain from voting a proxy when the proxy statement or other available information is inadequate to allow for an informed vote, when the proxy materials are not delivered in a timely fashion or when, in Wellington Management’s judgment, the costs exceed the expected benefits to clients (such as when powers of attorney or consularization are required).

Additional Information

Wellington Management maintains records related to proxies pursuant to Rule 204-2 of the Investment Advisers Act of 1940 (the “Advisers Act”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable laws.

Wellington Management provides clients with a copy of its Global Proxy Policy and Procedures, including the Guidelines, upon written request. In addition, Wellington Management will make specific client information relating to proxy voting available to a client upon reasonable written request.

January 1, 2015

Wellington Management Company LLP

Global Proxy Voting Guidelines

Introduction

Upon a client’s written request, Wellington Management Company LLP (“Wellington Management”) votes securities that are held in the client’s account in response to proxies solicited by the issuers of such securities.  Wellington Management established these Global Proxy Voting Guidelines to document positions generally taken on common proxy issues voted on behalf of clients.

These guidelines are based on Wellington Management’s fiduciary obligation to act in the best economic interest of its clients as shareholders.  Hence, Wellington Management examines and votes each proposal so that the long-term effect of the vote will ultimately increase shareholder value for our clients. Because ethical considerations can have an impact on the long-term value of assets, our voting practices are also attentive to these issues and votes will be cast against unlawful and unethical activity. Further, Wellington Management’s experience in voting proposals has shown that similar proposals often have different consequences for different companies.  Moreover, while these Global Proxy Voting Guidelines are written to apply globally, differences in local practice and law make universal application impractical.  Therefore, each proposal is evaluated on its merits, taking into account its effects on the specific company in question, and on the company within its industry.  It should be noted that the following are guidelines, and not rigid rules, and Wellington Management reserves the right in all cases to vote contrary to guidelines where doing so is judged to represent the best economic interest of its clients.

Following is a list of common proposals and the guidelines on how Wellington Management anticipates voting on these proposals. The “(SP)” after a proposal indicates that the proposal is usually presented as a Shareholder Proposal.

Voting Guidelines

Composition and Role of the Board of Directors

Election of Directors. Case-by-Case. Wellington Management believes that shareholders’ ability to elect directors annually is the most important right shareholders have. Wellington Management generally supports management nominees, but will withhold votes from any director who is demonstrated to have acted contrary to the best economic interest of shareholders. Wellington Management may also withhold votes from directors who failed to implement shareholder proposals that received majority support, implemented dead-hand or no-hand poison pills, or failed to attend at least 75% of scheduled board meetings.

Classify Board of Directors. Against. Wellington Management will also vote in favor of shareholder proposals seeking to declassify boards.

Adopt Director Tenure/Retirement Age (SP). Against.

Adopt Director & Officer Indemnification. For. Wellington Management generally supports director and officer indemnification as critical to the attraction and retention of qualified candidates to the board. Such proposals must incorporate the duty of care.

Allow Special Interest Representation to Board (SP). Against.

Require Board Independence. For. Wellington Management believes that, in the absence of a compelling counter-argument or prevailing market norms, at least 65% of a board should be comprised of independent directors, with independence defined by the local market regulatory authority.  Wellington Management’s support for this level of independence may include withholding approval for non-independent directors, as well as votes in support of shareholder proposals calling for independence.

Require Key Board Committees to be Independent. For. Key board committees are the Nominating, Audit, and Compensation Committees. Exceptions will be made, as above, in respect of local market conventions.

Require a Separation of Chair and CEO or Require a Lead Director (SP). Case-by-Case.  Wellington Management will generally support management proposals to separate the Chair and CEO or establish a lead Director.

Approve Directors’ Fees. For.

Approve Bonuses for Retiring Directors. Case-by-Case.

Elect Supervisory Board/Corporate Assembly. For.

Elect/Establish Board Committee. For.

Adopt Shareholder Access/Majority Vote on Election of Directors (SP). Case-by-Case. Wellington Management believes that the election of directors by a majority of votes cast is the appropriate standard for companies to adopt and therefore generally will support those proposals that seek to adopt such a standard. Wellington Management’s support for such proposals will extend typically to situations where the relevant company has an existing resignation policy in place for directors that receive a majority of “withhold” votes. Wellington Management believes that it is important for majority voting to be defined within the company’s charter and not simply within the company’s corporate governance policy. Generally Wellington Management will not support proposals that fail to provide for the exceptional use of a plurality standard in the case of contested elections. Further, Wellington Management will not support proposals that seek to adopt a majority of votes outstanding (i.e., total votes eligible to be cast as opposed to actually cast) standard.

Management Compensation

Adopt/Amend Stock Option Plans. Case-by-Case.

Adopt/Amend Employee Stock Purchase Plans. For.

Approve/Amend Bonus Plans. Case-by-Case.

In the US, Bonus Plans are customarily presented for shareholder approval pursuant to Section 162(m) of the Omnibus Budget Reconciliation Act of 1992 (“OBRA”). OBRA stipulates that certain forms of compensation are not tax-deductible unless approved by shareholders and subject to performance criteria. Because OBRA does not prevent the payment of subject compensation, Wellington Management generally votes “for” these proposals. Nevertheless, occasionally these proposals are presented in a bundled form seeking 162 (m) approval and approval of a stock option plan. In such cases, failure of the proposal prevents the awards from being granted. Wellington Management will vote against these proposals where the grant portion of the proposal fails its guidelines for the evaluation of stock option plans.

Approve Remuneration Policy. Case-by-Case.

To approve compensation packages for named executive Officers: Case-by-case.

To determine whether the compensation vote will occur every 1, 2, or 3 years: 1 Year

Exchange Underwater Options. Case-by-Case.

Wellington Management may support value-neutral exchanges in which senior management is ineligible to participate.

Eliminate or Limit Severance Agreements (Golden Parachutes). Case-by-Case. Wellington Management will oppose excessively generous arrangements, but may support agreements structured to encourage management to negotiate in shareholders’ best economic interest.

To approve golden parachute arrangements in connection with certain corporate transactions: Case-by-Case

Shareholder Approval of Future Severance Agreements Covering Senior Executives (SP). Case-by-Case. Wellington Management believes that severance arrangements require special scrutiny, and is generally supportive of proposals that call for shareholder ratification thereof. But, Wellington Management is also mindful of the board’s need for flexibility in recruitment and retention and will therefore oppose limitations on board compensation policy where respect for industry practice and reasonable overall levels of compensation have been demonstrated.

Expense Future Stock Options (SP). For.

Shareholder Approval of All Stock Option Plans (SP). For.

Disclose All Executive Compensation (SP). For.

Reporting of Results

Approve Financial Statements. For.

Set Dividends and Allocate Profits. For.

Limit Non-Audit Services Provided by Auditors (SP). Case-by-Case. Wellington Management follows the guidelines established by the Public Company Accounting Oversight Board regarding permissible levels of non-audit fees payable to auditors.

Ratify Selection of Auditors and Set Their Fees. Case-by-Case. Wellington Management will generally support management’s choice of auditors, unless the auditors have demonstrated failure to act in shareholders’ best economic interest.

Elect Statutory Auditors. Case-by-Case.

Shareholder Approval of Auditors (SP). For.

Shareholder Voting Rights

Adopt Cumulative Voting (SP). Against.

Wellington Management is likely to support cumulative voting proposals at “controlled” companies (i.e., companies with a single majority shareholder), or at companies with two-tiered voting rights.

Shareholder Rights Plans. Case-by-Case.

Also known as Poison Pills, these plans can enable boards of directors to negotiate higher takeover prices on behalf of shareholders. However, these plans also may be misused to entrench management. The following criteria are used to evaluate both management and shareholder proposals regarding shareholder rights plans. We generally support plans that include:

•                                          Shareholder approval requirement

•                                          Sunset provision

•                                          Permitted bid feature (i.e., bids that are made for all shares and demonstrate evidence of financing must be submitted to a shareholder vote).

Because boards generally have the authority to adopt shareholder rights plans without shareholder approval, Wellington Management is equally vigilant in its assessment of requests for authorization of blank check preferred shares (see below).

Authorize Blank Check Preferred Stock. Case-by-Case.

Wellington Management may support authorization requests that specifically proscribe the use of such shares for anti-takeover purposes.

Eliminate Right to Call a Special Meeting. Against.

Establish Right to Call a Special Meeting or Lower Ownership Threshold to Call a Special Meeting (SP).  Case-by-Case.

Increase Supermajority Vote Requirement. Against.

Wellington Management likely will support shareholder and management proposals to remove existing supermajority vote requirements.

Adopt Anti-Greenmail Provision. For.

Adopt Confidential Voting (SP). Case-by-Case.

Wellington Management requires such proposals to include a provision to suspend confidential voting during contested elections so that management is not subject to constraints that do not apply to dissidents.

Remove Right to Act by Written Consent. Against.

Capital Structure

Increase Authorized Common Stock. Case-by-Case.

Wellington Management generally supports requests for increases up to 100% of the shares currently authorized. Exceptions will be made when the company has clearly articulated a reasonable need for a greater increase. Conversely, at companies trading in less liquid markets, Wellington Management may impose a lower threshold.

Approve Merger or Acquisition. Case-by-Case.

Approve Technical Amendments to Charter. Case-by-Case.

Opt Out of State Takeover Statutes. For.

Authorize Share Repurchase. For.

Authorize Trade in Company Stock. For.

Approve Stock Splits. Case-by-Case.

Wellington Management approves stock splits and reverse stock splits that preserve the level of authorized, but unissued shares.

Approve Recapitalization/Restructuring. Case-by-Case.

Issue Stock with or without Preemptive Rights. Case-by-Case.

Issue Debt Instruments. Case-by-Case.

Environmental and Social Issues

Wellington Management expect portfolio companies to comply with applicable laws and regulations with regards to environmental and social standards.  Wellington Management evaluates shareholder proposals related to environmental and social issues on a case-by-case basis.

Disclose Political and PAC Gifts (SP). Case-by-Case.

Report on Sustainability (SP). Case-by-Case.

Miscellaneous

Approve Other Business. Against.

Approve Reincorporation. Case-by-Case.

Approve Third-Party Transactions. Case-by-Case.

Dated: March 8, 2012

APPENDIX A

The credit rating information which follows describes how the credit rating services mentioned presently rate the described securities or loans. No reliance is made upon the credit rating firms as “experts” as that term is defined for securities purposes. Rather, reliance on this information is on the basis that such ratings have become generally accepted in the investment business.

In the case of “split-rated” securities or loans (i.e., securities or loans assigned non-equivalent credit quality ratings, such as Baa by Moody’s but BB by S&P or Ba by Moody’s and BB by S&P but B by Fitch), the Sub-Adviser will determine whether a particular security or loan is considered investment grade or below-investment grade for each of the Fund’s portfolios as follows: (a) if all three credit rating agencies have rated a security or loan the median credit rating is used for this determination and (b) if only two credit rating agencies have rated a security, the lower (e.g., most conservative) credit rating is used.  In the case of intermediate ratings, they are included in the category of the primary rating.  For example, BBB- and BBB+ are included in BBB and Baa includes Baa1, Baa2 and Baa3.

LONG-TERM CREDIT RATINGS

MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”)

Aaa — Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa — Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A — Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa — Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba — Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B — Obligations rated B are considered speculative and are subject to high credit risk.

Caa — Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca — Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C — Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

STANDARD & POOR’S RATINGS SERVICES (“STANDARD & POOR’S”)

AAA — An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA — An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A — An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB — An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, C — Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB — An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B — An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC — An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC — An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but Standard & Poor’s expects default to be a virtual certainty, regardless of the anticipated time to default.

C — An obligation rated ‘C’ is currently highly vulnerable to nonpayment,and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D — An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Plus (+) or minus (-)

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR — This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

SHORT-TERM CREDIT RATINGS

MOODY’S

•                  P-1 - Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations

•                  P-2 - Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations

•                  P-3 - Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

•                  NP - Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

STANDARD & POOR’S

A-1 — A short-term obligation rated “A–1” is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments is extremely strong.

A-2 — A short-term obligation rated “A–2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3 — A short-term obligation rated “A–3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B — A short-term obligation rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

C — A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D — A short-term obligation rated “D” is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within any stated grace period. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

NR — An issuer designated NR is not rated.

RATING OF MUNICIPAL OBLIGATIONS

STANDARD & POOR’S - MUNICIPAL NOTES.

A Standard & Poor’s municipal note rating reflects Standard & Poor’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, Standard & Poor’s analysis will review the following considerations: (1)

Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and (2) Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note..

Note rating symbols are as follows:

SP-1 - Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2 - Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 - Speculative capacity to pay principal and interest.

MOODY’S.

SHORT-TERM OBLIGATIONS RATINGS

There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels — MIG 1 through MIG 3. In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade. MIG ratings expire at the maturity of the obligation.

MIG 1. This designation denotes superior quality.

Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2. This designation denotes strong credit quality. Margins of protection, are ample although not so large as in the preceding group.

MIG 3. This designation denotes acceptable credit quality. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

SG. This designation denotes speculative-grade quality. Debt instruments in this category may lack sufficient margins of protection.

DEMAND OBLIGATION RATINGS

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating.

When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1.

VMIG rating expirations are a function of each issue’s specific structural or credit features.

VMIG 1. This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

VMIG 2. This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3. This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG. This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

DUAL RATINGS

STANDARD & POOR’S

Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

INTERNATIONAL LONG-TERM CREDIT RATINGS

FITCH, INC.

The following ratings scale applies to foreign currency and local currency ratings.

INVESTMENT GRADE

AAA

Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA

Very high credit quality. ‘AA ratings denote a very low expectation of credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A

High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB

Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB

Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

B

Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC

Substantial credit risk. Default is a real possibility.

CC

Very high levels of credit risk. Default of some kind appears probable.

 C

Exceptionally high levels of credit risk. Default is imminent or inevitable, or the issuer is in standstill. Conditions that are indicative of a ‘C’ category rating for an issuer include:

•                  a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

•                  b. the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or

•                  c. Fitch Ratings otherwise believes a condition of ‘RD’ or ‘D’ to be imminent or inevitable, including through the formal announcement of a distressed debt exchange.

RD

Restricted default. ‘RD’ ratings indicate an issuer that in Fitch Ratings’ opinion has experienced an uncured payment default on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and which has not otherwise ceased operating. This would include:

•                  a. the selective payment default on a specific class or currency of debt;

•                  b. the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

•                  c. the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or

•                  d. execution of a distressed debt exchange on one or more material financial obligations.

D

Default. ‘D’ ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

“Imminent” default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ Long-Term IDR category, or to Long-Term IDR categories below ‘B’.

INTERNATIONAL SHORT-TERM CREDIT RATINGS

FITCH, INC.

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1

Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2

Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3

Fair short-term credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

B

Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near-term adverse changes in financial and economic conditions.

C

High short-term default risk. Default is a real possibility.

RD

Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D

Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

PART C

OTHER INFORMATION

Item 28.     Exhibits

a.(i)	Certificate of Trust dated June 7, 2011 (incorporated by reference to Initial Registration Statement on Form N-1A (File No. 811-22610) filed on September 30, 2011)

a.(ii)	Agreement and Declaration of Trust dated June 8, 2011 (incorporated by reference to Initial Registration Statement on Form N-1A (File No. 811-22610) filed on September 30, 2011)

b.	Amended and Restated By-Laws (filed herewith)

c.	Not Applicable

d.(i)

Form of Investment Management Agreement with Hartford Funds Management Company, LLC dated January 1, 2013 (incorporated by reference to Amendment No. 4 to Registration Statement on Form N-1A (File No. 811-22610) filed on February 28, 2014)

d.(ii)

Form of Investment Sub-Advisory Agreement with Wellington Management Company LLP dated January 1, 2013 (incorporated by reference to Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-22610) filed on February 28, 2013)

d.(ii).a	Novation Agreement dated December 4, 2014 (filed herewith)

e.	Amended and Restated Principal Underwriting Agreement, amended August 7, 2013 (filed herewith)

f.	Not Applicable

g.(i)

Master Custodian Contract with JP Morgan Chase Bank, N.A.(incorporated by reference to Exhibit (g) of The Hartford Mutual Fund, Inc.’s Post-Effective Amendment No. 116 to Registration Statement on Form N-1A (File No. 333-02381) filed on February 28, 2013)

g.(ii)	Custodian Agreement with State Street Bank and Trust Company dated December 31, 2014 (filed herewith)

h.(i)	Transfer Agency and Service Agreement dated December 1, 2014 (filed herewith)

h.(ii)	Fund Accounting Agreement dated December 31, 2014 (filed herewith)

i.	Not Applicable

j.	Consent of Independent Registered Public Accounting Firm (filed herewith)

k.	Not Applicable

l.	Not Applicable

m.	Not Applicable

n.	Not Applicable

o.	Not Applicable

p.(i)	Code of Ethics of Hartford Funds Management Company, LLC, Hartford Funds Distributors, LLC and The Hartford-Sponsored Mutual Funds (filed herewith)

p.(ii)

Code of Ethics of Wellington Management Company LLP (incorporated by reference to Exhibit p.(ii) of The Hartford Mutual Fund, Inc.’s Post-Effective Amendment No. 121 to Registration Statement on Form N-1A (File No. 333-02381) filed on December 19, 2013)

q.	Power of Attorney dated February 4, 2015 (filed herewith)

Item 29. Persons Controlled by or Under Common Control with Registrant

As of January 31, 2015, any persons directly or indirectly under common control with The Hartford Alternative Strategies Fund are affiliates of, and are controlled by, The Hartford Financial Services Group, Inc., a Delaware corporation.  Information about all such persons is incorporated herein by reference to the Form 10-K of The Hartford Financial Services Group, Inc. filed on February 28, 2014.

Item 30.  Indemnification

Reference is made to the subsections of Article IX of the Agreement and Declaration of Trust (“Declaration”) for the Registrant (also, the “Trust”).  All section references below are to those contained in the Declaration.

Indemnification and Advancement of Expenses. Subject to the exceptions and limitations contained in this Section 9.5, every person who is, or has been, a Trustee, officer, or employee of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”), shall be indemnified by the Trust or the applicable Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.  No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by applicable federal law.  The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person.  Subject to applicable federal law, expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 9.5 shall be advanced by the Trust or the applicable Series prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 9.5.  To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.  As used in this Section 9.5, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, demands, actions, suits, investigations, regulatory inquiries, proceedings or any other occurrence of a similar nature, whether actual or threatened and whether civil, criminal, administrative or other, including appeals, and the words “liability” and “expenses” shall include without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

Further Indemnification.  Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the

Trust from entering into any contract to provide indemnification to any Covered Person or other Person.  Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities pursuant to Section 4.2 hereof or a merger or consolidation pursuant to Section 10.2 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article IX.

Amendments and Modifications.  Without limiting the provisions of Section 11.1(b) hereof, in no event will any amendment, modification or change to the provisions of this Declaration or the By-Laws adversely affect in any manner the rights of any Covered Person to (a) indemnification under Section 9.5 hereof in connection with any proceeding in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee, officer or employee of the Trust or (b) any insurance payments under policies maintained by the Trust, in either case with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such amendment, modification or change to this Declaration or the By-Laws.

The Registrant’s various agreements with its service providers provide for indemnification.

Item 31.  Business and Other Connections of Investment Adviser

Hartford Funds Management Company, LLC (“HFMC”) serves as investment adviser to the Fund.

Name	Position with Hartford Funds Management Company, LLC (1)	Other Business

James E. Davey	Senior Managing Director, Chairman of the Board and Manager

Executive Vice President of The Hartford Financial Services Group, Inc. (2) (“The Hartford”) and Hartford Life Insurance Company (3) (“HLIC”); Senior Managing Director, Chairman of the Board and Manager of Hartford Funds Distributors, LLC (4) (“HFD”); President, Senior Managing Director, Director and Chairman of the Board of Hartford Administrative Services Company (5) (“HASCO”) and Director, Chairman and Senior Managing Director of the Hartford Funds Management Group, Inc. (6) (“HFMG”)

Walter F. Garger	Secretary, Managing Director and General Counsel	Secretary, Managing Director and General Counsel of HFD, HASCO and HFMG
Vernon J. Meyer	Chief Investment Officer and Managing Director	Senior Vice President of HLIC; and Managing Director of HFMG
Robert W. Paiano	Senior Vice President and Treasurer

Senior Vice President, Treasurer, Committee Member and Director of HLIC; Senior Vice President and Treasurer of Hartford Life, Inc. (7) (“HLI”), The Hartford, HASCO and HFD; and Treasurer of Hartford Investment Management Company (8) (“HIMCO”) and HFMG

Gregory A. Frost	Managing Director, Chief Financial Officer and Manager	Director, Managing Director and Chief Financial Officer of HASCO; Chief Financial Officer/FINOP, Manager, Managing Director of HFD; and Managing Director and Chief Financial Officer of HFMG
Edward P. Macdonald	Executive Vice President, Assistant Secretary, and Deputy General Counsel	Vice President of HLIC; Executive Vice President, Assistant Secretary and Deputy General Counsel of HFD and HASCO; and Deputy General Counsel, Executive Vice President and Assistant Secretary of HFMG
Joseph G. Melcher	Executive Vice President and Chief	Executive Vice President of HFD, HASCO and HFMG

Compliance Officer
Anita Mushell	Vice President	Vice President of HFMG
Shannon O’Neill	Vice President and Controller	Vice President and Controller of HFD, HASCO and HFMG
Michael J. Fixer	Assistant Vice President and Assistant Treasurer	Assistant Treasurer and Assistant Vice President of HLIC, HASCO, HFD, HLI, The Hartford and HFMG; and Assistant Treasurer of HIMCO
Kathleen E. Jorens	Assistant Treasurer and Vice President	Assistant Treasurer and Vice President of HLIC, HASCO, HFD, HLI and The Hartford; Assistant Treasurer of HIMCO; and Vice President and Assistant Secretary of HFMG
Sarah J. Harding	Assistant Secretary	Assistant Secretary of HLIC, HLI, HASCO, HFD, HIMCO and HFMG
Terence Shields	Assistant Secretary	Assistant Vice President and Assistant Secretary of HLIC; Assistant Secretary of HFD, HFMG and HLI; and Assistant Vice President and Assistant Secretary of The Hartford
Audrey E. Hayden	Assistant Secretary	Assistant Secretary of HASCO, HFD, HFMG, HLIC, HIMCO and HLI
Linda M. Stachelek	Assistant Secretary	Assistant Secretary of HASCO, HFD, HFMG, HLIC, HIMCO and HLI
William J. Dougherty	Vice President	Vice President of HFMG
Michael R. Chesman	Senior Vice President and Director of Taxes	Director of Taxes and Senior Vice President of HASCO, HFD, HFMG, The Hartford, HLIC, HIMCO and HLI
Monica A. Boone	Assistant Secretary	Assistant Secretary of HLIC, HIMCO, HFMG, HFMC and HLI
Keith R. Percy	Vice President	Vice President of HFD, HFMC, HFMG and HIMCO

(1)	The principal business address for HFMC is 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087.
(2)	The principal business address for The Hartford is One Hartford Plaza, Hartford, CT 06155.
(3)	The principal business address for HLIC is 200 Hopmeadow Street, Simsbury, CT 06089.
(4)	The principal business address for HFD is 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087.
(5)	The principal business address for HASCO is 500 Bielenberg Drive, Woodbury, MN 55125.
(6)	The principal business address for HFMG is 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087.
(7)	The principal business address for HLI is 200 Hopmeadow Street, Simsbury, CT 06089.
(8)	The principal business address for HIMCO is One Hartford Plaza, Hartford, CT 06155.

Wellington Management Company LLP (“Wellington Management”) serves as sub-adviser to the Fund. The executive officers of Wellington Management are listed in the investment adviser registration on Form ADV for Wellington Management (File No. 801-15908) and are hereby incorporated herein by reference thereto. The business and other connections of a substantial nature of each executive officer are given below.

Name	Title
John F. Averill	Senior Managing Director, Wellington Management Company LLP Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
John E. Butler

Senior Managing Director, Wellington Management International Ltd Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Director, Wellington Management International Ltd

Nicolas M. Choumenkovitch	Senior Managing Director, Wellington Management Company LLP Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Cynthia M. Clarke

Senior Managing Director and General Counsel, Wellington Management Company LLP
Director, Wellington Management Hong Kong Ltd
Director, Wellington Holdings, Inc.
Director, Wellington Management Japan Pte Ltd
Director, Wellington Management Australia Pty Ltd
Director, Wellington Management Advisers, Inc.
Director, Wellington Management Singapore Pte Ltd
Director, Wellington Management International Ltd

Cheryl M. Duckworth	Head of Wellington Management Singapore Ptd Ltd Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Jean M. Hynes

Senior Managing Director, Wellington Management Company LLP Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Director, Wellington Management, Ltd.
Director, Wellington Management International Ltd

Donald J. Kilbride	Senior Managing Director, Wellington Management Company LLP Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Ian R. Link	Senior Managing Director, Wellington Management International Ltd Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Nancy M. Morris	Managing Director and Chief Compliance Officer, Wellington Management Company LLP
Phillip H. Perelmuter

Head of Wellington Management International Ltd
Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Director, Wellington Management International Ltd
Director, Wellington Management, Ltd.

Edward J. Steinborn

Senior Managing Director and Chief Financial Officer, Wellington Management Company LLP
Director, Wellington Holdings, Inc.
Director, Wellington Management Advisers, Inc.
Chair, Wellington Management International Ltd
Director, Wellington Management Investment, Inc.
Manager, Wellington Management Switzerland GmbH
Controller/Head Cashier, Wellington Trust Company, NA

Brendan J. Swords

Chairman and Chief Executive Officer, Wellington Management Company LLP and Wellington Management Group LLP
Executive Committee Member, Wellington Management Group LLP and Wellington Group Holdings LLP
Director, Wellington Management, Ltd.
Director, Wellington Trust Company, NA

Item 32.              Principal Underwriters

Hartford Funds Distributors, LLC (“HFD”) is an indirect subsidiary of The Hartford Financial Services Group, Inc.  HFD is also the principal underwriter for The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc.

The directors and principal officers of HFD and their position with the Registrant are as follows:

Name and Principal Business Address*	Positions and Offices with Underwriter	Position and Offices with Registrant
James E. Davey	Senior Managing Director, Manager and Chairman of the Board	Director, President and Chief Executive Officer
John A. McLean	President and Chief Executive Officer	None
Keraya S. Jefferson	Chief Compliance Officer	None
Walter F. Garger	Managing Director, General Counsel and Secretary	None
Edward P. Macdonald	Executive Vice President, Deputy General Counsel and Assistant Secretary	Vice President, Chief Legal Officer and Secretary
Martin A. Swanson	Chief Marketing Officer, Principal and Managing Director	None
Robert W. Paiano***	Senior Vice President and Treasurer	None
Gregory A. Frost	Manager, Chief Financial Officer/FINOP and Managing Director	None
Michael R. Dressen**	AML Officer	AML Compliance Officer
Kathleen E. Jorens***	Vice President and Assistant Treasurer	None
Michael J. Fixer***	Assistant Treasurer and Assistant Vice President	None
Laura S. Quade**	Vice President	Vice President
Terence Shields***	Assistant Secretary	None
Sarah Harding***	Assistant Secretary	None
Joseph G. Melcher	Executive Vice President	Vice President and Chief Compliance Officer
Shannon O’Neill	Vice President and Controller	None
Audrey E. Hayden***	Assistant Secretary	None
Linda M. Stachelek***	Assistant Secretary	None
Michael R. Chesman***	Senior Vice President and Director of Taxes	None
Monica A. Boone	Assistant Secretary	None
Keith R. Percy	Vice President	None

*	Unless otherwise indicated, principal business address is 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087.
**	Principal business address is 500 Bielenberg Drive, Woodbury, MN 55125.
***	Principal business address is One Hartford Plaza, Hartford, CT 06115.

Item 33.  Location of Accounts and Records

Books or other documents required to be maintained by the Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are maintained by the Registrant’s custodian, sub-administrator, and fund accounting agent, State Street Bank and Trust Company,  One Lincoln Street, Boston, Massachusetts, 02111,  the Registrant’s transfer agent, Hartford Administrative Services Company, 500 Bielenberg Drive, Woodbury, MN 55125 and 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087, and sub-transfer agent BFDS, One Lincoln Street, Boston Massachusetts, 02111.  Registrant’s financial ledgers and other corporate records are maintained at its offices at 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087.

Item 34.  Management Services

Not Applicable

Item 35.  Undertakings

Not Applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Radnor, Commonwealth of Pennsylvania, on the 27th day of February 2015.

THE HARTFORD ALTERNATIVE STRATEGIES FUND

By:	/s/ James E. Davey
James E. Davey
President

Exhibit Index

Exhibit No.	Description
b.	Amended and Restated By-Laws

d.(ii).a	Novation Agreement

e.	Amended and Restated Principal Underwriting Agreement

g.(ii)	Custodian Agreement

h.(i)	Transfer Agency and Service Agreement

h.(ii)	Fund Accounting Agreement

j.	Consent of Independent Registered Public Accounting Firm

p.(i)	Code of Ethics of Hartford Funds Management Company, LLC, Hartford Funds Distributors, LLC (formerly known as Hartford Investment Financial Services, LLC) and The Hartford-Sponsored Mutual Funds

q.	Power of Attorney